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                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                           ----------------------------

                                      FORM 10

                   GENERAL REPORT FOR REGISTRATION OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12 (G) OF THE
                          SECURITIES EXCHANGE ACT OF 1934

                           ----------------------------

                                PRACTICEWORKS, INC.
              (Exact name of registrant as specified in its charter)

                    DELAWARE                                         52-2259090
        (State or other jurisdiction of                           (I.R.S. Employer
         incorporation or organization)                         Identification No.)

                               1765 THE EXCHANGE
                                   SUITE 500
                             ATLANTA, GEORGIA 30339
              (Address of principal executive offices -- zip code)

                                 (770) 850-5006
              (Registrant's telephone number, including area code)

                           -------------------------

          Securities registered pursuant to section 12(b) of the Act:

                                                              NAME OF EACH EXCHANGE ON
              TITLE OF EACH CLASS                                 WHICH REGISTERED
------------------------------------------------  ------------------------------------------------
         Common Stock, $0.01 par value                         Nasdaq National Market

        Securities registered pursuant to Section 12(g) of the Act: None

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

     This Registration Statement has been prepared on a prospective basis on the assumption that, among other things, the distribution (as defined in the information statement which is a part of this Registration Statement) and the related transactions contemplated to occur prior to or contemporaneously with the distribution will be consummated as contemplated by the information statement. There can be no assurance, however, that any or all of such transactions will occur or will occur as so contemplated. Any significant modifications or variations in the transactions contemplated will be reflected in an amendment or supplement to this Registration Statement.

                                CROSS REFERENCE

                              PRACTICEWORKS, INC.

I. INFORMATION INCLUDED IN INFORMATION STATEMENT AND INCORPORATED IN FORM 10 BY REFERENCE

    CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

ITEM
NO.                   ITEM CAPTION                      LOCATION IN INFORMATION STATEMENT
----                  ------------                      ---------------------------------
  1    Business..................................  "SUMMARY;" "MANAGEMENT'S DISCUSSION AND
                                                   ANALYSIS OF FINANCIAL CONDITION AND RESULTS
                                                   OF OPERATIONS;" and "BUSINESS."
  2    Financial Information.....................  "SUMMARY -- SUMMARY HISTORICAL AND PRO
                                                   FORMA FINANCIAL DATA;" "PRACTICEWORKS (A
                                                   DIVISION OF INFOCURE CORPORATION)
                                                   HISTORICAL CAPITALIZATION;" "PRACTICEWORKS
                                                   (A DIVISION OF INFOCURE CORPORATION)
                                                   SELECTED FINANCIAL DATA;" "MANAGEMENT'S
                                                   DISCUSSION AND ANALYSIS OF FINANCIAL
                                                   CONDITION AND RESULTS OF OPERATIONS;"
                                                   "PRACTICEWORKS (A DIVISION OF INFOCURE
                                                   CORPORATION) HISTORICAL FINANCIAL
                                                   STATEMENTS;" and "PRACTICEWORKS (A DIVISION
                                                   OF INFOCURE CORPORATION) PRO FORMA
                                                   FINANCIAL STATEMENTS."
  3    Properties................................  "BUSINESS -- Facilities."
  4    Security Ownership of Certain Beneficial
       Owners and Management.....................  "BENEFICIAL OWNERSHIP OF COMMON STOCK."
  5    Directors and Executive Officers..........  "MANAGEMENT."
  6    Executive Compensation....................  "MANAGEMENT."
  7    Certain Relationships and Related
       Transactions..............................  "SUMMARY;" "THE DISTRIBUTION --
                                                   Relationship Between InfoCure And
                                                   PracticeWorks Following the Distribution."
  8    Legal Proceedings.........................  "BUSINESS -- Legal Proceedings."
  9    Market Price of and Dividends on the
       Registrant's Common Equity and Related
       Stockholder Matters.......................  "SUMMARY;" "THE DISTRIBUTION --
                                                   Listing and Trading of the PracticeWorks
                                                   Common Stock" and "DIVIDEND POLICIES."
 11    Description of Registrant's Securities to
       be Registered.............................  "DESCRIPTION OF CAPITAL STOCK."

ITEM
NO.                   ITEM CAPTION                      LOCATION IN INFORMATION STATEMENT
----                  ------------                      ---------------------------------
 12    Indemnification of Officers and
       Directors.................................  "LIABILITY AND INDEMNIFICATION OF DIRECTORS
                                                   AND OFFICERS."
 13    Financial Statements and Supplementary
       Data......................................  "SUMMARY;" "PRACTICEWORKS (A DIVISION OF
                                                   INFOCURE CORPORATION) SELECTED FINANCIAL
                                                   DATA;" "PRACTICEWORKS (A DIVISION OF
                                                   INFOCURE CORPORATION) HISTORICAL FINANCIAL
                                                   STATEMENTS;" and "PRACTICEWORKS (A DIVISION
                                                   OF INFOCURE CORPORATION) PRO FORMA
                                                   FINANCIAL STATEMENTS."

II. INFORMATION NOT INCLUDED IN INFORMATION STATEMENT

    Item 10. Recent Sales of Unregistered Securities.

    None.

    Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

    None.

    Item 15. Financial Statements and Exhibits.

    (a) List of Financial Statements. The following financial statements are included in the Information Statement:

        PRACTICEWORKS (A DIVISION OF INFOCURE CORPORATION) HISTORICAL FINANCIAL
        STATEMENTS:

        Report of Independent Certified Public Accountants.

        Balance sheets as of December 31, 1999 and 1998.

        Statements of operations for the years ended December 31, 1999 and 1998 and the eleven months ended December 31, 1997.

        Statements of changes in divisional equity for the years ended December 31, 1999 and 1998 and the eleven months ended December 31, 1997.

        Statements of cash flows for the years ended December 31, 1999 and 1998 and the eleven months ended December 31, 1997.

        Notes to financial statements

        Balance sheets as of June 30, 2000 (unaudited) and December 31, 1999.

        Statements of operations (unaudited) for the three months and six months ended June 30, 2000 and 1999.

        Statements of cash flows (unaudited) for the six months ended June 30, 2000 and 1999.

        Notes to interim financial statements (unaudited)

        PRACTICEWORKS (A DIVISION OF INFOCURE CORPORATION) PRO FORMA FINANCIAL
        STATEMENTS:

        Introduction to unaudited pro forma condensed combined financial statements

        Unaudited pro forma condensed combined balance sheet as of June 30, 2000.

        Unaudited pro forma condensed combined statement of operations for the year ended December 31, 1999.

        Unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2000.

        Notes to unaudited pro forma condensed combined financial statements

        MEDICAL DYNAMICS, INC. AND SUBSIDIARIES HISTORICAL FINANCIAL STATEMENTS:

        Independent Auditor's Report

        Consolidated balance sheet as of September 30, 1999

        Consolidated statements of operations for the fiscal years ended September 30, 1999 and 1998

        Consolidated statements of stockholders' equity for the fiscal years ended September 30, 1999 and 1998

        Consolidated statements of cash flows for the fiscal years ended September 30, 1999 and 1998

        Notes to consolidated financial statements

        Consolidated balance sheets as of June 30, 2000 (unaudited) and September 30, 1999

        Unaudited consolidated statements of operations for the three and nine months ended June 30, 2000 and 1999

        Unaudited consolidated statements of cash flows for the nine months ended June 30, 2000 and 1999

        Notes to unaudited consolidated financial statements

     (b) Exhibits. The following documents are filed as exhibits hereto:


  EXHIBIT
    NO.
  -------
    2.1*    --   Form of Distribution Agreement.
    3.1     --   Certificate of Incorporation of PracticeWorks, Inc.
    3.2     --   Form of By-Laws of PracticeWorks, Inc.
    4.1*    --   Form of certificate representing PracticeWorks
                 common stock.
   10.1*    --   Form of Tax Disaffiliation Agreement.
   10.2*    --   Form of Transition Services Agreement.
   10.3*    --   Form of Distribution Agreement (filed as Exhibit
                 2.1).
   10.4*    --   Form of Employee Benefits Compensation and
                 Allocation Agreement.
   10.5*    --   Form of Intellectual Property License Agreement.
   10.6*    --   Form of Stock Incentive Plan.
   10.7*    --   Form of Indemnification Agreement.
   10.8*    --   Form of Executive Officer Employment Agreements.
   21.1*    --   List of Subsidiaries.
   23.1     --   Consent of BDO Seidman, LLP.
   23.2     --   Consent of Hein + Associates LLP.
   27.1     --   Financial Data Schedule for December 31, 1999 (for
                 SEC purposes only).
   27.2     --   Financial Data Schedule for June 30, 2000 (for SEC
                 purposes only).


-------------------------

* To be filed by amendment.

                        SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of Section 12 of the Securities Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 22, 2000.

                                          PRACTICEWORKS, INC.

                                          By:       /s/ JAMES K. PRICE
                                             -----------------------------------
                                                       James K. Price
                                                   Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints James K. Price and James A. Cochran and each of them, his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1934, this Registration Statement has been signed by the following persons in the capacities indicated on August 22, 2000.

              SIGNATURE                                   TITLE
              ---------                                   -----
        /s/ RICHARD E. PERLMAN            Chairman of the Board and Director
--------------------------------------
          Richard E. Perlman

          /s/ JAMES K. PRICE              Chief Executive Officer, President and
--------------------------------------      Director (Principal Executive
            James K. Price                  Officer)

         /s/ JAMES A. COCHRAN             Senior Vice President and Chief
--------------------------------------      Financial Officer (Principal
           James A. Cochran                 Financial Officer)

                             [INFOCURE LETTERHEAD]

                                                                          , 2000

Dear Fellow Stockholder:

     I am pleased to inform you that the Board of Directors of InfoCure Corporation has approved a pro rata distribution to InfoCure stockholders of all of the outstanding shares of common stock of PracticeWorks, Inc., a leading information management technology provider to dentists, orthodontists and oral and maxillofacial surgeons. PracticeWorks is currently an indirect, wholly owned subsidiary of InfoCure.

     The distribution will take place on           , 2000. Each InfoCure
stockholder as of           , 2000 will receive                shares of
PracticeWorks common stock for every share of InfoCure common stock held on that date. No fractional shares of PracticeWorks common stock will be issued. If you otherwise would be entitled to a fractional share, you will receive a check for the cash value of the fractional share interest. We will apply to list the PracticeWorks common stock you are receiving on the Nasdaq Stock Market's National Market under the symbol "PWKS."

     We believe that the distribution will meaningfully enhance value for InfoCure stockholders and will give PracticeWorks the financial and operational flexibility to take advantage of significant growth opportunities in the information management technology business for the dental, orthodontic and oral and maxillofacial surgery markets. We believe that separating the two companies will enhance the ability of each of PracticeWorks and InfoCure to focus on strategic initiatives and new business opportunities and to design equity-based compensation programs targeted to its own performance. In addition, we expect that the transition to an independent company will heighten PracticeWorks' management's focus, provide PracticeWorks with greater access to capital, and allow PracticeWorks to better pursue strategic relationships and acquisitions.

     The enclosed information statement describes the distribution and provides important financial and other information about PracticeWorks. Please read it carefully.

     You do not have to take any action to receive your shares of PracticeWorks common stock. You will not be required to pay anything or to surrender your shares of InfoCure common stock. Account statements reflecting your ownership of PracticeWorks common stock will be mailed to record holders of InfoCure common
stock shortly after           , 2000. If you are not a record holder of InfoCure
common stock, your shares of PracticeWorks common stock should be credited to
your account with your stockbroker or nominee on or about           , 2000.
Following the distribution, you may also request physical stock certificates if you wish. Information for making that request will be furnished with your account statement.

                                          Sincerely,

                                          Frederick L. Fine
                                          Chief Executive Officer and President

                           [PRACTICEWORKS LETTERHEAD]
                                                                          , 2000

Dear Stockholder:

     We are very pleased that you will soon be a stockholder of PracticeWorks, Inc. PracticeWorks is a leading information management technology provider to dentists, orthodontists and oral and maxillofacial surgeons.

     We believe that the separation of our business from the businesses of our corporate parent, InfoCure Corporation, will enhance our ability to grow our business aggressively, both internally and through selective acquisitions. For the first time, we will have the ability to offer our employees incentive opportunities linked to our performance as a stand-alone company, which we believe will aid our efforts to enhance employee performance.

     As an independent company, we can more effectively focus on our objectives and support the capital needs of our company, bringing value to you as a stockholder.

     We will apply to list the shares of PracticeWorks common stock you are receiving on the Nasdaq Stock Market's National Market under the symbol "PWKS."

     Our board, management and employees are excited about our future as an independent company, and we look forward to your support and participation in our success.

                                          Sincerely,

                                          James K. Price
                                          Chief Executive Officer and President

                  SUBJECT TO COMPLETION, DATED AUGUST 22, 2000

               INFORMATION STATEMENT RELATING TO THE SPIN-OFF OF
                              PRACTICEWORKS, INC.
                           FROM INFOCURE CORPORATION

                                  COMMON STOCK
                          (PAR VALUE $0.01 PER SHARE)

     InfoCure Corporation is sending you this information statement to describe the pro rata distribution to InfoCure stockholders of all of the outstanding shares of common stock of PracticeWorks, Inc. In this distribution, you will
receive                shares of PracticeWorks common stock for every share of
InfoCure common stock that you hold at the close of business on           ,
2000. Stockholders will receive cash in lieu of fractional shares to which they would otherwise be entitled. See "The Distribution" beginning on page 30.

     PracticeWorks is currently an indirect, wholly owned subsidiary of InfoCure. Immediately after the distribution is completed, InfoCure will not own any shares of PracticeWorks common stock, and PracticeWorks will be an independent public company.

     The distribution of the PracticeWorks common stock will be effected at
11:59 p.m., Atlanta, Georgia time, on           , 2000. You do not have to take
any action to receive your shares of PracticeWorks common stock. You will not be required to pay anything or to surrender your InfoCure shares. InfoCure intends to distribute the PracticeWorks common stock by book entry. The number of shares of InfoCure common stock that you own will not change as a result of the distribution.

     There is no current public trading market for the PracticeWorks common stock, although a "when-issued" trading market may develop prior to completion of the distribution. We will apply to list the PracticeWorks common stock on the Nasdaq Stock Market's National Market under the symbol "PWKS." See "The Distribution -- Listing and Trading of the PracticeWorks Common Stock" beginning on page 32.

                           -------------------------

     NO VOTE OF STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THE DISTRIBUTION. WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY OR YOUR SHARE CERTIFICATES.

     YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS DESCRIBED IN THIS INFORMATION STATEMENT BEGINNING ON PAGE 14.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED UNDER THIS INFORMATION STATEMENT OR DETERMINED IF THIS INFORMATION STATEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THIS INFORMATION STATEMENT IS NOT AN OFFER TO SELL OR THE SOLICITATION
                       OF AN OFFER TO BUY ANY SECURITIES.

          THE DATE OF THIS INFORMATION STATEMENT IS           , 2000.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Questions and Answers About the Distribution................    1
Summary.....................................................    6
Risk Factors................................................   14
Introduction................................................   30
The Distribution............................................   30
Relationship Between InfoCure and PracticeWorks Following
  the Distribution..........................................   36
PracticeWorks (A Division of InfoCure Corporation)
  Historical Capitalization.................................   38
Dividend Policies...........................................   39
PracticeWorks (A Division of InfoCure Corporation) Selected
  Financial Data............................................   40
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................   43
Business....................................................   56
Management..................................................   75
Beneficial Ownership of Common Stock........................   82
Description of Capital Stock................................   83
Anti-Takeover Provisions of PracticeWorks' Certificate of
  Incorporation, Bylaws and Delaware Law....................   84
Liability and Indemnification of Directors and Officers.....   88
Independent Certified Public Accountants....................   89
Additional Information......................................   89
Index to Financial Statements...............................  F-1

                  QUESTIONS AND ANSWERS ABOUT THE DISTRIBUTION

     The following section answers various questions that you may have with respect to the pro rata distribution to InfoCure stockholders of all of the outstanding shares of PracticeWorks common stock. This is referred to in this information statement as the distribution.

Q:  WHY IS INFOCURE EFFECTING THE DISTRIBUTION?

A: InfoCure's board of directors and management believe that the distribution is in the best interests of InfoCure, PracticeWorks and InfoCure's stockholders. InfoCure's board of directors and management believe that separating PracticeWorks from InfoCure's other businesses will allow both PracticeWorks and InfoCure to focus on their respective businesses and provide them with the flexibility to pursue different strategies and react quickly to changing market environments. PracticeWorks' business is a distinct business with significant differences from InfoCure's other operations with respect to its markets, products, capital needs and plans for growth. InfoCure's board of directors and management believe that the distribution will enhance the ability of each of PracticeWorks and InfoCure to focus on strategic initiatives and new business opportunities and to design equity-based compensation programs targeted to its own performance. In addition, InfoCure's board of directors expects that the transition to an independent company will heighten PracticeWorks' management's focus, provide PracticeWorks with greater access to capital, and allow PracticeWorks to better pursue strategic relationships and acquisitions. For a more detailed discussion of the reasons for the distribution, see "The Distribution -- Reasons for the Distribution" on page 30.

Q:  WHEN WILL THE DISTRIBUTION OCCUR?

A:  We currently anticipate completing the distribution on           , 2000.

Q:  WHAT BUSINESS WILL PRACTICEWORKS CONDUCT FOLLOWING THE DISTRIBUTION?

A: After the distribution, PracticeWorks will operate the information management technology business for dentists, orthodontists and oral and maxillofacial surgeons that InfoCure currently operates. See "Summary -- Our Business" on page 6, "The Distribution -- Results of the Distribution" on page 32 and "Business" beginning on page 56.

Q:  WHAT WILL I RECEIVE AS A RESULT OF THE DISTRIBUTION?

A:  For every share of InfoCure common stock that you own of record on
          , 2000, you will receive                shares of PracticeWorks common
stock. For example, if you own 100 shares of InfoCure common stock on          ,
2000, you will receive                shares of PracticeWorks common stock.

     Fractional shares of PracticeWorks common stock will not be distributed. Fractional shares will be aggregated and sold in the public market by the distribution agent. The aggregate net cash proceeds of these sales will be distributed ratably to those stockholders who would otherwise have received fractional interests.

     InfoCure currently intends to distribute the PracticeWorks common stock by book entry. If you are a record holder of InfoCure common stock, instead of physical stock certificates, you will receive from PracticeWorks' transfer agent shortly after
          , 2000 a statement of your book entry account for the shares of PracticeWorks common stock distributed to you. Following the distribution, you may request physical stock certificates if you wish, and instructions for making that request will be furnished with your account statement. If you are not a record holder of InfoCure common stock because your shares are held on your behalf by your stockbroker or other nominee, your shares of PracticeWorks common stock should be credited to your account with your stockbroker or nominee on or
about           , 2000.

Q:  WHAT DO I HAVE TO DO TO RECEIVE MY PRACTICEWORKS COMMON STOCK?

A: Nothing. Your shares of PracticeWorks common stock will be either reflected in an account statement that PracticeWorks' transfer agent will send to you
shortly after           , 2000 or credited to your account with your broker or
nominee on or about           , 2000.

Q:  WHEN WILL I RECEIVE MY PRACTICEWORKS COMMON STOCK?

A:  If you hold your shares of InfoCure common stock in your own name, your
account statement will be mailed to you on or about           , 2000. You should
allow several days for the mail to reach you.

     If you hold your shares of InfoCure common stock through your stockbroker, bank or other nominee, you are probably not a stockholder of record, and your receipt of shares of PracticeWorks common stock depends on your arrangements with the nominee that holds your shares of InfoCure common stock for you. InfoCure anticipates that stockbrokers and banks generally will credit their customers' accounts with PracticeWorks shares of common stock on or about
          , 2000, but you should check with your stockbroker, bank or other nominee. See "The Distribution -- Manner of Effecting the Distribution" on page 31.

Q:  HOW WILL THE DISTRIBUTION AFFECT THE MARKET PRICE OF MY INFOCURE COMMON
STOCK?

A: Following the distribution, InfoCure common stock will continue to be listed and traded on the Nasdaq Stock Market's National Market under the symbol "INCX." As a result of the distribution, the trading price of InfoCure common stock immediately following the distribution will likely be lower than it was immediately prior to the distribution. Until the market has fully analyzed the operations of InfoCure without the operations of PracticeWorks, the price of InfoCure common stock may fluctuate significantly. See "The Distribution -- Listing and Trading of the PracticeWorks Common Stock" beginning on page 32.

Q:  WHERE WILL MY PRACTICEWORKS COMMON STOCK BE TRADED?

A: We will apply to list the PracticeWorks common stock on the Nasdaq Stock Market's National Market under the symbol "PWKS." Trading of the PracticeWorks common stock may commence on a when-issued basis after the record date. See "The Distribution -- Listing and Trading of the PracticeWorks Common Stock" beginning on page 32.

Q: WHAT IF I WANT TO SELL MY INFOCURE COMMON STOCK OR MY PRACTICEWORKS COMMON STOCK?

A: You should consult with your own financial advisors, such as your stockbroker, bank or tax advisor. InfoCure does not make recommendations on the purchase, retention or sale of shares of InfoCure common stock or PracticeWorks common stock.

     If you do decide to sell any shares, you should make sure your stockbroker, bank or other nominee understands whether you want to sell your InfoCure common stock or your PracticeWorks common stock, or both. The following information may be helpful in discussions with your stockbroker, bank or other nominee.

     Beginning about           , 2000 and continuing through           , 2000,
the Nasdaq National Market practices should generally allow you to sell your InfoCure shares either together with the right to receive shares of the PracticeWorks common stock in the distribution or without the right to receive the PracticeWorks common stock. If you sell your InfoCure common stock with the right to receive the PracticeWorks common stock, you or your broker or bank will be required to deliver to the buyer the PracticeWorks common stock you receive in the distribution. You should also be able to sell your right to receive the PracticeWorks common stock without selling your InfoCure shares.

     Sales of InfoCure common stock with the right to receive shares of PracticeWorks common stock should generally settle in the customary three business day settlement period. Sales of InfoCure common stock without the right to receive shares of the PracticeWorks common stock and sales of PracticeWorks common stock without the right to receive InfoCure common stock will settle according to the terms of the individual contract for the sale of the stock. You should check with your stockbroker, bank or other nominee for details. Beginning
about           , 2000, you may only sell your InfoCure common stock and
PracticeWorks common stock separately. Once again, check with your stockbroker, bank or other nominee for details. See "The Distribution -- Listing and Trading of the PracticeWorks Common Stock" beginning on page 32.

Q:  HOW WILL THE DISTRIBUTION AFFECT THE DIVIDENDS ON MY INFOCURE COMMON STOCK?

A: InfoCure has not historically paid dividends on its common stock. InfoCure currently intends to retain all available funds and any future earnings for use in the operation and expansion of its business and does not anticipate declaring or paying any cash dividends in the foreseeable future. See "Dividend Policies" on page 39.

Q:  WILL PRACTICEWORKS PAY DIVIDENDS?

A: The declaration and payment of dividends is at the discretion of PracticeWorks' board of directors and will be subject to PracticeWorks' financial results and the availability of surplus funds to pay dividends. The amount of quarterly cash dividends, if any, will depend on a number of factors, including PracticeWorks' financial condition, capital requirements, results of operations, future business prospects and other factors PracticeWorks' board of directors may deem relevant, including restrictions on PracticeWorks' ability to declare and pay dividends on the PracticeWorks common stock contained in the credit facility that PracticeWorks expects to enter into in connection with the distribution. PracticeWorks does not currently intend to pay dividends in the foreseeable future. See "Summary -- The Distribution -- Credit Facility" on page 9; "Dividend Policies" on page 39 and

"Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" beginning on page 53.

Q:  WILL I HAVE TO PAY TAXES ON THE PRACTICEWORKS COMMON STOCK THAT I RECEIVE?

A: The distribution is conditioned upon InfoCure's receipt of an opinion of King & Spalding, counsel to InfoCure, to the effect that the distribution should be treated as a transaction to which Section 355 of the Internal Revenue Code applies. If Section 355 of the Internal Revenue Code applies, the distribution generally will not result in the recognition of income, gain, or loss to InfoCure stockholders for United States federal income tax purposes except with respect to cash, if any, received in lieu of fractional shares of PracticeWorks common stock. If you have any questions, please consult your tax advisor. See "Risk Factors -- If the distribution is taxable, InfoCure's stockholders could be required to pay tax on their shares of PracticeWorks common stock, and InfoCure could incur a corporate tax liability" beginning on page 15 and "The Distribution -- Federal Income Tax Consequences of the Distribution" beginning on page 33.

Q: WILL THERE BE ANY CHANGE IN THE UNITED STATES FEDERAL INCOME TAX BASIS OF MY INFOCURE COMMON STOCK AS A RESULT OF THE DISTRIBUTION?

A: Yes. If the distribution qualifies for tax-free treatment under Section 355 of the Internal Revenue Code, the tax basis in your InfoCure common stock prior to the distribution will be allocated among your shares of InfoCure common stock and PracticeWorks common stock in proportion to their relative fair market values at the time of the distribution. If you are the record holder of your InfoCure common stock, you will receive information with your account statement that will help you calculate the adjusted tax basis for your InfoCure common stock, as well as the tax basis for your PracticeWorks common stock. See "The Distribution -- Federal Income Tax Consequences of the Distribution" beginning on page 33.

Q:  WHERE CAN I GET MORE INFORMATION?

A: If you have any questions relating to the mechanics of the distribution and the delivery of account statements or the trading of InfoCure or PracticeWorks common stock prior to the distribution, you can contact the distribution agent:

          [to be named]

          -------------------------------------------------------------------

          -------------------------------------------------------------------

          -------------------------------------------------------------------

     For other questions related to the distribution, InfoCure or PracticeWorks, please contact:

          Georgeson Shareholder Communications, Inc.
          17 State Street
          New York, New York 10004
          (800) 223-2064

     After the distribution, PracticeWorks stockholders with inquiries relating to the distribution or their investment in PracticeWorks should contact:

          PracticeWorks, Inc.
          1765 The Exchange
          Suite 500
          Atlanta, Georgia 30339
          Attention: Corporate Secretary
          (770) 850-5006

     After the distribution, InfoCure stockholders with inquiries relating to the distribution or their investment in InfoCure should contact:

          InfoCure Corporation
          1765 The Exchange
          Suite 200
          Atlanta, Georgia 30339
          Attention: Corporate Secretary
          (770) 221-9990

                                    SUMMARY

     This summary highlights selected information contained elsewhere in this document. It is not complete and may not contain all of the information that is important to you. To acquire a better understanding of the distribution and PracticeWorks, you should read this entire document carefully, including the risks factors beginning on page 14 and the financial statements and the notes thereto beginning on page F-1. Throughout this information statement, the terms "we" and "our" refer solely to PracticeWorks.

                     WHY INFOCURE SENT THIS DOCUMENT TO YOU

     InfoCure Corporation sent you this document because you were an owner of
InfoCure common stock on           , 2000. This entitles you to receive a pro
rata distribution of           shares of common stock of PracticeWorks, Inc.,
which is currently an indirect, wholly owned subsidiary of InfoCure, for every InfoCure share you owned on that date. This is referred to as the "distribution." No action is required on your part to participate in the distribution and you do not have to pay cash or other consideration to receive your shares of PracticeWorks common stock.

     This document describes our business, the relationship between InfoCure and PracticeWorks, how this transaction benefits InfoCure and its stockholders, and provides other information to assist you in evaluating the benefits and risks of holding or disposing of the PracticeWorks common stock that you will receive in the distribution. You should be aware of certain risks relating to the distribution and our business, which are described in this information statement beginning on page 14.

                                  OUR BUSINESS

     PracticeWorks is a leading information management technology provider for dentists, orthodontists and oral and maxillofacial surgeons. Our offerings include practice management applications, business-to-business e-commerce services, electronic data interchange, or EDI, services, ongoing maintenance and support and training. These applications and services are designed to automate the provider's practice, resulting in greater efficiency, lower costs and higher quality care. As of July 31, 2000, we had an installed base of over 38,000 providers, including 30,000 dentists, 4,300 orthodontists and 3,700 oral and maxillofacial surgeons.

                                THE DISTRIBUTION

Distributing Company............    InfoCure Corporation, a Delaware
                                    corporation.

Distributed Company.............    PracticeWorks, Inc., a Delaware corporation.

Primary Purposes of
Distribution....................    InfoCure's board of directors believes that
                                    separating PracticeWorks from the rest of InfoCure's businesses will allow both
                                    PracticeWorks and InfoCure to focus on their respective businesses and provide them with the flexibility to pursue different strategies and react quickly to changing market environments. Our business is a distinct business with significant differences from
                                    InfoCure's other operations with respect to its markets, products, capital needs and plans for growth. InfoCure's board of directors believes that separating the two companies will enhance the ability of each of PracticeWorks and InfoCure to focus on strategic initiatives and new business opportunities and design equity-based compensation programs targeted to its own performance. In addition, InfoCure's board of directors believes that PracticeWorks will have greater access to capital as an independent company and that PracticeWorks will be better able to pursue strategic relationships and acquisitions. For a more detailed discussion of the reasons for the distribution, see "The
                                    Distribution -- Reasons for the
                                    Distribution" on page 30.

Shares of PracticeWorks Common
  Stock to be Distributed.......    InfoCure will distribute to its stockholders
                                    approximately           shares of
                                    PracticeWorks common stock, based on
                                    approximately           shares of InfoCure
                                    common stock outstanding on           ,
                                    2000. The shares of PracticeWorks common stock to be distributed will constitute all of the PracticeWorks common stock outstanding after the distribution.

Fractional Shares...............    Fractional shares of PracticeWorks common
                                    stock will not be distributed. Fractional shares will be aggregated and sold in the public market by the distribution agent. The aggregate net cash proceeds of these sales will be distributed ratably to those stockholders who would otherwise have received fractional interests.

Trading Market and Symbol.......    There is no current trading market for the
                                    PracticeWorks common stock, although a when-issued market may develop prior to completion of the distribution. We will apply to list the PracticeWorks common stock you are receiving on the Nasdaq Stock
                                    Market's National Market under the symbol
                                    "PWKS."

Record Date.....................    If you owned InfoCure shares at the close of
                                    business on                , 2000, referred
                                    to as the record date, then you will receive shares of PracticeWorks common stock in the distribution.

Distribution Date...............    The distribution will occur at 11:59 p.m.,
                                    Atlanta, Georgia time, on                ,
                                    2000. This is referred to as the
                                    distribution date. If you are a
                                    record holder of InfoCure common stock,
                                    instead of physical stock certificates you
                                    will receive from our transfer agent shortly
                                    after                , 2000 a statement of
                                    your book entry account for the
                                    PracticeWorks common stock distributed to you. Following the distribution, you may request physical stock certificates if you wish, and instructions for making that request will be furnished with your account statement. If you are not a record holder of InfoCure common stock because your shares are held on your behalf by your stockbroker or other nominee, your shares of PracticeWorks common stock should be credited to your account with your stockbroker or other nominee on or about
                                              , 2000.



Distribution Ratio..............    You will receive           shares of
                                    PracticeWorks common stock for every share of InfoCure common stock you held on the record date.


Distribution Agent..............    [TO BE NAMED]


Transfer Agent and Registrar for
  the PracticeWorks Common
  Stock.........................    [TO BE NAMED]



Tax Consequences................    King & Spalding, counsel to InfoCure, will
                                    render an opinion to InfoCure that the
                                    distribution should be tax-free to you for United States federal income tax purposes except with respect to cash received in lieu of fractional shares of PracticeWorks common stock. See "Risk Factors -- If the distribution is taxable, InfoCure's stockholders could be required to pay tax on their shares of PracticeWorks common stock, and InfoCure could incur a corporate tax liability" beginning on page 15 and "The
                                    Distribution -- Federal Income Tax
                                    Consequences of the Distribution" beginning on page 34.



Relationship with InfoCure After
  The Distribution..............    Immediately prior to the distribution date,
                                    InfoCure and PracticeWorks will enter into agreements to transfer to PracticeWorks the assets and liabilities of InfoCure's information management technology business for dentists, orthodontists and oral and maxillofacial surgeons, to arrange for the continued provision of certain services by InfoCure and PracticeWorks to one another, to make arrangements for the distribution and to define the ongoing relationships between InfoCure and PracticeWorks. InfoCure and PracticeWorks will also enter into an agreement providing for the sharing of taxes incurred by them prior to the distribution and providing indemnification rights with respect to tax matters. After the distribution, InfoCure and PracticeWorks will not have any other material contracts or other arrangements between them other than arrangements made on an arm's length basis. See "Relationship
                                    Between InfoCure and PracticeWorks Following the Distribution" beginning on page 36.

Board of Directors
  of PracticeWorks..............    After the distribution, we expect to have a
                                    board of six directors, divided into three classes. After their initial term, directors of each class will serve three-year terms.
                                    See "Management" beginning on page 75.

Management of PracticeWorks.....    Our current executive officers will continue
                                    to serve as executive officers of
                                    PracticeWorks after the distribution. See
                                    "Management" beginning on page 75.

Credit Facility.................    At the time of the distribution, we expect
                                    to incur approximately $          million of
                                    indebtedness under a credit facility with FINOVA Capital Corporation to repay
                                    InfoCure's long-term indebtedness relating to our business. The terms of the credit facility will include customary affirmative and negative covenants that, among other things, require us to satisfy certain financial tests and maintain certain financial ratios, and limit our ability to declare and pay dividends on the PracticeWorks common stock. We may also incur additional indebtedness from time to time for general corporate purposes, including working capital requirements, capital expenditures and future acquisitions. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and
                                    Capital Resources" beginning on page 53.

Post-Distribution Dividend
  Policies......................    PracticeWorks.  Following the distribution,
                                    our dividend policy will be set by our board of directors. The declaration and payment of dividends is at the discretion of our board of directors and will be subject to our financial results and the availability of surplus funds to pay dividends. We do not anticipate declaring or paying any cash dividends in the foreseeable future. See
                                    "Dividend Policies" on page 39.

                                    InfoCure. InfoCure has never declared or paid any cash dividends on its capital stock. InfoCure currently intends to retain all available funds and any future earnings for use in the operation and expansion of its business and does not anticipate declaring or paying any cash dividends in the foreseeable future. See "Dividend Policies" on page 39.

Anti-takeover Effects...........    Certain provisions of our certificate of
                                    incorporation and bylaws and the Tax
                                    Disaffiliation Agreement may have the effect of making the acquisition of control of PracticeWorks more difficult or expensive.
                                    See "Risk Factors -- Provisions of our
                                    certificate of incorporation, bylaws and the Tax Disaffiliation Agreement may discourage takeovers" beginning on page 28 and "Anti-Takeover Provisions of PracticeWorks'
                                    Certificate of Incorporation, Bylaws and
                                    Delaware Law" beginning on page 84.

Risk Factors....................    You should review the risks relating to the
                                    distribution and our business described in "Risk Factors" beginning on page 14.

                                 PRACTICEWORKS
                      (A DIVISION OF INFOCURE CORPORATION)

                             SUMMARY HISTORICAL AND
                            PRO FORMA FINANCIAL DATA

     The summary historical financial data of PracticeWorks set forth below is qualified in its entirety by, and should be read in conjunction with, the financial statements of PracticeWorks (a division of InfoCure Corporation), including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this information statement. The statement of operations data for each of the fiscal years ended December 31, 1999 and 1998 and the eleven months ended December 31, 1997 and the balance sheet data as of December 31, 1999 and 1998 are derived from, and are qualified by reference to, the financial statements included elsewhere in this information statement that have been audited by BDO Seidman, LLP, PracticeWorks' independent certified public accountants. Interim results for the periods ended and as of June 30, 2000 and 1999 are derived from our unaudited financial statements appearing elsewhere in this information statement which, in the opinion of management, reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of that data.

     The financial statements for all periods presented give retroactive effect to pooling of interests treatment for five acquisitions completed during the year ended December 31, 1999 and include the results of operations for all purchase acquisitions from the respective acquisition date.

                                 SIX MONTHS ENDED       YEAR ENDED       ELEVEN MONTHS
                                     JUNE 30,          DECEMBER 31,          ENDED
                                ------------------   -----------------   DECEMBER 31,
                                2000(2)     1999     1999(3)   1998(4)      1997(5)
                                --------   -------   -------   -------   -------------
                                   (UNAUDITED)
STATEMENT OF OPERATIONS DATA
(IN THOUSANDS)(1)
REVENUE:
  Systems and software........  $  6,562   $17,851   $34,325   $27,825      $13,961
  Maintenance, support and
     services.................    13,454     8,730    20,266    15,662        7,523
                                --------   -------   -------   -------      -------
       Total revenue..........    20,016    26,581    54,591    43,487       21,484
                                --------   -------   -------   -------      -------
OPERATING EXPENSE:
  Hardware and other items
     purchased for resale.....     2,851     4,864     9,654     9,726        3,722
  Selling, general and
     administrative (excluding
     compensatory stock
     awards)..................    18,980    14,574    28,666    21,061       11,703
  Research and development....     1,541     1,341     4,185     3,537        3,267
  Depreciation and
     amortization.............     7,898     1,010     3,284     2,272          551
  Restructuring and other
     charges..................       816        --     1,814     1,031        6,463
  Merger costs................        --       266       659        69           --
  Compensatory stock awards...        --       294       428     6,447           14

(continued from previous page)

                                 SIX MONTHS ENDED       YEAR ENDED       ELEVEN MONTHS
                                     JUNE 30,          DECEMBER 31,          ENDED
                                ------------------   -----------------   DECEMBER 31,
                                2000(2)     1999     1999(3)   1998(4)      1997(5)
                                --------   -------   -------   -------   -------------
                                   (UNAUDITED)
  Gain on disposal of fixed
     assets...................      (632)       --        --        --           --
                                --------   -------   -------   -------      -------
       Total operating
          expense.............    31,454    22,349    48,690    44,143       25,720
                                --------   -------   -------   -------      -------
Operating (loss) income.......   (11,438)    4,232     5,901      (656)      (4,236)
                                --------   -------   -------   -------      -------
  Interest expense and other,
     net......................       959     1,044     1,335       966          198
                                --------   -------   -------   -------      -------
(Loss) income before income
  taxes and extraordinary
  item........................   (12,397)    3,188     4,566    (1,622)      (4,434)
(Benefit) provision for income
  taxes.......................    (3,731)    1,561     2,186       873         (171)
Extraordinary item, net of
  income taxes................        --        72        72        --           --
                                --------   -------   -------   -------      -------
Net (loss) income.............  $ (8,666)  $ 1,555   $ 2,308   $(2,495)     $(4,263)
                                ========   =======   =======   =======      =======
OTHER DATA:
EBITDA(6).....................  $ (3,356)  $ 5,802   $12,086   $ 9,163      $ 2,792
                                ========   =======   =======   =======      =======

                                             AS OF           AS OF DECEMBER 31,
                                           JUNE 30,     ----------------------------
                                             2000        1999      1998       1997
                                          -----------   -------   -------   --------
                                          (UNAUDITED)
BALANCE SHEET DATA (IN THOUSANDS):
Cash and cash equivalents...............    $ 4,915     $ 2,527   $ 1,633   $    741
Working capital.........................        564      (1,190)   (1,034)    (3,598)
Total assets............................     74,480      57,842    37,098     14,434
Long-term debt, less current portion....     19,681       9,614    14,769      4,405
Net divisional equity...................     41,170      32,419    10,800        983

-------------------------

(1) The historical capital structure of PracticeWorks is not representative of our future capital structure. We issued common stock to a wholly owned subsidiary of InfoCure in August 2000 and we will commence operations as a separate legal entity upon completion of the distribution. Accordingly, the historical net (loss) income per share and weighted average number of shares of common stock outstanding are not shown for any of the periods presented.

(2) During the six months ended June 30, 2000, InfoCure acquired six companies in transactions accounted for as purchases.

(3) During 1999, InfoCure acquired four companies in transactions accounted for as purchases.

(4) During 1998, InfoCure acquired one company in a transaction accounted for as a purchase.

(5) During 1997, InfoCure acquired two companies in transactions accounted for as purchases.

(6) EBITDA represents earnings before interest, (benefit) provision for income taxes, depreciation and amortization, restructuring and other charges, merger costs, compensatory stock awards and gain on disposal of fixed assets. EBITDA is not a measurement in accordance with generally accepted accounting principles, or GAAP, and should not be considered an alternative to, or more meaningful than, net (loss) income as a measure of our profitability or cash flows as a measure of our liquidity. All companies do not calculate EBITDA in the same manner. Accordingly, our EBITDA may not be comparable with that of other companies. We have included information concerning EBITDA because management believes EBITDA provides a useful measure of our performance.

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

     Under the terms of a merger agreement dated December 21, 1999, as amended, InfoCure intends to acquire Medical Dynamics, Inc. following approval of the transaction by Medical Dynamics' stockholders and satisfaction of other closing conditions. InfoCure plans to transfer the assets and liabilities of Medical Dynamics' business to PracticeWorks in connection with the distribution. The following selected unaudited pro forma condensed combined financial information has been derived from the historical financial statements of PracticeWorks (A Division of InfoCure Corporation) and Medical Dynamics included elsewhere in this information statement. The unaudited pro forma condensed combined statements of operations data for the six months ended June 30, 2000 and the year ended December 31, 1999 have been presented as if the pending acquisition of Medical Dynamics had been consummated on January 1, 1999. The unaudited pro forma condensed combined balance sheet data as of June 30, 2000 has been presented as if the pending acquisition of Medical Dynamics had been consummated on that date.

     The selected unaudited pro forma condensed combined financial information gives effect to the acquisition of Medical Dynamics under the purchase method of accounting for business combinations and is based upon the assumptions and adjustments described in the notes to the unaudited pro forma condensed combined financial statements.

                                                SIX MONTHS ENDED      YEAR ENDED
                                                 JUNE 30, 2000     DECEMBER 31, 1999
                                                ----------------   -----------------
                                                           (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Total revenue.................................      $ 22,259           $ 65,550
Restructuring and other charges...............           816              2,469
Merger costs..................................            --                659
Compensatory stock awards.....................            --                478
Operating (loss) income.......................       (13,117)             1,072
Net loss before extraordinary item............       (10,109)            (1,276)

                                                              AS OF JUNE 30, 2000
                                                              -------------------
                                                                (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents...................................       $  4,857
Working capital.............................................           (688)
Total assets................................................         86,275
Long-term debt, less current portion........................         19,820
Net divisional equity.......................................         51,600

                                  RISK FACTORS

     This document contains forward-looking statements that reflect our current assumptions and estimates of future performance, the development and timing of our release of new applications and services, the rate of adoption of our new applications and services by new and existing customers, our success is establishing strategic relationships, the growth of our business and general economic conditions. These statements may pertain to periods following the distribution. You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates" or similar expressions. Any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those projected, stated, or implied by the forward-looking statements. Our results and the accuracy of the forward-looking statements could be affected by the risk factors discussed below. We do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

     In addition to the information contained elsewhere in this document, you should carefully read the following risk factors related to the distribution and to PracticeWorks. All references to "we" or "our" are deemed to refer to PracticeWorks and its subsidiaries.

RISKS RELATING TO THE DISTRIBUTION

THERE HAS NOT BEEN ANY PRIOR TRADING MARKET FOR OUR COMMON STOCK.

     There is no current trading market for our common stock, although a when-issued trading market may develop prior to completion of the distribution. We will apply to list our common stock on the Nasdaq Stock Market's National Market under the symbol "PWKS." There can be no assurance that our common stock will be actively traded and we cannot predict the prices at which our common stock will trade. Some of the InfoCure stockholders who receive shares of our common stock may decide that they do not want shares in an information management technology company focused exclusively on the dental, orthodontic and oral and maxillofacial surgery markets, and they may sell their shares of our common stock following the distribution. These sales may delay the development of an orderly trading market in our common stock for a period of time following the distribution. Until the shares of our common stock are fully distributed and an orderly market develops, the prices at which our common stock trades may fluctuate significantly and may be lower or higher than the price that would be expected for a fully distributed issue. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the shares, our results of operations, investors' impressions of PracticeWorks, changes in economic conditions in the healthcare information technology industry and general economic and market conditions. In addition, the stock market often experiences significant price fluctuations that are unrelated to the operating performance of the specific companies whose stock is traded. Market fluctuations could have a material adverse impact on the trading price of our common stock.

THE DISTRIBUTION MAY CAUSE FLUCTUATIONS IN TRADING PRICES OF INFOCURE COMMON STOCK.

     Following the distribution, InfoCure common stock will continue to be listed and traded on the Nasdaq Stock Market's National Market under the symbol "INCX." As a result of the distribution, the trading price of InfoCure common stock immediately following the distribution will likely be lower than the trading price of InfoCure common stock immediately prior to the distribution. The combined trading prices of InfoCure common stock and PracticeWorks common stock after the distribution may be less than, equal to or greater than the trading prices of InfoCure common stock immediately prior to the distribution. Until the market has fully analyzed the operations of InfoCure without the operations of PracticeWorks, the prices at which InfoCure common stock trades may fluctuate significantly. In addition, the stock market often experiences significant price fluctuations that are unrelated to the operating performance of the specific companies whose stock is traded. Market fluctuations could have a material adverse effect on the trading price of InfoCure common stock.

THE POSSIBILITY OF SUBSTANTIAL SALES MAY HAVE AN ADVERSE IMPACT ON THE TRADING PRICE OF OUR COMMON STOCK.

     Based on the number of shares of InfoCure common stock outstanding on
          , 2000, InfoCure will distribute to its stockholders a total of
approximately                shares of our common stock. Under the United States
federal securities laws, almost all of these shares may be resold immediately in the public market, except for shares of our common stock held by our affiliates. We cannot predict whether stockholders will resell large amounts of our common stock in the public market following the distribution or how quickly they may resell those shares. The resale of large amounts of our common stock could have a material adverse effect on the trading price of our common stock.

IF THE DISTRIBUTION IS TAXABLE, INFOCURE'S STOCKHOLDERS COULD BE REQUIRED TO PAY TAX ON THEIR SHARES OF PRACTICEWORKS COMMON STOCK, AND INFOCURE COULD INCUR A CORPORATE TAX LIABILITY.

     InfoCure and PracticeWorks intend for the distribution generally to qualify for non-recognition treatment for federal income tax purposes under Section 355 of the Internal Revenue Code. In connection with the distribution, King & Spalding, counsel to InfoCure, will render an opinion that the distribution should qualify for non-recognition treatment under Section 355 of the Internal Revenue Code. Whether a transaction qualifies for nonrecognition treatment under
Section 355 of the Internal Revenue Code depends in part on the business reasons for the transaction and satisfaction of numerous other fact-based requirements. The opinion of King & Spalding, therefore, will be subject to certain assumptions and based on various factual representations made by officers of InfoCure and PracticeWorks. If any of the assumptions or representations upon which the opinion of King & Spalding will be based is inaccurate or incomplete in any material respect, the distribution could become taxable to InfoCure, its stockholders, or both. Moreover, the opinion of King & Spalding will not be binding on the Internal Revenue Service and, as a result, we cannot assure you that the distribution will qualify as a tax-free transaction. Additionally, even if the distribution is tax-free to InfoCure stockholders, it is possible that the distribution could be rendered taxable to InfoCure as a result of a subsequent acquisition of InfoCure or PracticeWorks.

     If the distribution fails to qualify for nonrecognition treatment under
Section 355 of the Internal Revenue Code, InfoCure stockholders who receive shares of PracticeWorks common stock in the distribution would be treated as if they had received a taxable distribution in an amount equal to the fair market value of the PracticeWorks common stock received. The amount of the taxable distribution would be treated as (1) a dividend to the extent paid out of InfoCure's current or accumulated earnings and profits, if any, including earnings and profits recognized by InfoCure as a result of the distribution of the PracticeWorks common stock, then (2) a reduction in such stockholder's basis in his or her InfoCure common stock to the extent that the amount received exceeds the amount treated as a dividend, and then (3) gain from the sale or exchange of InfoCure common stock to the extent the amount received exceeds the amounts described in clauses (1) and (2) above.

     If the distribution fails to qualify for tax-free treatment as to InfoCure's stockholders, then, in general, a corporate income tax also could be payable by the consolidated group of which InfoCure is the common parent based upon the difference between (1) the aggregate fair market value of the shares of our common stock distributed in the distribution and (2) InfoCure's adjusted basis in the shares of our common stock. Although the corporate level tax would be payable by InfoCure, we have agreed to indemnify InfoCure under certain circumstances for all or a portion of this tax liability. This indemnification obligation, if triggered, could be substantial. In addition, under the consolidated return regulations, each member of InfoCure's consolidated group, including PracticeWorks, is jointly and severally liable for any tax liability incurred by InfoCure.

     Even if the distribution qualifies as a tax-free distribution for United States federal income tax purposes as to the InfoCure stockholders, a corporate income tax could be payable by InfoCure as described above pursuant to Section 355(e) of the Internal Revenue Code if, during the four-year period beginning two years before the distribution, one or more persons were to acquire a 50% or greater interest in InfoCure or PracticeWorks as part of a plan or series of related transactions that includes the distribution. For example, a transaction or series of transactions resulting in an acquisition of a 50% or greater interest in either InfoCure or PracticeWorks, in the aggregate, by one or more persons within the two-year period following the distribution would trigger a corporate level tax liability to InfoCure under Section 355(e) unless InfoCure affirmatively establishes that the acquisition or acquisitions were not part of a plan or series of related transactions that included the distribution. In addition, Section 355(e) would apply to acquisitions of "predecessors" of either InfoCure or PracticeWorks that occurred pursuant to a plan or series of related transactions that include the distribution. A number of corporations that InfoCure acquired within the two-year period preceding the distribution may be treated as predecessors of InfoCure or of PracticeWorks, although the statute is not clear and no administrative guidance or court decisions to date have addressed the matter. If corporations acquired by InfoCure within the two-year period preceding the distribution are treated as predecessors of InfoCure or PracticeWorks, the distribution would be presumed to occur pursuant to a plan or series of related transactions that included InfoCure's acquisition of the predecessor corporations. Nevertheless, InfoCure believes that, if the Internal Revenue Service were to assert that the distribution is taxable to InfoCure under Section 355(e) of the Internal Revenue Code because of InfoCure's acquisition of the predecessor corporations, it would be able to prove that none of its pre-distribution acquisitions occurred pursuant to a plan or series of related transactions that includes the distribution. It is possible, however, that InfoCure would not be successful in rebutting the presumption under Section 355(e) and that the distribution would be taxable to InfoCure.

RISKS RELATED TO OUR BUSINESS

WE HAVE NO OPERATING HISTORY AS AN INDEPENDENT COMPANY AND WE MAY BE UNABLE TO MAKE THE CHANGES NECESSARY TO OPERATE AS A STAND-ALONE COMPANY.

     We do not have an operating history as an independent public company. We have relied on InfoCure for various financial, administrative and managerial expertise in conducting our operations. Following the distribution, InfoCure will have no obligation to provide assistance to us other than the interim services which will be provided by InfoCure under the Transition Services Agreement and which are described in "Relationship Between InfoCure and PracticeWorks Following the Distribution," beginning on page 36. Because our business has never been operated as an independent company, we cannot assure you that we will be able to successfully put in place the financial, administrative and managerial structure necessary to operate as an independent company, or that the development of such a structure will not require a significant amount of management's time or result in significant additional operating costs, either of which could cause our results of operations to suffer.

OUR HISTORICAL FINANCIAL INFORMATION MAY NOT BE REPRESENTATIVE OF OUR RESULTS AS A SEPARATE COMPANY AND, THEREFORE, MAY NOT BE RELIABLE AS AN INDICATOR OF OUR HISTORICAL OR FUTURE RESULTS.

     The historical financial information included in this information statement may not reflect our results of operations, financial position and cash flows as a stand-alone company or our results of operations, financial position and cash flows in the future. The historical financial information included in this information statement does not reflect any changes that may occur in our funding and operations as a result of the distribution. As a result, this financial information may not be reliable as an indicator of our historical or future results of operations.

OUR HISTORICAL FINANCIAL INFORMATION DOES NOT REFLECT THE PRICING MODEL AND MANY OF THE APPLICATION AND SERVICE OFFERINGS THAT WE EXPECT TO BE THE FOCUS OF OUR BUSINESS IN THE FUTURE, WHICH MAKES IT DIFFICULT TO EVALUATE OUR HISTORICAL AND FUTURE FINANCIAL PERFORMANCE.

     Historically, we charged our customers a license fee plus maintenance and service fees for our practice management applications and services. We currently derive substantially all of our revenue from maintenance and service fees and transaction fees relating to electronic data interchange, or EDI, services. Our new pricing strategy is to migrate substantially all of our customers to subscription pricing over the next five years. In addition, our business strategy is to promote the most technologically advanced of our existing applications, our application service provider, or ASP, applications and the other new applications and services we are currently developing. Accordingly, our historical financial information reflects our results from a pricing model that differs from the pricing model to which we are transitioning our customer base and application and service offerings that represent only a portion of the applications and services that we expect to offer in the future. We expect the revenue and operating expenses from subscription pricing and our new application and service offerings to differ from our historical results. As a result, our historical financial information does not reflect the current and future focus of our business and cannot be used to predict our future revenue or results of operations.

WE HAVE A RECENT HISTORY OF LOSSES AND WE MAY NEVER ACHIEVE OR MAINTAIN PROFITABILITY.

     We had net losses of approximately $8.7 million for the six months ended June 30, 2000. Our accumulated deficit as of June 30, 2000 was approximately $12.2 million. We expect to continue to recognize reduced revenues due to our introduction in the second quarter of 2000 of subscription pricing. As a result, we expect our operating and net losses to continue for the foreseeable future. We cannot assure you we will increase revenue or control expenses sufficiently to achieve or maintain profitability in the future.

WE MUST SUCCESSFULLY COMPLETE THE DEVELOPMENT OF OUR NEW APPLICATIONS AND SERVICES TO IMPLEMENT OUR GROWTH STRATEGY.

     Our strategy for growing our business and achieving profitability depends upon our ability to offer a number of additional applications and services in the near future. We are continuing to develop our ASP applications and our Internet portal, or website, and the services it will enable. However, because the development of our applications and services entails significant technical and business risks and requires substantial expenditures and lead time, we may be unable to offer these applications and services on our projected schedule, in a cost-effective manner or at all. If the offering of any or all of these applications and services is delayed or cancelled, our ability to grow our business and achieve profitability will be substantially impaired. In addition, announcement of delays or cancellation of these anticipated product offerings may cause our stock price to decline.

WE MAY NOT BE ABLE TO ESTABLISH THE STRATEGIC RELATIONSHIPS NECESSARY TO IMPLEMENT OUR GROWTH STRATEGY.

     We expect to develop additional strategic relationships with providers of dental and other supplies. This will allow us to begin offering our e-commerce application, which we call InfoLincx, in the dental and oral and maxillofacial surgery markets. Establishing these strategic relationships will involve negotiation with various suppliers and we may be unable to reach acceptable agreements. If we are unable to develop these strategic relationships, our ability to offer InfoLincx will be limited and our ability to grow our business and achieve profitability will be substantially impaired.

OUR FUTURE REVENUE GROWTH DEPENDS ON CUSTOMERS RESPONDING FAVORABLY TO OUR NEW APPLICATIONS AND SERVICES.

     Our growth strategy depends on our ability to generate usage of our ASP applications, Internet portal, InfoLincx and other new applications and services by a large number of dentists, orthodontists and oral and maxillofacial surgeons. We cannot be certain that these new applications and services will achieve market acceptance. In order to successfully sell our new applications and services, we will need to convince new and existing customers that the features and functionality of our applications justify their cost, as well as the time and administrative expense required for conversion. They may be unwilling to adopt new practice management systems if they have made an extensive investment in hardware, software and training for existing systems. In addition, potential customers are likely to be unfamiliar with the ASP delivery model and may be unwilling to utilize a practice management system in which the application and patient data is stored on an off-site server and delivered to their offices through the Internet. If we are unsuccessful in attracting customers to our new applications and services or if the market for our applications and services does not grow or grows slowly, achieving profitability could take longer than expected or we may never achieve profitability.

WE EXPECT OUR QUARTERLY OPERATING RESULTS TO FLUCTUATE, WHICH COULD CAUSE OUR STOCK PRICE TO FLUCTUATE.

     Our revenue and operating results may vary significantly from quarter to quarter due to a number of factors, some of which are outside of our control. As a result, you should not rely on period-to-period comparisons of revenue and operating results as an indication of our future performance. Some of the factors that may affect our revenue and operating results include:

     - our success in appropriately setting subscription fees and the rate at which new and existing customers adopt subscription pricing;

     - the timing of the release of our ASP applications and Internet portal and the introduction of InfoLincx to the dental and oral and maxillofacial surgery markets;

     - our success in establishing additional strategic relationships, including those necessary to enable the introduction of InfoLincx in the dental and oral and maxillofacial surgery markets;

     - the rate of adoption of our new applications and services by new and existing customers;

     - costs of developing new applications and services;

     - changes in the adoption of Internet usage and acceptance by healthcare providers of electronic commerce;

     - the timing and amount of sales and marketing expenditures;

     - changes in customer purchasing patterns;

     - costs related to acquisitions of technologies or businesses; and

     - general economic conditions, as well as those specific to the healthcare information technology market and related industries.

     Any change in one or more of these or other factors could cause our annual or quarterly operating results to fluctuate. If our operating results do not meet the expectations of securities analysts and investors, our stock price will likely decline.

OUR SUBSCRIPTION PRICING MODEL IS UNPROVEN AND OUR SUCCESS DEPENDS ON OUR ABILITY TO SET SUBSCRIPTION FEES AT APPROPRIATE LEVELS.

     The success of our subscription pricing model depends on our ability to set subscription fees for our applications and services at rates that will allow us to achieve profitability. We have limited experience with subscription pricing as we first introduced it to our customers during the second quarter of 2000. Furthermore, the markets for practice management applications and services delivered on a subscription basis is new and evolving. There are relatively few similar products whose subscription fees we can evaluate in setting our fees and the providers of those products have also had to set their fees in the context of an undeveloped market. As a result, we have limited information from which to evaluate the appropriate level for our subscription fees and we may fail to set our subscription fees at levels that enable us to become profitable. In addition, we expect to enter into multi-year agreements with subscribers pursuant to which subscription fees or increases in fees will be locked-in typically for three to five years, limiting our ability to increase our subscription fees for those subscribers. If we fail to appropriately price our subscription fees, achieving profitability could take longer than expected or we may never achieve profitability.

IF WE CANNOT EFFICIENTLY CONVERT THE DATA STORED IN EXISTING PRACTICE MANAGEMENT APPLICATIONS TO OUR ASP APPLICATIONS, OUR GROWTH AND RESULTS MAY BE HARMED.

     When customers elect to use our ASP applications, they may need us to convert the data stored in their existing practice management applications to our ASP applications. If we cannot rapidly and accurately convert the data stored in customers' existing practice management systems to our ASP applications, whether they are existing customers using our applications or new customers, our business will suffer. If we experience difficulties or delays in converting this data, we will be forced to incur additional costs necessary to correctly convert the data and we may be unable to attract additional customers.

OUR NEW PRODUCT STRATEGY AND SUBSCRIPTION PRICING MODEL WILL REQUIRE ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

     We expect our transition to the subscription pricing model to continue to adversely impact our cash flow until subscription fees replace the decline in one-time revenue from license fees and hardware sales. In addition, we expect to incur operating costs associated with the development of our ASP applications, Internet portal and other new applications and services, the establishment of additional strategic relationships and marketing and sales expenses in connection with the introduction of new applications and services. We may also need to raise funds in the future to meet our working capital needs. Additional financing may not be available when and if we need it, and if available, it may not be available on terms favorable to us. Recently, some Internet companies with a history of operating losses have been unable to raise additional financing. If adequate funds are not available on acceptable terms, we may not be able to effectively develop and enhance our application and service offerings, market our applications and services, respond to competitive pressures or fund acquisitions. If we raise additional funds by issuing equity or convertible debt securities, your ownership will be diluted and our stock price may decline. Any new securities could also have rights, preferences and privileges senior to those of our common stock.

WE PLAN TO EXPAND RAPIDLY AND IT MAY BE DIFFICULT TO MANAGE OUR GROWTH.

     We intend to rapidly grow our business. However, we cannot be sure that we will successfully manage our growth. In order to successfully manage our growth, we must:

     - expand and enhance our administrative infrastructure;

     - improve our management, financial and information systems and controls;

     - expand, train and manage our employees effectively; and

     - successfully retain and recruit additional employees.

     Continued growth could place a further strain on our management, operations and financial resources. There will also be additional demands on our sales, marketing, information systems and administrative resources as we increase our application and service offerings and expand our target markets and customers. We cannot assure you that our operating and financial control systems, administrative infrastructure, facilities and personnel will be adequate to support our future operations or to effectively adapt to future growth. If we cannot manage our growth effectively, our business may be harmed.

WE MAY NOT BE ABLE TO ACHIEVE A RECOGNIZED BRAND NAME FOR PRACTICEWORKS.

     Achieving market acceptance for our new applications and services will require substantial sales and marketing efforts and the expenditure of significant funds to increase awareness and demand by our target customers. To cultivate new customers within the dental, orthodontic and oral and maxillofacial surgery markets, we plan to implement a program designed to create a strong brand identity for PracticeWorks. We also need to ensure that our current customers, especially those obtained through acquisitions, are familiar with the PracticeWorks brand name. If we fail to successfully create a recognized brand name for PracticeWorks, our ability to obtain new customers and retain current customers could suffer.

WE MAY BE UNABLE TO CONTINUE TO ATTRACT QUALIFIED PERSONNEL TO SUPPORT THE EXPANSION OF OUR BUSINESS.

     We believe our success also depends largely on our ability to attract and retain highly skilled technical, managerial and marketing personnel to develop and market our new applications and services. Individuals with the information technology skills we need to further develop our applications and services are in short supply and competition for qualified personnel is particularly intense. Further, it can be difficult to hire experienced sales professionals. We may not be able to hire the necessary personnel to implement our business strategy, or we may need to pay higher compensation for employees than we currently expect. If we are unable to hire and retain qualified employees, our business and expansion plans will suffer.

WE ARE DEPENDENT UPON OUR EXECUTIVE OFFICERS, AND THE LOSS OF THESE PERSONNEL COULD DISRUPT OUR GROWTH.

     Our success depends on the continued services and performance of our executive officers and we cannot guarantee that we will be able to retain those individuals. The loss of the services of one or more of our executive officers could seriously impair our ability to implement the changes in our application and service offerings and pricing model that we are currently undertaking and our ability to manage and expand our business. We do not maintain key person life insurance.

THE MARKETS WE SERVE ARE HIGHLY COMPETITIVE, AND MANY OF OUR COMPETITORS HAVE MUCH GREATER RESOURCES THAN WE DO.

     The market for providing information management technology to dentists, orthodontists and oral and maxillofacial surgeons is extremely competitive. In addition, the market for Internet-based application service providers in the healthcare industry is relatively new and evolving. We anticipate that competition will continue to intensify as the use of the Internet grows. Our competitive position is difficult to evaluate due to the variety of current and potential competitors and the evolving nature of the healthcare information technology market.

     Our primary competitors include national and regional providers of traditional practice management systems, application service providers, healthcare e-commerce and Internet connectivity companies. Each of these types of companies currently competes with us or can be expected to compete with us in the future in delivering information management technology to dentists, orthodontists and oral and maxillofacial surgeons, including the delivery of practice management applications and services through the ASP delivery model. Furthermore, major software companies and other entities, including those specializing in the healthcare industry that are not currently offering applications or services that compete with our applications, may enter our markets. We also expect to compete with traditional and online retailers of dental, medical and office supplies, health content providers and website developers. In addition, our existing and future strategic partners may compete with us from time to time by selling, consulting on or hosting other applications that compete with our applications and services.

     Many of our competitors have substantially greater financial, technical and marketing resources, longer operating histories, greater name recognition and more established relationships in the healthcare information technology market than we have. In addition, the lack of barriers to entry in our market exposes us to a potentially increasing number of competitors. We cannot assure you that we will have the resources or expertise to compete successfully in the future. If we are unable to develop and expand our applications and services or adapt to changing customer needs as well as our current or future competitors are able to do, we may experience reduced profitability and a loss of market share.

WE MAY HAVE DIFFICULTY INTEGRATING CURRENT AND FUTURE ACQUISITIONS INTO OUR BUSINESS.

     Since December 1, 1999, we have acquired 12 companies, and we may from time to time acquire other companies. As a result, we are exposed to increased risks relating to integrating these companies into our business, including:

     - integration of new operations, products, services and personnel;

     - diversion of resources from our existing business;

     - client communication and branding awareness;

     - inability to generate revenues from new products and services sufficient to offset associated acquisition costs;

     - maintenance of uniform standards, controls and policies;

     - accounting issues that adversely affect our financial results;

     - impairment of employee and customer relations as a result of any integration of new management personnel; and

     - dilution to existing stockholders from the issuance of equity securities.

     In addition, liabilities or other problems associated with an acquired business may adversely affect our business or operating results.

MARKET ACCEPTANCE OF OUR INTERNET-BASED APPLICATIONS AND SERVICES WILL BE DEPENDENT ON INCREASED USE OF THE INTERNET BY OUR CUSTOMERS AND THEIR SUPPLIERS, AND A LACK OF GROWTH OR DECLINE IN THEIR INTERNET USE MAY ADVERSELY AFFECT OUR BUSINESS MODEL.

     We intend to grow, in part, by encouraging dentists, orthodontists and oral and maxillofacial surgeons to use our ASP applications, which are accessed through the Internet, to place orders with suppliers over the Internet using our InfoLincx application and to access other services on our Internet portal. If use of the Internet for commerce and communication in the healthcare industry does not increase, our customers and healthcare suppliers may not utilize the Internet as we anticipate and our growth could be substantially limited. Rapid growth in the use of the Internet is a recent phenomenon. As a result, acceptance and use may not continue to develop at historical rates. A number of factors may inhibit the continued growth and development of the Internet, including:

     - inadequate network infrastructure;

     - lack of availability of cost-effective high-speed service;

     - security and privacy concerns; or

     - inconsistent quality of services.

     If Internet usage grows, the Internet infrastructure may not be able to support the demands placed on it by this growth and its performance and reliability may decline. In addition, websites have experienced interruptions in their service as a result of outages and other delays occurring throughout the Internet network infrastructure. If these outages or delays frequently occur in the future, Internet usage could grow more slowly or decline. Even if Internet usage grows generally, our business will suffer if our existing and potential customers, many of whom have not traditionally utilized the Internet for business purposes, do not accept Internet solutions.

WE WOULD NOT BE ABLE TO DELIVER OUR ASP APPLICATIONS OR OUR INTERNET PORTAL IF THIRD PARTIES DO NOT PROVIDE INFRASTRUCTURE AND APPLICATION HOSTING.

     We do not intend to develop or maintain Internet infrastructure or application hosting capabilities to support our ASP applications, our Internet portal or the services it enables. Therefore, we are dependent on obtaining those capabilities from a third party hosting partner. The ability to remotely host our ASP applications and our Internet portal is central to our business strategy and depends on the efficient and uninterrupted operation of the computer and network systems of the hosting partner we select. If we fail to establish a relationship with a hosting partner on acceptable terms, or if our hosting partner fails to host our ASP or our Internet portal applications due to a breach of our agreement with the hosting partner, technical difficulties or for any other reason, we may be unable to provide our ASP applications and other services to our customers, which would harm our business.

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

SYSTEM FAILURES MAY CAUSE INTERRUPTIONS OF OUR INTERNET-BASED APPLICATIONS AND SERVICES.

     The performance of our hosting partner's servers, networking hardware and software infrastructure will be critical to our ability to provide our ASP applications and our Internet portal and the services it will enable. Any systems failure or interruption could result in disruption of service or loss or compromise of customer data. These failures, especially if they are prolonged or repeated, would make our services less attractive to customers and damage our reputation. Our hosting partner's systems may fail because:

     - its systems and operations will be vulnerable to damage or interruption from human error, natural disaster, power loss, telecommunications failures, break-ins, sabotage, computer viruses and similar events;

     - its hardware and application software may experience system failures;

     - performance may suffer due to firewall security;

     - there may be errors in architectural design; and

     - it may be unable to manage its growth and to attract and retain employees.

Any system failure that causes an interruption in service or a decrease in responsiveness of our Internet-based services, if sustained or repeated, may adversely affect our business and operating results.

INTERNET SECURITY CONCERNS COULD ADVERSELY AFFECT OUR BUSINESS.

     The secure transmission of confidential information over public networks is a fundamental requirement for the applications and services we plan to offer over the Internet. Concerns over the security of transactions and information and other privacy issues may inhibit the growth of the Internet and delivery of applications and services such as ours over the Internet. We plan to use encryption and authentication technology for the transmission of confidential information over the Internet. However, technological advances, including new discoveries in the field of cryptography, could result in a compromise or breach of our security systems. Therefore, we cannot be certain that our security measures will prevent breaches. An intruder who breaches our security measures could misappropriate proprietary information or cause interruptions in our operations. In addition, we could be required to spend a significant amount of time and money to protect against security breaches or to alleviate problems caused by such breaches. Security breaches could also expose us to a risk of loss or litigation and possible liability. As a result, security breaches could adversely affect our reputation, our business or our operating results.

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

TECHNOLOGY SOLUTIONS MAY CHANGE FASTER THAN WE ARE ABLE TO UPDATE OUR
TECHNOLOGY.

     Although the healthcare industry, including dental, orthodontic and oral and maxillofacial surgery practices, has been slow to respond to technological advances, many companies are introducing technologically advanced products in anticipation of growing demand in this market. As a result, the healthcare industry is likely to experience rapidly changing technology, evolving industry standards, emerging competition and the frequent introduction of new applications and services. Our success could depend partly on our ability to:

     - develop new or enhance existing applications and services to meet our customers' changing needs in a timely and cost-effective manner;

     - respond effectively to technological changes and new application and service offerings of our competitors; and

     - maintain and continue to develop relationships with providers of Internet infrastructure and application hosting capabilities.

     We cannot assure you that we will be able to accomplish any or all of these goals. Many of our competitors may develop products or technologies that are better or more attractive than ours or that may render our applications and services obsolete. If we do not succeed in adapting our applications and services, our business could be harmed.

GOVERNMENT REGULATION AND LEGAL UNCERTAINTIES COULD ADD ADDITIONAL COSTS TO DOING BUSINESS ON THE INTERNET AND COULD LIMIT OUR CUSTOMERS' USE OF THE INTERNET.

     Laws and regulations directly applicable to communications or commerce over the Internet are becoming more prevalent. Laws and regulations may be adopted with respect to the Internet or other online services covering issues such as user privacy, pricing, content, copyrights, distribution and characteristics, and quality of products and services. The adoption of any additional laws or regulations may impede the growth of the Internet, which could, in turn, decrease the demand for our Internet-based applications and services and increase our cost of doing business, or otherwise harm our business. Moreover, the applicability to the Internet of existing laws in various jurisdictions governing issues such as property ownership, sales and other taxes, libel and personal privacy is uncertain and may take years to resolve. Any such new legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business or the application of existing laws and regulations to the Internet and other online services could harm our business.

WE ARE SUBJECT TO GOVERNMENT REGULATION OF THE HEALTHCARE INDUSTRY.

     As a participant in the healthcare industry, our operations and relationships are subject to regulation by federal and state laws and regulations and enforcement by federal and state governmental agencies. Sanctions may be imposed for violation of these laws. Any failure or alleged failure to comply with applicable laws and regulations could subject us to investigations, significant fines or other sanctions.

     State and federal laws that protect individually identifiable health information may impact the manner in which we conduct our business. Failure to comply with applicable federal or state laws regarding transmittal, use and confidentiality of patient information of the dentists, orthodontists and oral and maxillofacial surgeons with whom we have direct relationships could adversely affect our business.

     Numerous state laws govern the confidentiality of health information and federal regulations have been proposed which would govern the receipt, use, and delivery of individually identifiable health information. Under the Health Insurance Portability and Accountability Act of 1996, known as HIPAA, the Department of Health and Human Services has passed national standards to facilitate the electronic exchange of health information and has proposed national standards to ensure the confidentiality and security of such information. The proposed rule establishes a complex regulatory framework on a variety of subjects, including (1) disclosure and use of health information that require patient consent, (2) individuals' rights to access and amend their health information, (3) individuals' rights to an accounting of disclosures, and
(4) administrative, technical and physical safeguards required of entities which use protected health information. In addition, we are also subject to state patient confidentiality laws. Further, as we transact business with healthcare providers in other countries, the laws of those countries govern our use and disclosure of health information.

     In addition to the proposed federal health information privacy rule, the Department of Health and Human Services has issued proposed regulations addressing security standards regarding transmission of health information data under HIPAA. The security standards address various areas, including, administrative procedures, physical safeguards, technical security services and technical security mechanisms. Security standards may require us to enter into agreements with some of our customers restricting the dissemination of health information and requiring implementation of specified security measures.

     Federal law prohibits, among other things, the payment or receipt, subject to certain exceptions and "safe harbors," of any remuneration to induce the referral of patients or the purchase, arranging for or recommending of the purchase of items or services for which payment may be made under Medicare, Medicaid, and other federally-funded healthcare programs. Several states have similar anti-remuneration laws. Compliance with these laws could require us to structure our agreements and business arrangements and develop our applications differently than we originally planned.

WE MAY BE SUBJECT TO REGULATION BY THE FOOD AND DRUG ADMINISTRATION.

     The Food and Drug Administration, or FDA, generally has the authority to regulate medical devices, including computer applications, when devices are indicated, labeled or intended to be used in the diagnosis of disease or other conditions, or in the cure, mitigation, treatment or prevention of disease, or are intended to affect the structure or function of the body. Although we do not believe that any of our current applications or services are subject to FDA regulation as medical devices, expansion of our application and service offerings could subject us to FDA regulation. Further, there can be no assurance that the FDA will not assert jurisdiction over certain aspects of our business. FDA jurisdiction over our business, including our applications or services, could materially impact our ability to introduce new applications or services in a timely manner because of the FDA approval process. In addition, compliance with FDA regulations could be expensive.

CHANGES IN THE REGULATORY AND ECONOMIC ENVIRONMENT IN THE HEALTHCARE INDUSTRY COULD ADVERSELY AFFECT OUR BUSINESS.

     As a result of the continued escalation of healthcare costs and concern regarding privacy and security of Internet commerce, numerous proposals have been or may be introduced in the United States Congress, governmental agencies and state legislatures regarding healthcare reform and the regulation of healthcare information. These governmental proposals may increase government involvement in healthcare and lower reimbursement rates in certain circumstances. Economic and political influences, including the increasing role of managed care in the dental, orthodontic and oral and maxillofacial surgery markets, may change the environment in which those providers practice. There can be no assurance that dentists, orthodontists and oral and maxillofacial surgeons will not react negatively to these proposals and uncertainty by reducing or deferring the use of our applications and services. Although we exercise care in structuring our operations to comply in all material respects with the applicable laws and regulations, it is possible that future legislation, regulations and the interpretation of such laws could require us to modify our agreements, applications, services, business and marketing from time to time in response to changes in the regulatory environment. Such required changes may adversely affect our business.

IF WE ARE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS FROM THIRD PARTY CHALLENGES, IT MAY SIGNIFICANTLY IMPAIR OUR COMPETITIVE POSITION.

     Our success and ability to compete depend in part on our ability to protect our proprietary intellectual property rights. Any failure to adequately protect our proprietary rights could result in our competitors offering similar services, which could impair our competitive advantage and decrease our revenue. To protect our proprietary rights, we rely primarily on a combination of copyright, trade secret and trademark laws, confidentiality agreements with third parties, and protective contractual provisions such as those contained in license agreements with strategic partners, vendors and customers. In addition, our employees are expected to sign an agreement to comply with our corporate policies and procedures, including our policy regarding non-disclosure of confidential information. We have not entered into these agreements in every case, and there remains a risk that existing copyright, trademark and trade secret laws afford only limited protection.

     We cannot assure you that our means of protecting our proprietary rights are adequate, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States. Despite our efforts, unauthorized parties may copy aspects of our applications or services and obtain and use information that we regard as proprietary. Our competitors could also independently develop similar technology. Other parties may breach confidentiality agreements and other protective contracts into which we have entered. We may not become aware of, or have adequate remedies in the event of, breaches.

ASSERTING, DEFENDING AND MAINTAINING OUR INTELLECTUAL PROPERTY RIGHTS COULD BE DIFFICULT AND COSTLY AND FAILURE TO DO SO MAY DIMINISH OUR ABILITY TO COMPETE EFFECTIVELY AND MAY HARM OUR OPERATING RESULTS.

     We may need to pursue lawsuits or legal action in the future to enforce our intellectual property rights, to protect our trade secrets and domain names and to determine the validity and scope of the proprietary rights of others. If third parties prepare and file applications for trademarks used or registered by us, we may oppose those applications and be required to participate in proceedings to determine priority of rights to the trademark. Similarly, competitors may have filed applications for patents, may have received patents and may obtain additional patents and proprietary rights relating to applications or services that block or compete with ours. We may have to participate in interference proceedings to determine the priority of invention and the right to a patent for the application. Litigation and interference proceedings, even if they are successful, are expensive to pursue and time consuming, and we could use a substantial amount of our financial resources in either case.

WE MAY FACE THIRD-PARTY CLAIMS ALLEGING INFRINGEMENT OF THEIR INTELLECTUAL PROPERTY RIGHTS, WHICH COULD RESULT IN SIGNIFICANT EXPENSE TO US AND LOSS OF SIGNIFICANT RIGHTS.

     From time to time, third parties may assert patent, copyright, trademark and other intellectual property rights to technologies that are important to our business. This risk may increase as the number of entrants to our market increases and we improve the functionality of our applications and services, potentially causing an overlap with the applications and services of other companies. Any claims against us, or our strategic partners, asserting that our applications or services infringe or may infringe proprietary rights of third parties, whether with or without merit, could be time consuming, result in costly litigation, divert the efforts of our technical and management personnel, disrupt our relationships with our customers or require us to enter into royalty or licensing agreements, any of which could have a negative impact upon our operating results. Royalty or licensing agreements, if required, may not be available on terms acceptable to us, if at all. If a claim against us is successful and we cannot obtain a license to the relevant technology on acceptable terms, license a substitute technology, or redesign our applications or services to avoid infringement, our business and financial results could be harmed.

PROVISIONS OF OUR CERTIFICATE OF INCORPORATION, BYLAWS AND THE TAX DISAFFILIATION AGREEMENT MAY DISCOURAGE TAKEOVERS.

     Our certificate of incorporation and bylaws contain provisions that may make more difficult or expensive or that may discourage a tender offer, change in control or takeover attempt that is opposed by our board of directors. In particular, our certificate of incorporation and bylaws:

          (1) classify our board of directors into three groups, so that stockholders elect only one-third of the board each year;

          (2) permit stockholders to remove directors only for cause;

          (3) permit a special stockholders' meeting to be called only by the chairman of the board of directors, the chief executive officer or a majority of the board of directors;

          (4) require stockholders to give us advance notice to nominate candidates for election to our board of directors or to make stockholder proposals at a stockholders' meeting;

          (5) permit our board of directors to issue, without stockholder approval, preferred stock with such terms as the board may determine; and

          (6) require the vote of the holders of at least 66 2/3% of our voting shares for stockholder amendments to our bylaws.

     In addition, Section 203 of the Delaware General Corporation Law, which will be applicable to us after the distribution, provides certain restrictions on business combinations between us and any party acquiring a 15% or greater interest in our voting stock other than in a transaction approved by our board of directors and in certain cases by our stockholders. These provisions of our certificate of incorporation and bylaws and Delaware law could discourage potential acquisition proposals and could delay or prevent a change in control of PracticeWorks, even if our stockholders support such proposals. These provisions could also make it more difficult for third parties to remove and replace the members of our board of directors. Moreover, these provisions could diminish the opportunities for stockholders to participate in certain tender offers, including tender offers at prices above the then-current market value of our common stock, and may also inhibit increases in the trading price of our common stock that could result from takeover attempts or speculation.

     In connection with the distribution, we have agreed to indemnify InfoCure for all taxes and liabilities incurred solely because (1) we breach a representation or covenant given to King & Spalding in connection with rendering its tax opinion, which contributes to an Internal Revenue Service determination that the distribution was not tax-free or (2) a post-distribution action or omission by us or one or more of our affiliates contributes to an Internal Revenue Service determination that the distribution was not tax-free. Unless InfoCure effectively rebuts the presumption that a change in control transaction involving PracticeWorks or disposition of PracticeWorks occurring prior to the second anniversary of the distribution date is pursuant to the same plan or series of related transactions as the distribution, the Internal Revenue Service might determine that the distribution was not tax-free, giving rise to our indemnification obligation. These provisions of the Tax Disaffiliation Agreement may have the effect of discouraging or preventing an acquisition of PracticeWorks or a disposition of our businesses, which may in turn depress the market price for PracticeWorks common stock.

                                  INTRODUCTION


     On           , 2000, InfoCure's board of directors declared a pro rata
distribution payable to the holders of record of InfoCure common stock at the
close of business on           , 2000, referred to as the record date, of
               shares of PracticeWorks common stock for every share of InfoCure common stock outstanding on the record date. The distribution will be effected
at 11:59 p.m., Atlanta, Georgia, time, on           , 2000. This is referred to
as the distribution date. As a result of the distribution, all of the outstanding PracticeWorks common stock will be distributed to InfoCure stockholders.



     InfoCure intends to distribute the PracticeWorks common stock by book entry. Instead of stock certificates, each InfoCure stockholder that is a record holder of InfoCure shares will receive a statement of such stockholder's book entry account for the PracticeWorks common stock distributed to such stockholder. Account statements reflecting ownership of the PracticeWorks common stock will be mailed shortly after the distribution date. PracticeWorks common stock should be credited to accounts with stockbrokers, banks or nominees of
InfoCure stockholders that are not record holders on or about           , 2000.



     PracticeWorks was incorporated in August 2000 and, following the distribution, will operate the information management technology business for dentists, orthodontists and oral and maxillofacial surgeons currently conducted by InfoCure. Our principal executive offices are located at 1765 The Exchange, Suite 500, Atlanta, Georgia 30339, and our telephone number is (770) 850-5006.



     The business of PracticeWorks constitutes a significant part of the business of InfoCure. Following the distribution, InfoCure will be focused exclusively on information management technology for medical practices.


                                THE DISTRIBUTION

REASONS FOR THE DISTRIBUTION


     The board of directors and management of InfoCure believe that the distribution is in the best interests of InfoCure, PracticeWorks and InfoCure's stockholders. InfoCure believes that the distribution will meaningfully enhance value for InfoCure stockholders and give PracticeWorks the financial and operational flexibility to take advantage of significant growth opportunities in the information management technology business for dentists, orthodontists and oral and maxillofacial surgeons. Our business is a distinct business with significant differences from InfoCure's other operations with respect to its markets, products, capital needs and plans for growth. InfoCure's board of directors and management believe that the distribution will enhance the ability of each of PracticeWorks and InfoCure to focus on strategic initiatives and new business opportunities and to design equity-based compensation programs targeted to its own performance. In addition, InfoCure's board of directors expects that the transition to an independent company will heighten our management's focus, provide us with greater access to capital, and allow us to better pursue strategic relationships and acquisitions.



     The separation will also enable InfoCure management to concentrate its attention on the remaining InfoCure businesses. InfoCure management believes that these businesses may be expanded more effectively if PracticeWorks is no longer controlled by InfoCure.

MANNER OF EFFECTING THE DISTRIBUTION

     The general terms and conditions relating to the distribution will be set forth in an Agreement and Plan of Distribution, referred to as the Distribution Agreement, between InfoCure and PracticeWorks. See "Relationship between InfoCure and PracticeWorks Following the Distribution -- Distribution Agreement" beginning on page 36.

     The distribution will be made on the basis of        shares of
PracticeWorks common stock for every share of InfoCure common stock outstanding on the record date. As further discussed below, fractional shares will not be distributed. The actual total number of shares of PracticeWorks common stock to be distributed will depend on the number of InfoCure shares outstanding on the
record date. Based upon the number of InfoCure shares outstanding on           ,
2000, approximately           shares of PracticeWorks common stock will be
distributed to InfoCure stockholders. The PracticeWorks common stock to be distributed will constitute all of the outstanding PracticeWorks common stock. Options to purchase InfoCure common stock held by InfoCure employees who will become our employees will be replaced by options to purchase PracticeWorks common stock. The option price and number of shares subject to each option will be adjusted so that the aggregate percentage difference between the market price and the option price will be equal for the InfoCure options and the PracticeWorks options. See "Relationship Between InfoCure and PracticeWorks Following the Distribution -- Employee Benefits and Compensation Allocation Agreement" beginning on page 37.

     InfoCure intends to use a book entry system to distribute the PracticeWorks common stock in the distribution unless the stockholder requests a physical stock certificate. Following the distribution, each record holder of InfoCure
common stock on the record date will receive from                , the
distribution agent, a statement of the PracticeWorks common stock credited to the stockholder's account. After the distribution, stockholders may request physical stock certificates from our transfer agent instead of participating in the book entry system.

     Fractional shares of PracticeWorks common stock will neither be issued as part of the distribution nor credited to book entry accounts. In lieu of receiving fractional shares, each holder of InfoCure common stock who would otherwise be entitled to receive a fractional share of PracticeWorks common stock will receive cash for the fractional interest. The distribution agent will, as soon as practicable after the distribution date, aggregate fractional shares into whole shares and sell them in the open market at the prevailing market prices and distribute the aggregate proceeds, net of brokerage fees, ratably to InfoCure stockholders who would otherwise have been entitled to fractional interests. The amount of this payment will depend on the prices at which the aggregated fractional shares are sold by the distribution agent in the open market shortly after the distribution date.

     No InfoCure stockholder will be required to pay any cash or other consideration for the PracticeWorks common stock received in the distribution, or to surrender or exchange InfoCure common stock in order to receive PracticeWorks common stock. No vote of InfoCure stockholders is required or sought in connection with the distribution, and InfoCure stockholders will have no appraisal rights in connection with the distribution.

     In order to receive PracticeWorks common stock in the distribution, InfoCure stockholders must be stockholders at the close of business on the record date.

RESULTS OF THE DISTRIBUTION


     After the distribution, PracticeWorks will be a separate public company operating the information management technology business for dentists, orthodontists and oral and maxillofacial surgeons currently operated by InfoCure. Immediately after the distribution, we expect to have approximately holders of record of PracticeWorks common stock and approximately shares of PracticeWorks common stock outstanding, based on the number
of stockholders of record and outstanding InfoCure common stock on           ,
2000 and after giving effect to the delivery to stockholders of cash in lieu of fractional shares of PracticeWorks common stock. The actual number of shares to be distributed will be determined on the record date. The distribution will not affect the number of outstanding shares of InfoCure common stock or any rights of InfoCure stockholders. InfoCure options held by InfoCure employees who will become our employees will be replaced by PracticeWorks options. See "Relationship Between InfoCure and PracticeWorks Following the
Distribution -- Employee Benefits and Compensation Allocation Agreement" beginning on page 37.



LISTING AND TRADING OF THE PRACTICEWORKS COMMON STOCK



     We will apply to list the PracticeWorks common stock on the Nasdaq Stock Market's National Market under the symbol "PWKS." A stockholder who decides to sell any PracticeWorks common stock or InfoCure common stock should make sure that the stockholder's stockbroker, bank or other nominee understands whether the stockholder wants to sell shares of InfoCure common stock, shares of
PracticeWorks common stock, or both. Beginning on or about           , 2000 and
continuing through           , 2000, Nasdaq National Market practices should
generally allow sales of InfoCure common stock either together with the right to receive the PracticeWorks common stock in the distribution or without the right to receive the PracticeWorks common stock. A stockholder that sells InfoCure common stock with the right to receive the PracticeWorks common stock will be required to deliver to the buyer the PracticeWorks common stock received in respect of such InfoCure common stock in the distribution. Stockholders should also be able to sell their rights to receive PracticeWorks common stock without selling InfoCure common stock.



     Sales of InfoCure common stock with the right to receive the PracticeWorks common stock should generally settle in the customary three business day settlement period. Sales of InfoCure common stock without the right to receive PracticeWorks common stock and sales of PracticeWorks common stock without the right to receive InfoCure common stock will settle according to the terms of the
individual contract for the sale of the stock. Beginning about           , 2000,
stockholders should only be able to sell InfoCure common stock and PracticeWorks common stock separately. Stockholders should consult their brokers for details.



     The shares of PracticeWorks common stock distributed to InfoCure stockholders will be freely transferable, except for PracticeWorks common stock received by persons who may be deemed to be our "affiliates" under the Securities Act of 1933, as amended. Persons who may be deemed to be our affiliates after the distribution generally include individuals or entities that control, are controlled by, or are under common control with us, including our directors, officers and holders of 10% or more of our outstanding common stock. Persons who are our affiliates will be permitted to sell their shares of PracticeWorks common stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemptions afforded by Section 4(1) of the Securities Act and Rule 144 promulgated under the Securities Act. It is believed that persons who may be deemed to be our affiliates after the distribution will beneficially own
approximately           PracticeWorks common stock, or less than      % of the
outstanding shares of PracticeWorks common stock, upon completion of the distribution.

     There can be no assurance that PracticeWorks common stock will be actively traded and we cannot predict the prices at which PracticeWorks common stock will trade. Some of the InfoCure stockholders who receive shares of PracticeWorks common stock may decide that they do not want shares in an information management technology focused exclusively on the dental, orthodontic and oral and maxillofacial surgery markets, and they may sell their PracticeWorks common stock following the distribution. These sales may delay the development of an orderly trading market in the PracticeWorks common stock for a period of time following the distribution. Until the shares of PracticeWorks common stock are fully distributed and an orderly market develops, the prices at which the PracticeWorks common stock trades may fluctuate significantly and may be lower or higher than the price that would be expected for a fully distributed issue. Prices for PracticeWorks common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the shares, our operating results, investors' impressions of PracticeWorks, changes in economic conditions in the healthcare information technology industry and general economic and market conditions.

     Following the distribution, InfoCure common stock will continue to be listed and traded on the Nasdaq National Market under the symbol "INCX." As a result of the distribution, the trading price of InfoCure common stock immediately following the distribution will likely be lower than the trading price of InfoCure common stock immediately prior to the distribution. Until the market has fully analyzed the operations of InfoCure without the operations of PracticeWorks, the prices at which InfoCure common stock trades may fluctuate significantly.

     In addition, the stock market often experiences significant price fluctuations that are unrelated to the operating performance of the specific companies whose stock is traded. Market fluctuations could have a material adverse impact on the trading price of PracticeWorks common stock and/or InfoCure common stock.

FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION

     The following summary of the material federal income tax consequences of the distribution is not a complete description of those consequences and, in particular, may not address federal income tax considerations that affect the treatment of stockholders subject to special tax rules, including stockholders who acquired InfoCure common stock by exercising employee stock options or otherwise as compensation. Each stockholder's individual circumstances may affect the tax consequences of the distribution to such stockholder. In addition, no information is provided in this information statement with respect to tax consequences under applicable foreign, state or local laws. Consequently, each InfoCure stockholder is advised to consult his or her own tax advisor as to the specific tax consequences of the distribution.

     The following discussion is based on currently existing provisions of the Internal Revenue Code, existing, proposed and temporary Treasury regulations promulgated under the Internal Revenue Code, and current administrative rulings and court decisions. All of the foregoing are subject to change, possibly on a retroactive basis, and any of these changes could affect the validity of the following discussion.

     Neither InfoCure nor PracticeWorks has requested an advance ruling from the Internal Revenue Service as to the tax consequences of the distribution.

GENERAL

     King & Spalding, counsel to InfoCure, will render an opinion to InfoCure and PracticeWorks that the distribution should qualify as a distribution described in Section 355 of the Internal Revenue Code. If the distribution so qualifies, the following United States federal income tax consequences generally will apply to InfoCure stockholders who hold their shares of InfoCure common stock as a capital asset:

     - Except for any cash received in lieu of a fractional share of PracticeWorks common stock, an InfoCure stockholder will not recognize any income, gain or loss as a result of the receipt of shares of PracticeWorks common stock in the distribution.

     - An InfoCure stockholder's holding period for shares of PracticeWorks common stock received in the distribution will include the period for which that stockholder's shares of InfoCure common stock were held.

     - An InfoCure stockholder's tax basis for shares of PracticeWorks common stock received in the distribution will be determined by allocating to shares of PracticeWorks common stock, on the basis of the relative fair market values of InfoCure common stock and PracticeWorks common stock at the time of the distribution, a portion of the stockholder's basis in his or her shares of InfoCure common stock. The InfoCure stockholder's basis in his or her shares of InfoCure common stock will be decreased by the portion allocated to the shares of PracticeWorks common stock.

     - The receipt of cash in lieu of a fractional share of PracticeWorks common stock will be treated as a sale of the fractional share, and a stockholder will recognize gain or loss equal to the difference between the amount of cash received and the stockholder's basis in the fractional share, as determined above. The gain or loss will be long-term capital gain or loss if the stockholder's holding period for the fractional share, as determined above, is more than one year.

     - Neither InfoCure nor PracticeWorks will recognize any gain or loss in the distribution other than deferred intercompany gains and excess loss accounts, if any, that may be triggered as a result of the distribution.

     In rendering its opinion, King & Spalding will rely upon analysis, assumptions, representations and future undertakings from PracticeWorks and InfoCure and certain other data, documentation and other materials that King & Spalding deems necessary for purposes of its opinion. The opinion of counsel will not be binding on the Internal Revenue Service or the courts; accordingly, there can be no assurance that the distribution will qualify as a tax-free transaction to InfoCure and its stockholders. In addition, under Section 355(e) of the Internal Revenue Code, the distribution may become taxable to InfoCure, but not InfoCure stockholders, if during the four-year period beginning two years before the distribution, one or more persons were to acquire a 50% or greater interest in InfoCure or PracticeWorks as part of a plan or a series of related transactions that includes the distribution. Similarly, Section 355(e) of the Internal Revenue Code would cause the distribution to be taxable to InfoCure, but not to InfoCure's stockholders, if InfoCure failed to prove that any of the corporations acquired by InfoCure within the two-year period preceding the distribution and that are treated as "predecessors" of either InfoCure or PracticeWorks under Section 355(e) were not acquired pursuant to a plan or series of related transactions including the distribution.

INDEMNIFICATION

     We would be obligated to indemnify InfoCure under the Tax Disaffiliation Agreement for the full amount of any liability of InfoCure incurred solely because (1) we breach a representation or covenant given to King & Spalding in connection with rendering its tax opinion, which breach contributes to an Internal Revenue Service determination that the distribution was not tax-free, or (2) a post-distribution action or omission by us or any affiliate of ours contributes to an Internal Revenue Service determination that the distribution was not tax-free. InfoCure will indemnify us for all taxes and liabilities incurred solely because (1) InfoCure breaches a representation or covenant given to King & Spalding in connection with rendering its tax opinion, which breach contributes to an Internal Revenue Service determination that the distribution was not tax-free, or (2) a post-distribution action or omission by InfoCure or any affiliate contributes to an Internal Revenue Service determination that the distribution was not tax-free. If the Internal Revenue Service determines that the distribution was not tax-free for any other reason, InfoCure and PracticeWorks will indemnify each other against 50% of all taxes and liabilities. If triggered, PracticeWorks' indemnification obligation would be substantial.

     We will also indemnify InfoCure for any taxes resulting from any internal realignment undertaken to facilitate the distribution on or before the distribution date. Any such taxes are not expected to be material.

     For a description of the agreement pursuant to which InfoCure and PracticeWorks have provided for certain tax disaffiliation and other tax-related matters, see "Relationship Between InfoCure and PracticeWorks Following the Distribution -- Tax Disaffiliation Agreement" on page 37.

INFORMATION REPORTING

     Current United States Treasury regulations require each InfoCure stockholder who receives shares of PracticeWorks common stock pursuant to the distribution to attach to his or her federal income tax return for the year in which the distribution occurs a detailed statement setting forth such data as may be appropriate in order to show the applicability of Section 355 of the Internal Revenue Code to the distribution. InfoCure will provide appropriate information to each holder of record of InfoCure common stock as of the record date.

REASONS FOR FURNISHING THIS DOCUMENT

     This document is being furnished solely to provide information to InfoCure stockholders who will receive shares PracticeWorks common stock in the distribution. It is not, and is not to be construed as, an inducement or encouragement to buy or sell any securities of InfoCure or PracticeWorks. Neither InfoCure nor PracticeWorks will update the information contained in this document except in the normal course of their respective public disclosure practices. However, we will amend this document if there is any material change in the terms of the distribution or if King & Spalding will not render the opinion described above under "-- Federal Income Tax Consequences of the Distribution."

                RELATIONSHIP BETWEEN INFOCURE AND PRACTICEWORKS
                           FOLLOWING THE DISTRIBUTION

     For purposes of governing certain of the ongoing relationships between InfoCure and PracticeWorks after the distribution and to provide for an orderly transition to the status of two independent companies, InfoCure and PracticeWorks have entered or will enter into the agreements described in this section. The forms of agreements summarized in this section are included as exhibits to the registration statement on Form 10 that we have filed with the Securities and Exchange Commission, and the following summaries are qualified in their entirety by reference to the agreements as so filed. See "Additional Information" beginning on page 89.

DISTRIBUTION AGREEMENT

     Prior to the distribution date, InfoCure and PracticeWorks will enter into a Distribution Agreement, which will provide for, among other things, the principal corporate transactions required to effect the distribution and other agreements relating to the continuing relationship between PracticeWorks and InfoCure after the distribution. Pursuant to the Distribution Agreement, InfoCure will transfer to its wholly owned subsidiary, InfoCure Systems, Inc., or ISI, the stock of all of InfoCure's direct subsidiaries, other than ISI. ISI will then contribute to PracticeWorks the assets and liabilities relating to InfoCure's information management technology business for dentists, orthodontists and oral and maxillofacial surgeons. In exchange for that contribution, we will issue to ISI shares of PracticeWorks common stock. Immediately before the distribution to the InfoCure stockholders, ISI will distribute all of our issued and outstanding stock to InfoCure. Finally, InfoCure will effect the distribution by delivering a certificate or certificates representing all of the shares of PracticeWorks common stock to be distributed to InfoCure's stockholders to the distribution agent.

     Under the Distribution Agreement and effective as of the distribution date, we will assume, and will agree to indemnify InfoCure against, all liabilities, litigation and claims, including related insurance costs, arising out of our business, and InfoCure will retain, and will agree to indemnify us against, all liabilities, litigation and claims, including related insurance costs, arising out of InfoCure's businesses. The foregoing obligations will not entitle an indemnified party to recovery to the extent any such liability is covered by proceeds received by such party from any third party insurance policy.

     The Distribution Agreement will provide that each of InfoCure and PracticeWorks will be granted access to certain records and information in the possession of the other, and will require the retention by each of InfoCure and PracticeWorks for a period of eight years following the distribution date of all of this information in its possession.

TRANSITION SERVICES AGREEMENT

     InfoCure and PracticeWorks will enter into a Transition Services Agreement prior to the distribution date under which, in exchange for the fees specified in that agreement, InfoCure and PracticeWorks will agree to continue to provide specified administrative services to one another, including accounting, payroll and information management services. The Transition Services Agreement will provide that each of InfoCure and PracticeWorks will undertake to provide the same degree of care and diligence as it uses in providing these services to itself and its subsidiaries. Provision of services under the

Transition Services Agreement will terminate upon 120 days prior written notice by either company, but in no event prior to December 31, 2000. We believe that the terms and conditions on which services will be provided to us under the Transition Services Agreement are as favorable to us as those available from unrelated parties for a comparable arrangement.

TAX DISAFFILIATION AGREEMENT

     InfoCure and PracticeWorks will enter into a Tax Disaffiliation Agreement which will identify each party's rights and obligations with respect to deficiencies and refunds, if any, of federal, state, local or foreign taxes for periods before and after the distribution and related matters such as the filing of tax returns and the conduct of Internal Revenue Service and other audits. Under the Tax Disaffiliation Agreement, we will indemnify InfoCure for any tax liability of us or our affiliates for any period. We will also indemnify InfoCure for all taxes and liabilities incurred solely because (1) we breach a representation or covenant given to King & Spalding in connection with rendering its tax opinion, which breach contributes to an Internal Revenue Service determination that the distribution was not tax-free or (2) a post-distribution action or omission by us or an affiliate of ours contributes to an Internal Revenue Service determination that the distribution was not tax-free. InfoCure will indemnify PracticeWorks for all taxes and liabilities incurred solely because (1) InfoCure breaches a representation or covenant given to King & Spalding in connection with rendering its tax opinion, which breach contributes to an Internal Revenue Service determination that the distribution was not tax-free, or (2) a post-distribution action or omission by InfoCure or an affiliate contributes to an Internal Revenue Service determination that the distribution was not tax-free. If the Internal Revenue Service determines that the distribution was not tax-free for any other reason, InfoCure and PracticeWorks will indemnify each other against 50% of all taxes and liabilities.

     We will also indemnify InfoCure for any taxes resulting from any internal realignment undertaken to facilitate the distribution on or before the distribution date. Any such taxes are not expected to be material.

EMPLOYEE BENEFITS AND COMPENSATION ALLOCATION AGREEMENT

     Prior to the distribution, InfoCure and PracticeWorks will enter into an Employee Benefits and Compensation Allocation Agreement, which will contain provisions relating to employee compensation, benefits and labor matters and the treatment of options to purchase InfoCure common stock held by InfoCure employees who will become our employees. This agreement will provide that InfoCure options held by InfoCure employees who will become our employees will be replaced by PracticeWorks options. The option price for the number for the shares of PracticeWorks common stock subject to each option will be determined by dividing the option price for the related InfoCure option by the PracticeWorks conversion factor, and the number of shares of PracticeWorks common stock subject to each PracticeWorks option will be determined by multiplying the number of shares subject to the related InfoCure option by the PracticeWorks conversion factor. The PracticeWorks conversion factor is a number equal to (1) the closing price of InfoCure common stock on the Nasdaq National Market on the record date, divided by (2) the opening price of the PracticeWorks common stock on the Nasdaq National Market on the day following the distribution date.

                                 PRACTICEWORKS
                      (A DIVISION OF INFOCURE CORPORATION)

                           HISTORICAL CAPITALIZATION

     The following table sets forth our historical debt and capitalization as of June 30, 2000. This data should be read in conjunction with our historical balance sheet.

                                                              AS OF JUNE 30, 2000
                                                              -------------------
                                                                (IN THOUSANDS)
Cash and cash equivalents...................................       $  4,915
                                                                   ========
Long-term debt (1)..........................................         19,686
                                                                   --------
Divisional equity:
  Net advances from InfoCure................................         53,326
  Accumulated deficit.......................................        (12,156)
                                                                   --------
          Total divisional equity...........................         41,170
                                                                   --------
Total capitalization........................................       $ 60,856
                                                                   ========

-------------------------

(1) The amount recorded as long-term debt represents borrowings under InfoCure's credit facility and other note agreements which were used primarily to acquire the businesses whose assets and liabilities will be contributed to us by InfoCure immediately prior to the distribution.

                               DIVIDEND POLICIES

     Following the distribution, our dividend policy will be set by our board of directors. We currently intend to retain all available funds and any future earnings for use in the operation and expansion of our business and do not anticipate declaring or paying any cash dividends in the foreseeable future. Any future determination as to the declaration and payment of dividends will be at the discretion of our board of directors and will depend on then existing conditions, including our financial condition, results of operations, contractual restrictions, capital requirements, business prospects and other factors that our board of directors considers relevant.

     InfoCure has never declared or paid any cash dividends on its capital stock. InfoCure currently intends to retain all available funds and any future earnings for use in the operation and expansion of its business and does not anticipate declaring or paying any cash dividends in the foreseeable future. Any future determination as to the declaration and payment of dividends will be at the discretion of InfoCure's board of directors and will depend on then existing conditions, including its financial condition, results of operations, contractual restrictions, capital requirements, business prospects and other factors that its board of directors considers relevant.

                                 PRACTICEWORKS




                      (A DIVISION OF INFOCURE CORPORATION)


                            SELECTED FINANCIAL DATA


     You should read the following selected financial data in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our audited financial statements as of and for the years ended December 31, 1999 and 1998 and the eleven months ended December 31, 1997, our unaudited financial statements as of and for the six months ended June 30, 2000 and the related notes appearing elsewhere in this information statement. The information as of and for the years ended January 31, 1997 and 1996 is unaudited. We believe that the assumptions underlying the preparation of our financial statements are reasonable. However, our subscription based revenue model is different than the one we have used historically and we are currently developing new applications and services we have not historically offered. Therefore, the financial information included in this information statement may not be indicative of our future results of operations, financial position and cash flows. In addition, this financial information may not reflect the financial results we would have achieved if we had been a separate stand-alone entity during these periods. The financial statements for all periods presented give retroactive effect to poolings of interests treatment for five acquisitions completed during 1999 and include the results of operations for all purchase acquisitions from the respective acquisition date.



                                                                         ELEVEN
                              SIX MONTHS ENDED       YEAR ENDED          MONTHS         YEAR ENDED
                                  JUNE 30,          DECEMBER 31,         ENDED          JANUARY 31,
                             ------------------   -----------------   DECEMBER 31,   -----------------
                             2000(2)     1999     1999(3)   1998(4)     1997(5)       1997      1996
                             --------   -------   -------   -------   ------------   -------   -------
                                (UNAUDITED)                                             (UNAUDITED)
STATEMENT OF OPERATIONS
  DATA (IN THOUSANDS)(1):
REVENUE:
  Systems and software.....  $  6,562   $17,851   $34,325   $27,825     $13,961      $ 7,726   $ 7,623
  Maintenance, support and
    services...............    13,454     8,730    20,266    15,662       7,523       11,919    10,523
                             --------   -------   -------   -------     -------      -------   -------
    Total revenue..........    20,016    26,581    54,591    43,487      21,484       19,645    18,146
                             --------   -------   -------   -------     -------      -------   -------
OPERATING EXPENSE:
  Hardware and other items
    purchased for resale...     2,851     4,864     9,654     9,726       3,722        6,334     6,278
  Selling, general and
    administrative
    (excluding compensatory
    stock awards)..........    18,980    14,574    28,666    21,061      11,703        9,394     9,360
  Research and
    development............     1,541     1,341     4,185     3,537       3,267        1,924     1,917
  Depreciation and
    amortization...........     7,898     1,010     3,284     2,272         551          283       282
  Restructuring and other
    charges................       816        --     1,814     1,031       6,463           --        --
  Merger costs.............        --       266       659        69          --           --        --
  Compensatory stock
    awards.................        --       294       428     6,447          14           --        --
  Gain on disposal of fixed
    assets.................      (632)       --        --        --          --           --        --
                             --------   -------   -------   -------     -------      -------   -------
    Total operating
      expense..............    31,454    22,349    48,690    44,143      25,720       17,935    17,837
                             --------   -------   -------   -------     -------      -------   -------
Operating (loss) income....   (11,438)    4,232     5,901      (656)     (4,236)       1,710       309
                             --------   -------   -------   -------     -------      -------   -------
Interest expense and other,
  net......................       959     1,044     1,335       966         198          182       183
                             --------   -------   -------   -------     -------      -------   -------

(continued from previous page)

                                                                         ELEVEN
                              SIX MONTHS ENDED       YEAR ENDED          MONTHS         YEAR ENDED
                                  JUNE 30,          DECEMBER 31,         ENDED          JANUARY 31,
                             ------------------   -----------------   DECEMBER 31,   -----------------
                             2000(2)     1999     1999(3)   1998(4)     1997(5)       1997      1996
                             --------   -------   -------   -------   ------------   -------   -------
                                (UNAUDITED)
                                                                                        (UNAUDITED)
(Loss) income before income
  taxes and extraordinary
  item.....................   (12,397)    3,188     4,566    (1,622)     (4,434)       1,528       126
(Benefit) provision for
  income taxes.............    (3,731)    1,561     2,186       873        (171)         (26)     (191)
Extraordinary item, net of
  income taxes.............        --        72        72        --          --           --        --
                             --------   -------   -------   -------     -------      -------   -------
Net (loss) income..........  $ (8,666)  $ 1,555   $ 2,308   $(2,495)    $(4,263)     $ 1,554   $   317
                             ========   =======   =======   =======     =======      =======   =======
OTHER DATA:
EBITDA(6)..................  $ (3,356)  $ 5,802   $12,086   $ 9,163     $ 2,792      $ 1,993   $   591
                             ========   =======   =======   =======     =======      =======   =======

                                                                 AS OF                    AS OF
                                           AS OF              DECEMBER 31,             JANUARY 31,
                                         JUNE 30,     ----------------------------   ---------------
                                           2000        1999      1998       1997      1997     1996
                                        -----------   -------   -------   --------   ------   ------
                                        (UNAUDITED)                                    (UNAUDITED)
CONSOLIDATED BALANCE SHEET DATA (IN
  THOUSANDS):
Cash and cash equivalents.............    $ 4,915     $ 2,527   $ 1,633   $    741   $  638   $  390
Working capital.......................        564      (1,190)   (1,034)    (3,598)   1,337      804
Total assets..........................     74,480      57,842    37,098     14,434    3,659    5,142
Long-term debt, less current
  portion.............................     19,681       9,614    14,769      4,405      351    1,631
Net divisional equity.................     41,170      32,419    10,800        983    1,229      721

-------------------------

(1) Our historical capital structure is not representative of our future capital structure. We issued common stock to a wholly owned subsidiary of InfoCure in August 2000 and will commence operations as a separate legal entity upon completion of the distribution. Accordingly, the historical net (loss) income per share and weighted average number of shares of common stock outstanding are not shown for any of periods presented.

(2) During the six months ended June 30, 2000, InfoCure acquired six companies in transactions accounted for as purchases.

(3) During 1999, InfoCure acquired four companies in transactions accounted for as purchases.

(4) During 1998, InfoCure acquired one company in a transaction accounted for as a purchase.

(5) During 1997, InfoCure acquired two companies in transactions accounted for as purchases.

(6) EBITDA represents earnings before interest, (benefit) provision for income taxes, depreciation and amortization, restructuring and other charges, merger costs, compensatory stock awards and gain on disposal of fixed assets. EBITDA is not a measurement in accordance with generally accepted accounting principles, or GAAP, and should not be considered an alternative to, or more meaningful than, net (loss) income as a measure of our profitability or cash flows as a measure of our liquidity. All companies do not calculate EBITDA in the same manner. Accordingly, our

    EBITDA may not be comparable with that of other companies. We have included information concerning EBITDA because management believes EBITDA provides a useful measure of our performance.

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

     Under the terms of a merger agreement dated December 21, 1999, as amended, InfoCure intends to acquire Medical Dynamics, Inc. following approval of the transaction by Medical Dynamics' stockholders and satisfaction of other closing conditions. InfoCure plans to transfer the assets and liabilities of Medical Dynamics' business to PracticeWorks in connection with the distribution. The following selected unaudited pro forma condensed combined financial information has been derived from the historical financial statements of PracticeWorks (A Division of InfoCure Corporation) and Medical Dynamics included elsewhere in this information statement. The unaudited pro forma condensed combined statements of operations data for the six months ended June 30, 2000 and the year ended December 31, 1999 have been presented as if the pending acquisition of Medical Dynamics had been consummated on January 1, 1999. The unaudited pro forma condensed combined balance sheet data as of June 30, 2000 has been presented as if the pending acquisition of Medical Dynamics had been consummated on that date.

     The selected unaudited pro forma condensed combined financial information gives effect to the acquisition of Medical Dynamics under the purchase method of accounting for business combinations and is based upon the assumptions and adjustments described in the notes to the unaudited pro forma condensed combined financial statements.

                                                SIX MONTHS ENDED       YEAR ENDED
                                                 JUNE 30, 2000      DECEMBER 31, 1999
                                               ------------------   -----------------
                                                           (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Total revenue................................       $ 22,259            $ 65,550
Restructuring and other charges..............            816               2,469
Merger costs.................................             --                 659
Compensatory stock awards....................             --                 478
Operating loss...............................        (13,117)              1,072
Net loss.....................................        (10,109)             (1,276)

                                                                  AS OF
                                                              JUNE 30, 2000
                                                              --------------
                                                                   (IN
                                                                THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents...................................     $  4,857
Working capital.............................................         (688)
Total assets................................................       86,275
Long-term debt, less current portion........................       19,820
Divisional equity...........................................       51,600

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis should be read in conjunction with the "Selected Financial Data" and the accompanying financial statements and related notes included elsewhere in this information statement. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this information statement, particularly in "Risk Factors."

OVERVIEW

     We are a leading information management technology provider for dentists, orthodontists and oral and maxillofacial surgeons. Our offerings include practice management applications, business-to-business e-commerce services, electronic data interchange, or EDI, services, ongoing maintenance and support and training. These applications and services are designed to automate the provider's practice, resulting in greater efficiency, lower costs and higher quality care. As of July 31, 2000, we had an installed base of over 38,000 providers, including 30,000 dentists, 4,300 orthodontists and 3,700 oral and maxillofacial surgeons.

     For all of the periods presented in this information statement, we operated as part of InfoCure Corporation. InfoCure's board of directors has approved a pro rata distribution to its stockholders of all of the outstanding shares of the common stock of PracticeWorks, which is currently an indirect, wholly owned subsidiary of InfoCure. Immediately prior to completion of the distribution, InfoCure will transfer the assets and liabilities of its information management technology business for dentists, orthodontists, oral and maxillofacial surgeons to PracticeWorks. After the completion of the distribution, InfoCure will not own any of our outstanding stock. Upon completion of the distribution, we will enter into various agreements related to our interim and ongoing relationships with InfoCure.

     A substantial part of our growth has been achieved through acquisitions. From July 10, 1997 through July 31, 2000, we completed 18 acquisitions. Given the significant number of acquisitions in each of the periods presented, the results of operations from period to period may not necessarily be comparable. Of the 18 acquisitions, we acquired the five companies listed below (the "1999 Pooled Companies") in transactions accounted for as poolings of interests during the year ended December 31, 1999. These mergers provided for the exchange of substantially all of the outstanding equity interests of such companies for shares of InfoCure's common stock.

                                                              SHARES OF INFOCURE
                                                                 COMMON STOCK
COMPANY                                                             ISSUED
-------                                                       ------------------
OMSystems, Inc..............................................       2,287,998
Ardsley, M.I.S., Inc........................................         209,016
Kevin Kozlowski, Inc., d/b/a Human Touch Software...........         255,247
Unident Corporation.........................................         357,796
InfoLogic, Inc..............................................         102,096

     Because these acquisitions were accounted for as poolings of interests, the financial statements included in this information statement have been retroactively restated to reflect them. As a result, the financial position, results of operations and cash flows are presented as if the 1999 Pooled Companies had been included for all periods presented. See notes to financial statements.

     We have historically derived revenue primarily from licensing new software products and software upgrades, reselling hardware components in connection with a portion of our software sales and providing customer support and services. Customer support and services typically have been provided pursuant to renewable annual contracts or on a fee basis. We have derived additional revenue from customers and third-party clearinghouses by providing EDI services through contractual arrangements with such parties. Approximately 37% of our total 1999 revenue was recurring in nature.

     We base our revenue recognition policies for sales of software on the provisions of the American Institute of Certified Public Accountants' Statement of Position ("SOP") No. 97-2, "Software Revenue Recognition." Revenue from software sales is recognized upon shipment in instances where we have evidence of a contract, the fee charged is fixed and determinable and collection is probable. Revenue from hardware sales is recognized upon product shipment. Revenue from support and maintenance contracts, which are typically one year in length, are recognized ratably over the life of the contract. Revenue from other services is recognized as the services are provided.

     Depreciation and amortization expense results primarily from the amortization of goodwill, which represents the excess of the consideration we paid over the fair value of the net assets acquired in acquisitions accounted for under the purchase method of accounting. As of December 31, 1999, our balance sheet included goodwill, net of accumulated amortization, of $32.8 million. Goodwill is amortized over its estimated useful life, which had previously been 15 years. In the fourth quarter of 1999, management determined that the estimated useful life of goodwill should be shortened substantially to be more reflective of the current rate of technological change and competitive conditions within the marketplace. Accordingly, management changed the estimated useful life of goodwill from 15 years to three years. This change in accounting estimate is applied prospectively from the fourth quarter of 1999 and increased 1999 amortization expense by approximately $600,000. As of June 30, 2000, future amortization expense related to goodwill is estimated to total approximately $15.9 million per year.

     Depreciation and amortization expense also includes depreciation of property and equipment and amortization of software development costs. Property and equipment are assigned depreciable lives ranging from three to 40 years. Software development costs are expensed until technological feasibility is achieved. Costs incurred after achievement of technological feasibility and before general release are capitalized and amortized, generally over a four-year life. Costs incurred after general release are expensed as incurred. As discussed below, during the fourth quarter of 1999, we adopted a new product strategy involving the development of ASP applications and other Internet-based applications and services. Additionally, in connection with restructuring the businesses of recently acquired companies, we decided to modify future product offerings. As a result of these decisions, we recorded a charge of approximately $874,000 million in the fourth quarter of 1999 representing the write-off of the carrying value of software development costs.

CHANGE IN PRODUCT STRATEGY AND BUSINESS MODEL

     In the fourth quarter of 1999, we decided to transition to a subscription pricing model and commenced development of practice management applications that may be delivered through an ASP delivery model and other Internet-based applications and services.

     Following these decisions, in the second quarter of 2000 we began offering substantially all of our products and services on a subscription basis. Under this subscription pricing model, customers pay a fixed, monthly fee for use of our practice management applications and maintenance and support services. This represents a change in our historical pricing model in which customers were charged an initial licensing fee for use of practice management products and continuing maintenance and support. As a result of the transition to subscription pricing model, we have experienced a decline in one-time revenue from software license fees and hardware sales, which we expect to be replaced over time by monthly subscription fees. In addition, as we convert existing customers to our new subscription contracts, the recurring support revenue from our installed customer base will gradually decline and will be replaced by increasing monthly subscription fee revenue. We expect the percentage of our revenue that is recurring in nature to increase substantially as a result of this change. Under our subscription pricing model, as with our historical pricing model, we will charge our customers transaction fees for use of our EDI services.

     Our existing practice management applications are installed either on servers or personal computers located in the provider's office. We are developing ASP applications whereby the application will be remotely hosted on a central server which our customers will access through a standard Internal browser. We expect to release an ASP application for use by dentists in the United States during the fourth quarter of 2000 and to release ASP applications for orthodontists and oral and maxillofacial surgeons during 2001. Following the release of these applications, we will offer customers a choice between our most advanced existing applications and our ASP applications. In addition, we have developed InfoLincx, an e-commerce application that enables convenient, online purchasing of dental and office supplies and promotional materials offered by our strategic partners. Through our existing strategic relationships, orthodontists currently use InfoLincx to order orthodontic supplies, office supplies and promotional materials. We are developing additional strategic relationships to facilitate online ordering of dental supplies, which will allow us to begin offering InfoLincx in the dental and oral and maxillofacial surgery markets. We expect to derive increasing revenue from e-commerce transactions utilizing InfoLincx. This revenue will typically be in the form of a commission or royalty based on the value of products and services provided by our strategic partners to our customers and will be recognized as it is earned. We are also developing an Internet portal which will provide access to our ASP applications, enable secure communication between patients and providers, feature healthcare content relevant to the markets we serve and provide access to additional online services. Further, we intend to develop strategic relationships to enable us to design custom websites for our customers, enabling them to utilize the Internet to provide information about their practices and market their services.

     We began the implementation of these changes in our pricing model and product strategy during the six months ended June 30, 2000. During the three months ended March 31, 2000, we formalized our sales approach relating to our new pricing model and ASP applications and developed new marketing materials. In addition, during the six months ended June 30, 2000, we substantially completed company-wide training and education related to our subscription pricing model for our sales and support staffs.

Because these training initiatives were ongoing throughout the six months ended June 30, 2000, we had a reduced sales effort from that of comparable periods. As a result of our announcement to deliver ASP applications, we believe that some potential customers may have delayed purchases of practice management applications.

     We also believe that the overall reduction in our sales was partially due to purchases customers made in 1999 to prepare for Year 2000 computer issues. These factors impacted our results for the six months ended June 30, 2000 compared to the corresponding period in 1999. In addition, because of these changes in our pricing model and product offerings, we do not believe our historical financial results are representative of future results.

RESTRUCTURING CHARGES

     THE 2000 PLAN. In July 2000, we completed a comprehensive assessment of infrastructure requirements including personnel, facilities and other resources for PracticeWorks. As a result of the integration efforts required for the recent acquisitions and the assessment of infrastructure requirements to execute our new product strategy and subscription pricing model, management has adopted a significant initiative to restructure PracticeWorks. The restructuring includes the consolidation and closing of approximately 10 facilities and the reduction of approximately 145 employees. We expect to record non-recurring charges of approximately $4.0 million related to the restructuring, of which the majority are expected during the third quarter of 2000. The restructuring is expected to be completed during the fourth quarter of 2000. Once completed, the restructuring is expected to reduce operating expenses by approximately $9.0 million on an annualized basis.

     THE 1999 PLAN. In the fourth quarter of 1999, InfoCure decided to restructure its business into a medical division and a dental division. The dental division formed in this restructuring constitutes the business that will be transferred to PracticeWorks immediately prior to the distribution. At the time of the restructuring, we decided to transition to subscription pricing and to commence development of ASP applications and other Internet-based applications and services. Management committed to a plan of restructuring and reorganization in connection with the establishment of the dental division and these changes in our pricing model and product strategy. This restructuring plan, which was substantially completed in the second quarter of 2000, included consolidating facilities, eliminating staffing redundancies and repositioning PracticeWorks to capitalize on the change in our pricing model and product strategy. In the fourth quarter of 1999, we recorded $1.8 million in restructuring and other charges in connection with this plan. The components of these charges are:

     - $874,000 representing carrying value of software development costs, the estimated useful life of which is now considered minimal based on changes to our product strategy;

     - $700,000 reflecting contingent consideration deemed payable to former stockholders of entities affected by the restructuring;

     - $97,000 representing other asset write-downs and costs;

     - $95,000 representing facility closure and consolidation costs, including cancellation of leases and other contracts; and

     - $48,000 representing incremental costs associated with completion of discontinued customer contracts.

     Additional charges were recorded in the first quarter of 2000 primarily to provide for costs associated with staffing reductions and other asset write-downs. These personnel changes were finalized and communicated in the first quarter of 2000. Accordingly, compensation costs, including severance and other termination benefits, and asset write-downs aggregating $770,000 were recorded in the first quarter of 2000.

     THE 1997 PLAN. In 1997, we adopted a plan to restructure our operations by consolidating existing facilities and acquired operations. In connection with the restructuring plan, which was substantially completed in the second quarter of 1998, we recorded restructuring and other charges totaling $6.5 million in the fourth quarter of 1997 and $1.0 million in the first six months of 1998.

CHANGE IN FISCAL YEAR

     In the first quarter of 1998, we changed our fiscal year end from January 31 to December 31. As a result, our fiscal year beginning February 1, 1997 and ending on December 31, 1997 reflects eleven months of operations.

RESULTS OF OPERATIONS

     The following table sets forth certain statement of operations data as a percentage of total revenue for the periods indicated:

                                                                                ELEVEN
                                                                                MONTHS
                            SIX MONTHS ENDED           YEAR ENDED               ENDED
                                JUNE 30,              DECEMBER 31,           DECEMBER 31,
                            ----------------   ---------------------------   ------------
                            2000       1999        1999           1998           1997
                            -----      -----   ------------   ------------   ------------
                              (UNAUDITED)
REVENUE:
Systems and software......   32.8%      67.2%      62.9%          64.0%          65.0%
Maintenance, support and
  services................   67.2       32.8       37.1           36.0           35.0
                            -----      -----      -----          -----          -----
          Total revenue...  100.0      100.0      100.0          100.0          100.0
                            -----      -----      -----          -----          -----
OPERATING EXPENSE:
Hardware and other items
  purchased for resale....   14.2       18.3       17.7           22.4           17.3
Selling, general and
  administrative
  (excluding compensatory
  stock awards)...........   94.8       54.9       52.5           48.4           54.5
Research and
  development.............    7.7        5.0        7.7            8.1           15.2
Depreciation and
  amortization............   39.5        3.8        6.0            5.2            2.6
Restructuring and other
  charges.................    4.1         --        3.3            2.4           30.1
Merger costs..............     --        1.0        1.2             .2             --
Compensatory stock
  awards..................     --        1.1         .8           14.8             --
Gain on disposal of fixed
  assets..................   (3.2)        --         --             --             --
                            -----      -----      -----          -----          -----
          Total operating
             expense......  157.1       84.1       89.2          101.5          119.7
                            -----      -----      -----          -----          -----

(continued from previous page)

                                                                                ELEVEN
                                                                                MONTHS
                            SIX MONTHS ENDED           YEAR ENDED               ENDED
                                JUNE 30,              DECEMBER 31,           DECEMBER 31,
                            ----------------   ---------------------------   ------------
                            2000       1999        1999           1998           1997
                            -----      -----   ------------   ------------   ------------
                              (UNAUDITED)
Operating (loss) income...  (57.1)      15.9       10.8           (1.5)         (19.7)
Interest expense and
  other, net..............    4.8        3.9        2.4            2.2            0.9
                            -----      -----      -----          -----          -----
(Loss) income before
  income taxes and
  extraordinary item......  (61.9)      12.0        8.4           (3.7)         (20.6)
(Benefit) provision for
  income taxes............  (18.6)       5.9        4.0            2.0           (0.8)
Extraordinary item, net of
  tax.....................     --         --         --             --             --
                            -----      -----      -----          -----          -----
  Net (loss) income.......  (43.3)%      6.1%       4.4%          (5.7)%        (20.6)%
                            =====      =====      =====          =====          =====

SIX MONTHS ENDED JUNE 30, 2000 COMPARED TO SIX MONTHS ENDED JUNE 30, 1999

     TOTAL REVENUE. Revenue includes (1) systems and software revenue which consists of new nonrecurring sales of licenses or upgrades and reselling hardware components and (2) maintenance, support and services revenue which consists of recurring fees for software and hardware maintenance and support, EDI, e-commerce and subscription fees and non-recurring fees for training, installation and other services. Total revenue for the six months ended June 30, 2000 decreased $6.6 million, or 24.8%, to $20.0 million from $26.6 million for the six months ended June 30, 1999. For the six months ended June 30, 2000, systems and software revenue decreased $11.3 million, or 63.1%, to $6.6 million from $17.9 million in the six months ended June 30, 1999. This decrease is due to lower unit sales in the current period due to our transition to a subscription pricing model, some customers delaying new system purchases until the release of our ASP applications and some customers accelerating purchases during 1999 to prepare for Year 2000 computer issues. Maintenance, support and service revenue for the six months ended June 30, 2000 increased $4.8 million, or 55.2%, to $13.5 million from $8.7 million for the six months ended June 30, 1999. This increase is primarily due to additional revenue generated by acquisitions made in December 1999 and March and April 2000, an increase in EDI revenue resulting from an increase in the number of practices using this service and revenue related to new subscription-priced contracts.

     HARDWARE AND OTHER ITEMS PURCHASED FOR RESALE. Hardware and other items purchased for resale consist of costs incurred to purchase hardware, and include costs of forms and postage, outsourced hardware maintenance, third-party software and other items for resale in connection with sales of new systems and software. The costs required to install such systems and to perform maintenance and support services are reported in selling, general and administrative expenses. Hardware and other items purchased for resale for the six months ended June 30, 2000, decreased $2.0 million, or 40.8%, to $2.9 million from $4.9 million for the six months ended June 30, 1999. For the six months ended June 30, 2000, gross margin, which represents total revenue less hardware and other items purchased for resale divided by total revenue, was 85.8% compared to 81.7% for the

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

six months ended June 30, 1999. This increase in gross margin reflects the increase in higher margin EDI transactions and software maintenance contracts and a decrease in lower margin hardware sales.

     SELLING, GENERAL AND ADMINISTRATIVE. SG&A expense includes salaries and benefits (excluding compensatory stock awards), product development, product maintenance and support, variable commissions and bonuses, marketing, travel, communications, facilities, insurance and other administrative expense. SG&A expense increased $4.4 million, or 30.1%, to $19.0 million for the six months ended June 30, 2000, from $14.6 million for the six months ended June 30, 1999. This increase was due primarily to the effects of acquisitions in the year ended December 31, 1999 and the six months ended June 30, 2000. SG&A as a percentage of revenue increased to 94.8% for the six months ended June 30, 2000 from 54.9% for the six months ended June 30, 1999 due to the decrease in revenue.

     RESEARCH AND DEVELOPMENT. Research and development expense consists primarily of salaries and benefits, supplies, facilities and other administrative expense associated with making enhancements to existing products and the development of new products. Research and development expense increased $200,000, or 15.4%, to $1.5 million for the six months ended June 30, 2000, from $1.3 million for the six months ended June 30, 1999. This increase is primarily due to a reduction in software development costs qualifying for capitalization and also due to an increase in the number of products we offer, primarily from our acquisitions. Research and development expense as a percentage of revenue increased to 7.7% for the six months ended June 30, 2000 from 5.0% for the six months ended June 30, 1999 due to the decrease in revenue.

     DEPRECIATION AND AMORTIZATION. Depreciation and amortization expense increased $6.9 million to $7.9 million for the six months ended June 30, 2000, from $1.0 million for the six months ended June 30, 1999. This increase was primarily due to the change in the estimated useful life of goodwill from 15 years to three years during the fourth quarter of 1999.

     RESTRUCTURING AND OTHER CHARGES. In the six months ended June 30, 2000, we incurred costs of $816,000, primarily associated with employee severance and other termination costs and facility closure costs that were part of our 1999 restructuring plan.

     MERGER COSTS. In the six months ended June 30, 1999, we incurred $266,000 in merger costs related to a merger completed during this period.

     COMPENSATORY STOCK AWARDS. Compensatory stock awards for the six months ended June 30, 1999 were $294,000 relating to the vesting of restricted awards to executive officers of InfoCure.

     INTEREST EXPENSE AND OTHER, NET. Interest expense and other, net for the six months ended June 30, 2000 decreased $85,000, or 8.1%, from the six months ended June 30, 1999 due to minor decreases in outstanding debt balances and increases in the applicable interest rates.

     (BENEFIT) PROVISION FOR INCOME TAXES. For the six months ended June 30, 2000 we recorded an income tax benefit of $3.7 million compared to a net expense of $1.6 million for the six months ended June 30, 1999. The change from net income tax expense to net income tax benefit is due to our generation of net operating losses in the six months ended June 30, 2000, compared to net operating income in the six months ended June 30, 1999.

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

The effective tax rate in both periods differs from statutory rates primarily as a result of the effect of non-deductible goodwill amortization expense. As of June 30, 2000, a significant portion of our long-term deferred tax assets related primarily to net operating loss carryforwards, which expire in 2020. Management has assessed the realizability of its deferred tax assets in light of our change in pricing model and product strategy and has concluded that it is more likely than not that such deferred tax assets will be fully utilized.

YEAR ENDED DECEMBER 31, 1999 COMPARED TO YEAR ENDED DECEMBER 31, 1998

     TOTAL REVENUE. Total revenue for the year ended December 31, 1999 increased $11.1 million, or 25.5%, to $54.6 million from $43.5 million for the year ended December 31, 1998. The acquisition of the 1999 Pooled Companies, which are accounted for as pooling of interests, are reflected retroactively for all periods presented. Systems and software revenue increased $6.5 million, or 23.4%, to $34.3 million for the year ended December 31, 1999, from $27.8 million for the year ended December 31, 1998. Maintenance, support, and service revenue increased $4.6 million, or 29.3%, to $20.3 million for the year ended December 31, 1999, from $15.7 million for the year ended December 31, 1998. These increases primarily reflect overall growth in the business, acquisitions made during the fourth quarter of 1999 and purchases made in preparation for Year 2000 computer issues.

     HARDWARE AND OTHER ITEMS PURCHASED FOR RESALE. Hardware and other items purchased for resale was $9.7 million for both the years ended December 31, 1999 and 1998. For the year ended December 31, 1999, gross margin was 82.3%, compared to 77.6%, for the year ended December 31, 1998. This increase in gross margin is attributable primarily to a change in the mix of revenues resulting from the growth in service revenues related to EDI which generally carries higher margins.

     SELLING, GENERAL AND ADMINISTRATIVE. SG&A expense increased $7.6 million, or 36.0%, to $28.7 million for the year ended December 31, 1999 compared to $21.1 million for the year ended December 31, 1998. This increase reflects primarily additional marketing and administrative personnel and other selling and administrative costs necessary to support the consolidated businesses of the acquired companies. As a percentage of revenue, SG&A expense increased to 52.5% for the year ended December 31, 1999 from 48.4% for the year ended December 31, 1998 primarily due to the fact that the SG&A expense for the acquisition of the 1999 Pooled Companies were substantially higher in relation to their revenues than ours. Because all of these companies were acquired in December 1999, cost savings measures resulting from their integration had not yet been reflected. Further, during the fourth quarter of 1999, the allowance for doubtful accounts increased by $700,000 to more closely align the allowance with our collection experience and to provide additional coverage as part of the announced change to a subscription pricing model.

     RESEARCH AND DEVELOPMENT. Research and development expense increased $648,000, or 18.5%, to $4.2 million for the year ended December 31, 1999 from $3.5 million for the year ended December 31, 1998. This increase was due primarily to acquisitions and the number of products that we support. We capitalize development costs incurred from the time a new product reaches technological feasibility until it is available for general release. The higher level of capitalized costs in 1999 is reflective of the state of development of a variety of projects, including new e-commerce applications. As a percentage of total revenue, research and development expense decreased to 7.7% of total revenue for the year

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

ended December 31, 1999 from 8.1% of total revenue for the year ended December 31, 1998 due to the significant increase in revenues from acquisitions and business growth.

     DEPRECIATION AND AMORTIZATION. Depreciation and amortization expense increased $1.0 million, or 43.5%, to $3.3 million for the year ended December 31, 1999 from $2.3 million for the year ended December 31, 1998. This increase was primarily due to increased expense for amortization of goodwill resulting from the addition of approximately $10.5 million of goodwill related to the 1999 acquisitions and a change in accounting estimate, which was effected in the fourth quarter of 1999, to reduce the estimated useful life of goodwill from 15 years to three years. This change in accounting estimate resulted in additional goodwill amortization of approximately $600,000 for 1999.

     RESTRUCTURING AND OTHER CHARGES. In the year ended December 31, 1999, we incurred costs of $1.8 million associated with a restructuring plan announced in the fourth quarter of 1999. In the year ended December 31, 1998 we incurred $1.0 million of charges associated with the 1997 restructuring plan that was completed in 1998.

     MERGER COSTS. We incurred $659,000 in merger costs in 1999 related to the acquisitions of the 1999 Pooled Companies.

     COMPENSATORY STOCK AWARDS. Compensatory stock awards expense decreased $6.0 million, or 93.8%, to $428,000 for the year ended December 31, 1999 from $6.4 million for the year ended December 31, 1998. Compensatory stock award expense for the year ended December 31, 1999 related to the vesting of restricted awards to executive officers of InfoCure. The $6.4 million expense in 1998 related to contingently exercisable stock options of an acquired company. Under the terms of the purchase agreement, the value of the options became determinable in the fourth quarter of 1998, resulting in recognition of compensation expense. As a percentage of total revenue, compensatory stock awards expense decreased to 0.8% for the year ended December 31, 1999 from 14.8% for the year ended December 31, 1998.

     INTEREST EXPENSE AND OTHER, NET. Interest expense and other, net increased $369,000, or 38.2%, to $1.3 million for the year ended December 31, 1999 from $966,000 for the year ended December 31, 1998. The increase relates primarily to higher average outstanding debt balances during 1999 and a higher effective interest rate resulting from the amortization of loan costs. As a percentage of total revenue, interest expense and other, net increased to 2.4% for the year ended December 31, 1999 from 2.2% for the year ended December 31, 1998.

     PROVISION (BENEFIT) FOR INCOME TAXES. The provision for income taxes was $2.2 million for the year ended December 31, 1999, compared to $873,000 for the year ended December 31, 1998. The effective income tax rate of 47.9% for the year ended December 31, 1999 is higher than statutory rates due to state income taxes and permanent differences resulting primarily from the amortization of nondeductible goodwill. In addition, the effective tax rate for 1998 differs from the statutory tax rate due to the more significant impact of pooling of interests accounting with certain S-corporation entities that incurred no federal income taxes prior to their acquisition by us.

YEAR ENDED DECEMBER 31, 1998 COMPARED TO ELEVEN MONTHS ENDED DECEMBER 31, 1997

     TOTAL REVENUE. Total revenue for the year ended December 31, 1998 increased $22.0 million, or 102.3%, to $43.5 million from $21.5 million for the eleven months ended

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

December 31, 1997. Systems and software revenue increased $13.8 million, or 98.6% to $27.8 million for the year ended December 31, 1998 from $14.0 million for the eleven months ended December 31, 1997. Maintenance, support and services revenue increased $8.2 million, or 109.3%, to $15.7 million for the year ended December 31, 1998 from $7.5 million for the eleven months ended December 31, 1997. These increases are primarily related to the revenue from acquisitions as of their respective effective dates, except for the 1999 Pooled Companies, which were accounted for as poolings of interests and are reflected retroactively for all periods presented.

     HARDWARE AND OTHER ITEMS PURCHASED FOR RESALE. Cost of hardware and other items purchased for resale increased $6.0 million, or 162.2%, for the year ended December 31, 1998, to $9.7 million compared to $3.7 million for the eleven months ended December 31, 1997. The increase is primarily related to the acquisitions made in 1998 and 1997. Gross margin as a percentage of revenue was 77.6% for the year ended December 31, 1998 and 82.7% for the eleven months ended December 31, 1997. The decrease in gross margin is due primarily to an increase in the sales of lower margin hardware during 1998.

     SELLING, GENERAL AND ADMINISTRATIVE. SG&A expense increased $9.4 million, or 80.3%, to $21.1 million for the year ended December 31, 1998 compared to $11.7 million for the eleven months ended December 31, 1997. This increase reflects primarily an increase in marketing and administrative personnel and other selling and administrative costs necessary to support the businesses of acquired companies. SG&A expense as a percentage of revenue decreased to 48.4% for the year ended December 31, 1998 from 54.5% for the eleven months ended December 31, 1997. This decrease reflects our ability to leverage economies of scale resulting from the larger installed customer base and higher base of revenue realized from acquisitions.

     RESEARCH AND DEVELOPMENT. Research and development expense increased $270,000, or 8.2%, to $3.5 million for the year ended December 31, 1998 compared to $3.3 million for the eleven months ended December 31, 1997. The overall increase in research and development expense is primarily due to additional development staff from acquisitions and expenditures to integrate the acquired products. Research and development expense for the year ended December 31, 1998 as a percentage of total revenue increased to 15.2% from 8.1% for the eleven months ended December 31, 1997.

     DEPRECIATION AND AMORTIZATION. Depreciation and amortization expense increased $1.7 million to $2.3 million for the year ended December 31, 1998 compared to $551,000 for the eleven months ended December 31, 1997. This increase represents primarily the significant increase in goodwill arising from acquisitions.

     RESTRUCTURING AND OTHER CHARGES. Restructuring and other charges were $1.0 million for the year ended December 31, 1998, related primarily to additional contingent consideration that was deemed earned due to the effect of the restructuring of the acquired companies. For the eleven months ended December 31, 1997, restructuring and other charges were $6.5 million due to a restructuring plan that included a $3.5 million write-down of goodwill related to a July 1997 acquisition and $2.2 million of contingent consideration earned or deemed payable under terms of acquisition agreements for acquired companies affected by the restructuring.

     COMPENSATORY STOCK AWARDS. During the year ended December 31, 1998, we recorded approximately $6.4 million related to contingently exercisable stock options of an acquisition.

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

     INTEREST EXPENSE AND OTHER, NET. Interest expense and other, net increased $768,000 to $966,000 for the year ended December 31, 1998 compared to $198,000 for the eleven months ended December 31, 1997. This increase reflects primarily increases in interest expense associated with indebtedness incurred to complete acquisitions.

     PROVISION (BENEFIT) FOR INCOME TAXES. The provision for income taxes was $873,000 for the year ended December 31, 1998, compared to a net benefit of $171,000 for the eleven months ended December 31, 1997. This is due to net taxable income being generated in 1998 versus a net taxable loss being generated in 1997. The effective income tax rate for the year ended December 31, 1998 is higher than statutory rates due to permanent differences resulting primarily from the amortization of nondeductible goodwill and the impact of pooling of interests accounting with certain S-corporation entities that incurred no federal income taxes prior to their acquisition by us.

LIQUIDITY AND CAPITAL RESOURCES

     Our principal capital requirements have been to fund:

     - acquisitions;

     - working capital;

     - capital expenditures for buildings, furniture, fixtures and equipment;
       and

     - capitalized software development costs.

     Historically, InfoCure has managed cash on a centralized basis. Cash receipts associated with our business have largely been retained by InfoCure and InfoCure has provided funds to cover our disbursements for operating activities, capital expenditures and acquisitions. The cash balances reported by us at December 31, 1999 and 1998 are based on the results of our operations and the net cash resulting from intercompany transfers between us and InfoCure. The investing and financing activities discussed below were funded as a result of activities entered into by InfoCure and relating to our operations. The long-term debt amounts reported by us are based on long-term debt that InfoCure incurred to acquire businesses and other assets that will be transferred to us immediately prior to the distribution.

     During the six months ended June 30, 2000, we used $6.3 million of cash in operating activities primarily relating to (1) a net loss of $8.7 million, offset by the net effect of non-cash charges of $7.9 million in depreciation and amortization and the non-cash benefit of $5.3 million associated with deferred taxes and (2) payments of accounts payable and accrued liabilities of approximately $4.6 million, offset by a reduction of approximately $3.1 million in accounts receivable. The net use of cash flow from operations is due primarily to the impact of ongoing transition to subscription-based pricing, the pending release of our ASP applications and some customers making purchases in 1999 to prepare for Year 2000 issues.

     During the year ended December 31, 1999, we generated $5.8 million of cash from operating activities primarily relating to net income of $2.3 million, which includes non-cash charges for depreciation and amortization and non-operating restructuring and other charges, offset by an increase in accounts receivable.

     During the six months ended June 30, 2000, cash used in investing activities was $17.4 million, primarily representing cash used for acquisitions and related expenditures of $13.4 million. During the year ended December 31, 1999, cash used in investing activities was $10.3 million, consisting primarily of cash used for acquisitions of $8.3 million.

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

     During the six months ended June 30, 2000, we generated $26.1 million of cash from financing activities consisting primarily of borrowings attributed to us of $11.0 million from InfoCure's line of credit and $15.1 million in cash advances from InfoCure. During the year ended December 31, 1999, we generated net cash from financing activities of $5.4 million, including $8.7 million in proceeds from InfoCure's line of credit and $13.3 million in cash advances from InfoCure. These proceeds were principally used to retire outstanding debt previously attributed to us of $16.7 million and to fund the acquisition of the 1999 Purchased Companies.

     InfoCure maintains a credit facility with FINOVA Capital Corporation in the amount of $100.0 million that has a five-year term, bears interest at a floating rate (9.5% at June 30, 2000) and is secured by substantially all of InfoCure's assets. InfoCure was not in compliance with certain financial covenants contained in the credit facility as of June 30, 2000 and received a waiver for such non-compliance. During July 2000, InfoCure entered into an amendment to the credit facility to eliminate certain previous financial covenants and establish new financial covenants. At the time of the distribution, we expect to enter into a credit facility with FINOVA under which we will incur approximately
$       million of indebtedness to repay InfoCure's long-term indebtedness relating to our business.

     At June 30, 2000, we had total cash and cash equivalents of $4.9 million and working capital of $564,000. We expect the transition to a subscription pricing model will continue to adversely impact our cash flow until revenue from subscription fees replaces revenue from software license fees and hardware sales. We also expect to incur increased operating costs associated with the development of our ASP applications and other new applications and services, the establishment of additional strategic relationships and marketing and sales expenses in connection with the introduction of new applications and services. We expect to finance these activities and future acquisitions, if any, through one or more of the following sources: our credit facility, other indebtedness and the issuance of debt or equity securities. The sale of equity securities, including investments convertible into equity securities, may result in further dilution to existing stockholders. There can be no assurance that additional sources of capital will be available on terms acceptable to us. We believe that our existing cash and anticipated future operating cash flow, combined with availability of funds from other sources of financing, will be sufficient to fund our working capital requirements through at least the next twelve months. However, if insufficient funds are available, we may not be able to increase our marketing and sales expenses and grow our businesses or effectively compete in any of our markets, which could materially harm our business, financial condition and results of operations.

RECENT ACCOUNTING PRONOUNCEMENTS

     In March 1998, the American Institute of Certified Public Accountants issued SOP 98-1, "Accounting for the Cost of Computer Software Developed or Obtained for Internal Use." SOP 98-1 was effective for financial statements for years beginning after December 15, 1998. SOP 98-1 provides guidance over accounting for computer software developed or obtained for internal use, including the requirement to capitalize specified costs and amortization of such costs. Adoption of this standard did not have a material effect on our capitalization policy.

     Financial Accounting Standards Board Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivatives and Hedging Activities", as amended, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives),

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


and for hedging activities. Historically, we have not entered into derivative contracts either to hedge existing risks or for speculative purposes. Accordingly, we do not expect adoption of this new standard on January 1, 2001 to affect our financial statements.



     The Financial Accounting Standards Board issued Interpretation ("Interpretation") No. 44, "Accounting for Certain Transactions involving Stock Compensation, an Interpretation of APB Opinion No. 25" which is effective July 1, 2000. Interpretation No. 44 clarifies (a) the definition of employee for purposes of applying Opinion 25, (b) the criteria for determining whether a stock compensation plan qualifies as a noncompensatory plan, (c) the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. Adoption of the provisions of the Interpretation are not expected to have a significant impact on our financial statements.



     In December 1999, the SEC issued Staff Accounting Bulletin ("SAB") No.
101, -- Revenue Recognition, which outlines the basic criteria that must be met to recognize revenue and provides guidance for presentation of revenue and for disclosure related to revenue recognition policies in financial statements filed with the Securities and Exchange Commission. We believe that adopting SAB No. 101 will not have a material impact on our financial position or results of operations.


COSTS RELATED TO YEAR 2000 COMPLIANCE

     We recognized the material nature of the business issues surrounding computer processing of dates into and beyond the Year 2000 and took corrective action prior to December 31, 1999. Our total Year 2000 compliance costs were approximately $1.4 million all of which was incurred prior to December 31, 1999. We do not currently expect to apply additional material funds to address Year 2000 issues.


     As of July 31, 2000, we were not aware of any material disruption in the operation of our products by our customers as a result of Year 2000 issues. In addition, as of July 31, 2000, we have not experienced any material disruptions of our internal computer systems or software applications, and have not experienced any material problems with the computer systems or software applications of the third parties with whom we regularly do business as a result of Year 2000 issues.


QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK


     Our primary market risks include fluctuations in interest rates and variability in interest rate spread relationships, such as prime to LIBOR spreads. Approximately $18.9 million of our outstanding debt at June 30, 2000 related to long-term indebtedness under InfoCure's credit facility with FINOVA Capital Corporation that will be allocated to PracticeWorks at the time of the distribution. We expect interest on the outstanding balance of our credit facility to be charged based on a variable rate related to prime rate or, at our option, the LIBOR rate. Both rate bases are incremented for margins specified in the agreement. Thus, our interest rate is subject to market risk in the form of fluctuations in interest rates. The effect of a hypothetical one percentage point increase across all maturities of variable rate debt would result in an increase of approximately $189,000 in pre-tax net loss assuming no further changes in the amount of borrowings subject to variable rate interest from amounts outstanding at June 30, 2000. We do not trade in derivative financial instruments.


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                                    BUSINESS

OVERVIEW

     We are a leading information management technology provider for dentists, orthodontists and oral and maxillofacial surgeons. Our offerings include practice management applications, business-to-business e-commerce services, electronic data interchange, or EDI, services, ongoing maintenance and support and training. These applications and services are designed to automate the provider's practice, resulting in greater efficiency, lower costs and higher quality care. As of July 31, 2000, we had an installed base of over 38,000 providers, including approximately 30,000 dentists, 4,300 orthodontists and 3,700 oral and maxillofacial surgeons.

     We believe that the direct and frequent use of our practice management applications by providers and office staff throughout the business day combined with our substantial installed customer base strongly positions us to facilitate business-to-business e-commerce between our customers and dental, medical and orthodontic product manufacturers and distributors as well as other suppliers. Through strategic relationships we have established to date, orthodontists using our e-commerce application can make convenient, cost-effective online purchases of orthodontic supplies, office supplies and promotional materials. We are developing additional strategic relationships to enable online purchasing of dental supplies using our e-commerce application. This will allow us to expand our e-commerce services to the dental and oral and maxillofacial surgery markets and further develop this revenue stream.

     Our existing practice management applications are installed either on servers or personal computers located in the provider's office. We are developing practice management applications that we will deliver through an applications services provider delivery model whereby the applications will be remotely hosted on a central server which our customers will access through a standard Internet browser. Our applications services provider, or ASP, applications will benefit our customers primarily by:

     - decreasing their total cost of ownership by reducing hardware requirements and allowing them to outsource maintenance and support functions;

     - automatically providing immediate access to future updates and improvements to our applications;

     - enabling secure, online communication with patients; and

     - enabling remote access to their practice management applications.

     We expect to release our ASP application for use by dentists in the United States during the fourth quarter of 2000 and to release our ASP applications for orthodontists and oral and maxillofacial surgeons in 2001.

THE INDUSTRY

CURRENT STATE OF THE DENTAL INDUSTRY

     According to the Health Care Financing Administration, healthcare expenditures were approximately $1.15 trillion, or 13.7% of the U.S. gross domestic product in 1998. Spending on dental services in the United States reached approximately $53.7 billion in 1998 and was expected to increase 6.3% in 1999. Dental services are expected to grow at a

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

compound rate of 6.6% annually through the year 2007, when total dental care would account for $95.2 billion of U.S. healthcare expenditures. Expenditures on dental services are growing at a slightly faster pace than total U.S. healthcare expenditures, growing from 4.7% of the total in 1997 to over 4.8% in 1999. The primary drivers of growth in dental services include the aging U.S. population, natural teeth being retained longer, changing dental practices, general population growth and an increase in private dental insurance. According to Dorland Healthcare Information, a healthcare industry research firm, orthodontic services were estimated to have represented an additional $4.1 billion of expenditures in 1999, an increase of 7.0% annually since 1997.

     The market for professional dental products is estimated to have been approximately $3.1 billion in 1999, growing at annual rate of 6.7% to more than $3.5 billion by 2001, according to the Detwiler Group, a healthcare industry research firm. This market is comprised of a wide range of products including supplies, such as hand instruments, polishing materials and consumables used in patient therapy, and equipment, such as sterilizers, powered hand pieces and ultrasonic cleaners. In addition, orthodontists and oral and maxillofacial surgeons use other specialty equipment and supplies including bonding and wiring material, anesthesia and surgical supplies.

     The traditional supply chain for professional dental and related products is highly fragmented and inefficient, with more than 300 distributors serving dental practices, of which fewer than 20 have more than $20.0 million in annual sales, according to the Detwiler Group. Even though, according to Strategic Dental Marketing, an industry market research firm, the six largest manufacturers of dental supplies control approximately 45% of the market, very few sales are made directly to dental practices. However, the cost effective procurement of supplies and equipment is highly important to managing dental practice expenses.

     According to Dorland Health Information, "the spread of managed care in dental care is likely to increase in the future as HMOs and other managed care plans contract with dentists to provide services on a capitated basis in an effort to control costs. The key to prosperity in the capitated environment will be cost control." The managed care, fixed-fee and capitated models are replacing the fee-for-service reimbursement model that has been the traditional basis for payment for healthcare services. We believe this shift will increase the demand for dental practice management applications and services.

CURRENT INFORMATION MANAGEMENT TECHNOLOGY SOLUTIONS

     To more efficiently manage their practices in connection with cost containment pressures, dental practitioners are increasingly utilizing information management technology, including practice management applications, in the day-to-day operation of their practices. Practice management applications include a range of mission-critical software products for dentists, physicians and other healthcare providers that are used throughout the business day. Most practice management applications provide several common functions, including:

     - administrative functions, such as patient scheduling;

     - financial functions, such as patient billing and receivables management; and

     - clinical functions, such as preventative care notification.

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However, most existing healthcare practice management systems are largely inadequate because those systems:

     - were not designed to handle the complexity of the pricing pressures created by managed care;

     - cannot be automatically upgraded to reflect rapid technological advancements;

     - are not designed to not take advantage of the efficiencies available through the Internet;

     - require substantial up-front investments; and

     - require practices to utilize technology experts to efficiently manage their information technology systems, which is cost prohibitive for all but the largest practices.

THE EMERGENCE OF THE APPLICATIONS SERVICE PROVIDER MODEL

     The ASP model of application delivery offers the end user local access to an application hosted centrally on remote servers, and all ASP maintenance is performed centrally once for the benefit of the user community. Customers typically pay a monthly subscription fee. The advantages of this form of technology outsourcing include:

     - the significant reduction or avoidance of up-front costs to purchase software, application maintenance and upgrades;

     - faster implementation;

     - a reduced need for in-house information technology maintenance resources;

     - better data storage at a central site;

     - remote access to applications; and

     - higher level of server security.

     These various benefits combine to create a lower total cost of ownership that can be significant. Gartner Group, an independent research firm, estimates that companies that choose an ASP solution can reduce related information technology costs by 35% to 55% over the life of an application. Because of these many advantages, Gartner Group further estimates that the overall ASP market will grow from $900 million in 1998 to approximately $23 billion by 2003. The ASP model is especially beneficial for small to medium sized businesses, including dental and related practices, due to the impracticality of retaining in-house information technology resources.

GROWTH OF THE INTERNET AND BUSINESS-TO-BUSINESS ELECTRONIC COMMERCE

     Many companies in a variety of industries have increasingly begun to use the Internet to utilize business-to-business electronic communication to streamline complex processes, purchase and sell goods and exchange information among fragmented groups of customers, manufacturers and distributors. Forrester Research, an independent research firm, has estimated that U.S. business-to-business e-commerce, defined as the total volume of inter-company trade of goods and services in which the final order is placed over the Internet, will increase from $109 billion in 1999 to $1.3 trillion in 2003. Business-to-business e-commerce enables purchasers and sellers in fragmented markets to reduce supply chain

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inefficiencies. Sellers are able to cost-effectively access additional markets, streamline their sales, marketing and distribution operations, reduce their time-to-market and efficiently distribute updated product information. Buyers can improve their purchasing process and easily access current product information and a broad range of products and services.

OPPORTUNITY FOR NEW INFORMATION MANAGEMENT TECHNOLOGY SOLUTIONS FOR PHYSICIANS

     Information management technology and the Internet are becoming increasingly important and commercially viable solutions in reducing the current cost burden in many industries. Because of its size, fragmentation, and dependence on information exchange, the healthcare sector, including the dental, orthodontic and oral and maxillofacial surgery industries, is ideally suited to benefit from increased use of technology solutions to control costs and manage complex data requirements. However, we believe there are unmet needs between the older legacy vendors and the new technology vendors. Legacy vendors can provide systems with advanced features but typically lack solutions that are user-friendly and enable electronic communications. On the other hand, new technology vendors can provide this Internet connectivity but often lack the experience, customer base and feature functionality to promote widespread adoption. We believe a significant opportunity exists for companies that have experience in delivering information management technology solutions to dental providers, advanced feature functionality and new technology solutions that enhance connectivity through the Internet.

THE PRACTICEWORKS SOLUTION

     We offer dentists, orthodontists and oral and maxillofacial surgeons information management technology solutions that include:

     - PRACTICE MANAGEMENT APPLICATIONS. Our feature-rich practice management applications are designed to automate dental, orthodontic and oral and maxillofacial surgery practices. We also provide our customers with the necessary training, maintenance and support.

     - E-COMMERCE SERVICES. InfoLincx, our e-commerce application, enables convenient, online purchasing of dental and office supplies and promotional materials offered by our strategic partners. Through our existing strategic relationships, orthodontists currently use InfoLincx to order orthodontic supplies, office supplies and promotional materials. We are developing strategic relationships to facilitate online ordering of dental supplies, which will allow us to begin offering InfoLincx in the dental and oral and maxillofacial surgery markets.

     - ELECTRONIC DATA INTERCHANGE SERVICES. Through the EDI component of our practice management applications, customers can electronically submit insurance claims and patient billing information for processing at national clearinghouses.

     - ASP APPLICATIONS. We expect to release our ASP application for use by dentists in the United States during the fourth quarter of 2000 and our orthodontic and oral and maxillofacial surgery ASP applications in 2001. These applications will be remotely hosted on a central server which our customers will access with a standard Internet browser.

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

     - INTERNET PORTAL. We are developing an Internet portal, or website, that will provide access to our ASP applications and an Internet-based version of InfoLincx, enable secure communication between patients and providers and feature healthcare content for patients and providers about dentistry, orthodontics and oral and maxillofacial surgery. We also expect to enter into strategic relationships which will enable us to provide additional services to our customers through our Internet portal. These services may include credentialing, continuing medical education or CME, banking, insurance and travel services.

     - PRACTICE WEBSITES. We plan to offer custom website development services for our customers, either directly or through a strategic relationship we will form, enabling them to use the Internet to provide information about their practices and market their services. We are also plan to pursue relationships with strategic partners that will offer tools for our customers to develop their own websites and provide hosting for our customers' websites.

     Our existing applications and services, together with the additional products we are developing, will provide our customers with the following significant benefits:

     - ROBUST AND SPECIALTY-SPECIFIC FUNCTIONALITY. Our practice management applications include features that automate the administrative, financial and clinical information management functions of our customers' practices. In addition to these standard features, many of our applications offer specialized features that serve the practice-specific needs of dental, orthodontic and oral and maxillofacial surgery customers. Our technologically advanced applications are also scalable, providing the flexibility to serve practices of all sizes and with multiple locations.

     - CONVENIENT AND COST-EFFECTIVE E-PROCUREMENT. InfoLincx is designed to reduce the administrative effort and increase the efficiency of a practice by enabling convenient, online purchasing of dental, medical and office supplies at competitive prices from a single application.

     - LOWER START-UP AND TOTAL COSTS. We expect use of our ASP applications to result in a lower total cost of ownership for our customers by reducing hardware requirements and the need for in-house maintenance and support. We offer our practice management applications and maintenance and support services for a fixed, monthly subscription fee, which reduces start-up costs by eliminating one-time application licensing, maintenance and support fees. Subscription pricing also provides our customers with protection against application obsolescence, because we provide customers with upgrades for no additional charge as we expand the functionality of our applications. Furthermore, our customers will be able to purchase hardware directly from Dell Computer Corporation at a discount from its suggested retail prices and pay on an installment basis, further reducing start-up and overall costs.

     - CONVENIENCE OF OUR ASP APPLICATIONS AND INTERNET PORTAL. Our ASP applications will provide additional benefits, including rapid implementation and immediate access to upgrades and improvements to our applications as they become available. Our Internet portal will enable remote access to our ASP applications, feature Internet-based training and support services and facilitate secure communication between our customers and their patients through our ASP applications. We also plan to offer Internet-based customer support applications that will enable

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       customers to view the current status of support requests sent using these applications and provide access to a customer knowledge base of frequently-asked questions.

OUR STRATEGY

     Our objective is to enhance our position as a leading provider of information management technology for dentists, orthodontists and oral and maxillofacial surgeons. Our principal strategies include:

PROMOTE OUR PRACTICE MANAGEMENT APPLICATIONS

     We plan to offer customers a choice between the most technologically advanced of our applications that are installed in the provider's office, which we call our core applications, and our ASP applications. In addition to marketing our applications to new customers, we intend to actively encourage existing customers to upgrade to our ASP applications or our core applications. We believe providers traditionally upgrade to new practice management systems approximately every five years. We expect this relatively short upgrade cycle, combined with our strong customer relationships and our establishment of a centralized data conversion center to facilitate our efforts to upgrade our existing customers. As our existing customers upgrade to our ASP or core applications, we believe we can reduce our operating costs by retiring some of our existing applications and reducing the overall number of applications we support.

PROMOTE E-COMMERCE BETWEEN OUR CUSTOMERS AND STRATEGIC PARTNERS

     We believe we can capitalize on the direct and frequent use of our practice management applications by providers and office staff throughout the business day and our significant market penetration to facilitate e-commerce transactions between our customers and dental, medical and orthodontic product manufacturers and distributors as well as other suppliers. We have established strategic partnerships with Ormco Corporation, a leading supplier of orthodontic supplies, a division of United Stationers Supply Co., a leading wholesale provider of office supplies, and Summit Marketing Group, Inc., a leading supplier of promotional materials. Through these strategic partnerships, orthodontists currently utilize InfoLincx to place orders directly with Ormco and Summit Marketing Group. Our customers can place orders for office supplies directly with us, a service we market under the brand name PracticeDepot, and the orders are fulfilled by e-NITED, a division of United Stationers. We recently began marketing InfoLincx in the orthodontic market, and we are continuing to promote the product to that market. In addition, we are developing strategic relationships to facilitate online ordering of dental supplies, which will allow us to begin offering InfoLincx to the dental and oral and maxillofacial surgery markets.

ESTABLISH A NATIONAL MARKETING IDENTITY AND TARGET NEW CUSTOMERS

     We plan to implement a program designed to create a strong brand identity for PracticeWorks and to gain new customers within the dental, orthodontic and oral and maxillofacial surgery markets. Our marketing program will include direct mailings, advertising, participation in trade shows, promotions at user group meetings and an annual seminar program which will enable us to meet face-to-face with existing and potential customers in major U.S. cities.

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FURTHER LEVERAGE OUR EXISTING CUSTOMER BASE

     In addition to our efforts to promote our core and ASP applications and e-commerce transactions using InfoLincx, we believe there are other efforts we can take with existing customers to increase revenue and reduce operating costs. A significant number of our existing customers do not currently utilize our EDI services. We plan to encourage customers to begin using our EDI services through a direct marketing campaign. We also recently established a direct sales group to focus on marketing our maintenance and support services to our existing customers that do not currently use those services. We expect to convert substantially all of our customer base to subscription pricing over the next five years, which will provide our customers with lower start-up and total costs and will provide us with a substantial source of recurring revenue. We will market subscription pricing to existing customers primarily in conjunction with our efforts to upgrade those customers to our ASP or core applications or as their existing maintenance and support contracts expire.

SELECTIVELY ACQUIRE COMPLEMENTARY BUSINESSES AND TECHNOLOGY

     Since July 1997, we have acquired 18 practice management application companies. These acquisitions have enabled us to build a substantial customer base, expand into new markets and obtain the technology utilized by those businesses. We intend to pursue additional acquisitions as we identify appropriate opportunities to further increase our customer base, expand into additional markets and enhance our product offerings.

OUR APPLICATIONS AND SERVICES

PRACTICE MANAGEMENT APPLICATIONS

     APPLICATION FEATURES. Our practice management applications are designed to automate the administrative, financial and clinical information management functions for dental, orthodontic and oral and maxillofacial surgery practices. Our applications include features and functions most essential to our customers' practices, primarily in the following areas:

     - ADMINISTRATIVE MANAGEMENT -- appointment scheduling, patient registration, resource management, patient correspondence, referral management and management reporting;

     - FINANCIAL MANAGEMENT -- payor billing, patient billing and accounts receivable management; and

     - CLINICAL INFORMATION MANAGEMENT -- complete documentation of patient visits, patient dental history and treatment planning.

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

     In addition to providing standard practice management features, our applications offer advanced features that serve many of the specialty-specific needs of orthodontic and oral and maxillofacial surgery practices. Some of these advanced features are summarized in the following chart:

SPECIALTY AREA                SPECIALTY SPECIFIC FEATURES
--------------                ---------------------------
Orthodontics                  - Contract billing via payment coupons
                              - Time scheduling by units of doctor and
                                assistant time per procedure
                              - Treatment charting
                              - Diagnostic and treatment planning
                              - Automatic patient treatment milestone tracking
                              - Imaging
Oral and Maxillofacial        - Medical and dental claim processing and cross-
  Surgery                       coding
                              - Surgery narrative reporting
                              - Surgery stage tracking
                              - Implant tracking
                              - Pretreatment estimating and treatment planning
                              - Image integration into patient records

     CURRENT APPLICATIONS. We classify our existing practice management applications as either "core" or "classic." Core applications are the applications we currently market to new and existing customers and, together with our ASP applications, are the focus of our ongoing product development efforts. Core applications offer advanced functionality and operate with the latest generation of operating systems and hardware platforms. Classic applications, while continuing to offer adequate functionality, may lack the most advanced practice management features and may not be designed for the latest generation of operating systems. We have designated some of our applications that offer advanced functionality and operate on the latest generation of operating systems as classic applications because we have a core application that we believe better serves the same market. Therefore, the classic application will not be further marketed or developed as part of our strategy to reduce the number of applications we support.

     As of July 31, 2000, approximately 34% of our practice sites used core applications, while approximately 66% used classic applications. We believe there is a significant opportunity to upgrade those customers utilizing classic applications to our core applications or, when available, to our ASP applications. While we no longer actively market our classic applications, we will continue to provide support for those applications until we determine that it is no longer cost effective to do so.

     ASP APPLICATIONS. We expect to release our ASP application for use by dentists in the United States during the fourth quarter of 2000 and our orthodontic and oral and maxillofacial surgery ASP applications during 2001. Our ASP applications will be remotely hosted on a central server that our customers may access using a standard Internet browser. We believe this architectural design will result in lower support costs because maintenance and updating of the application will be performed once on the central server rather than having to be performed at each site. For instance, we will only need to update standardized diagnosis and procedure codes used for reimbursement once on the central

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server for the benefit of all of our customers. In addition, a customer will require only Internet access and a standard browser to access and utilize our ASP applications, minimizing hardware requirements. We are also developing Internet-based training and support services for our ASP applications which will improve accessibility of these services by our customers while reducing our cost of providing these services.

     The advantages to our customers of our ASP applications over traditional software applications include:

     - decreasing their total cost of ownership by reducing hardware requirements and allowing them to outsource maintenance and support functions;

     - automatically providing immediate access to future updates and improvements to our applications;

     - enabling secure, online communication with patients;

     - enabling remote access to their practice management applications;

     - better data storage through automatic back ups and storage at secure data centers;

     - access to Internet-based support and training; and

     - faster implementation for new customers.

     Our dental ASP application will initially feature the functionality required by most dental practices, plus the efficiency of the ASP delivery model. We will continue to develop our dental ASP application to offer the full functionality of our core products. In addition, we expect that our ASP applications for the orthodontic and oral and maxillofacial surgery markets will not initially include all of the functionality of our core applications for those markets, although we will also continue to develop those applications to offer the full functionality of our core applications.

INTERNET PORTAL

     We plan to launch our Internet portal, or website, in the fourth quarter of 2000 in connection with the release of our dental ASP application. Customers will access the portal through a standard Internet browser and then log in by entering a unique personal identification number and password. After logging in, customers will be able to utilize our ASP applications, Internet-based version of InfoLincx and our website development services and will have access to an Internet-based customer service application. In addition, our customers will be able to offer their patients access to selected features of our ASP applications through the portal, including a feature that will enable secure, online communication between patient and provider. Practices will also have the option to allow their patients to view their provider's schedule, request an appointment and receive confirmation of the appointment, view their clinical records, obtain account information and view the status of insurance claims. Access to our ASP applications will be user-specific, so that customers and patients will have different levels of access and distinct user groups within a provider's office staff may be given varying levels of access. We also expect to enter into strategic relationships which will enable us to provide additional services to our customers through our Internet portal. These services may include credentialing, continuing medical education, Internet-based banking, insurance and travel services. Our Internet portal will feature relevant content regarding the dental, orthodontic and oral and maxillofacial surgery markets.

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INFOLINCX

     InfoLincx, our e-commerce application, is designed to reduce administrative effort and increase the efficiency of the procurement function of a practice by enabling online purchasing of dental and office supplies. InfoLincx features an electronic catalogue of the supplies offered by our strategic partners. Customers create orders by selecting products from this catalogue, and InfoLincx utilizes the practice's Internet connection to send the order to be fulfilled by one of our strategic partners. InfoLincx also offers an inventory management function which can automatically generate practice-specific supply orders for orthodontic supplies based on the pre-determined needs of the practice.

     We introduced InfoLincx in the orthodontic market in the second quarter of 2000. Through our strategic relationships, orthodontists use InfoLincx to order orthodontic supplies directly from Ormco and promotional supplies directly from Summit Marketing Group. Customers place orders for office supplies directly with us, a service we offer under the brand name PracticeDepot. Through a strategic partnership with us, e-NITED fulfills those office supply orders for our customers. We are continuing to develop additional strategic relationships with providers of dental supplies, which will allow us to expand our marketing of InfoLincx and PracticeDepot to the dental and oral and maxillofacial surgery markets. We plan to include InfoLincx as an additional component of our core practice management applications for no additional charge when we provide those applications to new customers or to existing customers who upgrade to our core applications.

     We plan to release an Internet-enabled version of InfoLincx during the third quarter of 2000. Customers will be able to access this version of InfoLincx either directly through an Internet browser or, following the release of our Internet portal, through the portal. The Internet-enabled version of InfoLincx will provide real time access to product information and special promotional offerings by us or our strategic partners, in addition to providing customers the other advantages of an application delivered through the ASP model. Initially, the Internet-enabled version of InfoLincx will not include inventory management functionality.

ELECTRONIC DATA INTERCHANGE

     Using the EDI component of our practice management applications, customers are able to (1) electronically submit insurance claims to independent national clearinghouses that then submit the claims to payers and (2) submit patient billing information to clearinghouses that process, print and mail patient statements and provide billing reports to the customer. The use of our EDI services can improve a practice's cash flow by enabling more accurate and rapid submission of claims to third-party payers and statements to patients. Furthermore, our EDI application is an integrated component of most of our practice management applications, enabling customers to submit information to clearinghouses without the need to access a separate system or re-enter data. We expect to expand our EDI services to enable customers to determine patient insurance eligibility.

WEBSITE DEVELOPMENT SERVICES

     Healthcare practices are increasingly establishing their own websites to market their services and provide information about their practices over the Internet. To serve this growing demand, we plan to offer custom website development services either directly or through a strategic relationship we plan to form with an independent website developer. We also plan to develop a strategic relationship with a website developer to provide tools

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for practices to develop their own websites. Customers will access these website development services through our Internet portal. Through a separate strategic partnership we are developing, we plan to offer hosting for our customer's websites. We expect to begin offering these website development and hosting services in connection with launching our Internet portal during the fourth quarter of 2000.


SUBSCRIPTION PRICING MODEL


     Under our subscription pricing model, our customers pay a fixed, monthly subscription fee for our practice management applications, maintenance and support. The subscription fee is based on the practice specialty and number of system users and is set by a contract that is typically three to five years in length, but may be terminated following the first year if the customer provides notice at least 90 days prior to the end of the first year. Subscription fees also include access to InfoLincx and our EDI application, although customers pay us or a strategic partner for supplies ordered through InfoLincx and pay us a fee per EDI transaction. Subscription fees for users of our ASP applications will also include access to the applications offered through our Internet portal. In some cases, subscription fees will also include connection to an Internet service provider, or ISP. We plan to offer this service by establishing a strategic relationship with an ISP. We will also provide subscribers with updates to our practice management applications as they become available for no additional charge. We currently do not offer subscription pricing in the oral and maxillofacial surgery market, but plan to begin offering this pricing model in that market during the third quarter of 2000.


STRATEGIC RELATIONSHIPS


     We believe the direct and frequent use of our practice management applications by providers and their office staff throughout the business day combined with our substantial installed customer base strongly positions us to facilitate e-commerce between providers and dental, medical and orthodontic product manufacturers and distributors as well as other suppliers. To pursue these opportunities, we intend to form relationships with strategic partners that can provide fulfillment of supply orders placed through InfoLincx. In addition, we intend to enter into strategic relationships with (1) a hosting partner for our Internet-based applications, Internet portal and customer websites, (2) a website developer to offer website development services and tools to our customers and (3) vendors that will provide healthcare content that we will offer our customers and their patients through our Internet portal. To date, we have entered into strategic relationships with the following companies:



     ORMCO CORPORATION. Ormco Corporation, a subsidiary of Sybron Corporation, is a leading provider of orthodontic supplies and other industry-related goods. We have entered into an agreement with Ormco under which Ormco will be our exclusive supplier of orthodontic supplies ordered by our customers through InfoLincx. The two year agreement provides that Ormco will rebate to us a percentage of each sale generated through InfoLincx, a portion of which we will rebate to the customer. The agreement will renew automatically for subsequent one year terms unless terminated earlier by either party.



     E-NITED. e-NITED is a division of United Stationers Supply Co., the leading wholesale distributor of business products and office supplies. We have entered into an agreement with e-NITED under which e-NITED fulfills orders for office supplies placed by our customers using InfoLincx. Customers place orders with PracticeDepot, the trade


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name under which we offer office supplies, and we then send the orders to
e-NITED for fulfillment. e-NITED has order processing facilities nationwide and will ship orders from the closest facility to the PracticeWorks customer, shipping on the same day if the order is received by 2 p.m. e-NITED bills us the for cost of the orders processed and we are responsible for billing our customers and providing payment to e-NITED.

     SUMMIT MARKETING GROUP, INC. Summit Marketing Group, Inc. is a leading supplier of marketing and promotional materials. We have entered into an agreement with Summit under which Summit will be our exclusive supplier of promotional materials for orthodontists ordered by our customers through InfoLincx. The two year agreement provides that Summit will pay us a royalty based on the amount of sales generated through InfoLincx. The agreement will renew automatically for subsequent one year terms unless terminated earlier by either party.

     DELL COMPUTER CORPORATION. Dell Computer Corporation is a leading designer, developer and manufacturer of personal computers and also provides personal computer hardware, software and service and support programs to its customers. We have entered into an agreement with Dell under which Dell will be the exclusive supplier of computer hardware and related products to our customers. Under the agreement, our customers purchase their computer hardware directly from Dell. In addition, Dell will provide general service and support for its products. In connection with its hardware products, Dell also licenses some of its software to us for use by our customers. Dell grants our customers a discount from its suggested retail prices. The one year agreement renews automatically for successive one year terms unless terminated earlier by either party.

SALES AND MARKETING

SALES

     We generate sales primarily through a direct sales force that is organized by practice area and consisted of 50 sales representatives as of July 31, 2000. Our sales force generates sales to new customers and promotes and sells new applications and services to existing customers. We recently established an additional dedicated sales force to focus on promoting our maintenance and support services to our existing customers who do not utilize those services. We plan to introduce a new application for use by our sales force which will provide tools for remote generation of proposals, quotes and licenses, lead tracking, sales forecasting and customer base forecasting.

     We plan to focus our sales efforts on the following initiatives:

     - aggressively promote our ASP and core applications to new customers or as upgrades for existing customers;

     - continue our efforts to enroll orthodontic customers in InfoLincx and we plan to aggressively promote enrollment in InfoLincx by dentists and oral and maxillofacial surgeons as we introduce the application in those markets;

     - promote use of our maintenance and support services by existing customers who do not currently subscribe to these services through our new dedicated sales force;

     - increase utilization of our EDI applications by new and existing customers through a direct marketing campaign; and

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     - encourage existing customers to convert to subscription pricing as their maintenance and support contracts expire or when they upgrade to either our ASP applications or our core products.

MARKETING

     In connection with the introduction of our subscription pricing model, the rollout of InfoLincx and the upcoming release of our ASP application and Internet portal, we have focused our resources on an enhanced marketing program. Our new marketing program, which we intend to launch in the fourth quarter of 2000, includes the following components:

     - INTENSE BRANDING CAMPAIGN. We will brand all components of our solutions with our PracticeWorks logo. While using our practice management applications, the user will constantly see our PracticeWorks logo. In addition, we will use the "PracticeWorks" name in connection with all trade shows and medical journals and other areas in which we have historically advertised individual products under different names.

     - NATIONAL SEMINAR PROGRAM. Our ongoing seminar program will enable us to meet face-to-face with thousands of customers in major U.S. cities to strengthen our customer relationships and apprise them of the new products and features available through our practice management applications and services.

     - LEAD GENERATION. We are implementing a third party lead generation application to track our contact with existing and potential customers to increase the efficiency and management of our sales and our marketing efforts.

     We target our new and existing customers principally through customer referrals, participation in trade shows, our seminar program, direct mailings and advertising.

CUSTOMERS

     As of July 31, 2000, we had an installed base of over 38,000 providers, including 30,000 dentists, 4,300 orthodontists and 3,700 oral and maxillofacial surgeons. We have systems installed in all 50 states.

     In addition, as a result of a recent acquisition, as of July 31, 2000, approximately 2,400 dentists in Sweden, representing approximately 30% of all dentists in Sweden, and approximately 1,300 dentists in the United Kingdom, representing approximately 5% of all dentists in the United Kingdom, utilized our practice management applications. These providers currently utilize our core and classic applications, which we expect will continue to be the primary applications that we promote and support internationally.

CUSTOMER SERVICE AND SUPPORT

     Our support staff provides a wide range of customer support functions. We employ functional and technical support personnel who work directly with our customers to resolve technical, operational and application problems or questions.

     Our support group also assists with the implementation process. Implementation consists of training, hardware installation and, with respect to new customers or existing customers that are upgrading from our classic systems, data conversion. We train providers

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and their staffs on the use of our products through on-site training and we regularly offer seminar training in major U.S. cities. Data conversion is generally performed while providers are using their existing practice management systems so that the day-to-day operations of their practices are not interrupted. We recently established a centralized data conversion center which we believe will enable us to more efficiently and effectively perform customer data conversions. Hardware support is generally provided directly by the manufacturer or its authorized reseller, although we provide the first level of phone support and dispatch the service call to the appropriate vendor.



     We recently established a centralized support center for our classic applications and we intend to migrate a majority of the support for our classic applications to customer support personnel at this location. We believe this will offer a higher level of support to our customers at reduced expense levels. We plan to leverage the capabilities of our support staff through the implementation and use of sophisticated computer software that keeps track of solutions to common computer and software related problems. Use of this software will allow our support staff to learn from the experience of other personnel within our company and is expected to reduce the time required to respond to support requests.



     We are also developing Internet-based training and maintenance and support services for our ASP applications. Internet-based training will allow our customers and their office staff to learn to utilize their practice management systems as needed and on a more consistent basis than periodic on-site training or seminars can offer. The benefit of training services being available on a constant basis is particularly important due to frequent turnover in providers' office personnel. Our Internet-based training will include competency testing which we expect to increase the proficiency of users and to reduce unnecessary maintenance and support requests. We expect our Internet-based training will also reduce our training expenses by reducing the need for on-site training and seminars. Our Internet-based maintenance and support services will include help menus and a summary of frequently asked questions to allow users to solve common problems. We expect these Internet-based services to reduce our costs by reducing the necessary number of maintenance and support personnel.



     As of July 31, 2000, we had approximately 285 employees and independent contractors performing customer support functions.


PRODUCT DEVELOPMENT


     We are currently focusing our product development efforts on our core applications, ASP applications and our Internet portal and the services it will enable. We will devote our product development resources on an ongoing basis to the continuing development of our applications and services. Our product development staff will develop additional functionality for our applications by regularly communicating with our customers, our customer service and support staff and our sales representatives to ensure our applications meet market demands. Our product development staff will also develop additional functionality by assessing the best attributes of our classic applications and applications of companies we may acquire. As of July 31, 2000, we had approximately 50 employees performing product development functions.

TECHNOLOGY

CORE APPLICATIONS

     We believe that PC-based practice management systems are standardizing on the Windows family of operating systems. Our PC-based core applications use industry standard relational database software, such as SQL-Server or B-Trieve, and Microsoft Corporation's operating system software, such as Windows 95, Windows 98 and Windows NT, and networking software, such as Windows Terminal Server. We have adopted 32-bit client/server technology for our PC-based core applications, increasing their scalability in local and wide area network environments.

ASP APPLICATIONS

     We plan to establish a strategic relationship with a partner that will host our ASP applications on secure servers located at hosting centers it maintains. We expect to select a hosting partner that will provide continuous back up of data. All data will be transmitted through secure socket layers and will be 128-bit encrypted, the highest level commercially available. Our ASP applications will utilize an Oracle relational database and the remaining components will be Microsoft Corporation applications, including Microsoft Transaction Server, Visual Basic, and Internet Information Server.

INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS

     Our success and ability to compete depend in part on our ability to protect our proprietary intellectual property rights in our applications and services. To protect these rights, we rely primarily on a combination of copyright, trade secret and trademark laws, confidentiality agreements with third parties, and protective contractual provisions such as those contained in agreements with strategic partners, vendors and customers. In addition, we expect our employees to sign an agreement to comply with our corporate policies and procedures, including our policy regarding non-disclosure of confidential information. Despite our efforts to protect our proprietary information, unauthorized parties may attempt to obtain and use our proprietary information. Policing unauthorized use of our proprietary information is difficult, and the steps we have taken might not prevent misappropriation, particularly in foreign countries where the laws may not protect our proprietary rights as fully as do the laws of the United States. In addition, competitors may independently develop similar applications and services similar to ours.

COMPETITION

     The market for healthcare information services is intensely competitive, rapidly evolving, highly fragmented and subject to rapid technological change. Our competitors can be categorized as follows:

     - national and regional practice management application providers, including InfoSoft, Inc., a subsidiary of DENTSPLY International, Inc., EagleSoft, a subsidiary of Patterson Dental Supply, Inc., and Dentrix Dental Systems, Inc., a subsidiary of Henry Schein, Inc.;

     - application services providers, such as the Trizetto Group, Inc.;

     - traditional and online suppliers of dental, medical and office supplies, such MediBuy, OfficeDepot.com, and Staples.com; and

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

     - website development companies.

     Each of these types of companies can be expected to compete with us within various segments of the market for information management technology for dentists, orthodontists and oral and maxillofacial surgeons. Furthermore, major software information systems companies and other entities, including those specializing in the healthcare industry that are not presently offering applications that compete with our applications and services, may enter our markets. We believe that the primary competitive factors in our industry are:

     - product features and functionality;

     - customer service, support and satisfaction;

     - price;

     - ease of implementation; and

     - ongoing product enhancements.

     Although our position in the market as compared to our competitors is difficult to characterize due principally to the variety of current and potential competitors and the evolving nature of our market, we believe that we presently compete favorably with respect to all of these factors. Some of our competitors may have greater financial, development, technical, marketing and sales resources than we have.

PRIVACY ISSUES

     Because our applications and services are utilized to transmit and manage highly sensitive and confidential health information, we must address the security and confidentiality concerns of our customers and their patients. To enable the use of our applications and services for the transmission of sensitive and confidential medical information, we utilize advanced technology designed to ensure a high degree of security. This technology generally includes:

     - security that requires a password to access our systems;

     - user access restrictions that allow our customers to determine the individuals who will have access to data and what level of access each individual will have;

     - encryption of data relating to our ASP applications and e-commerce transactions transmitted over the Internet; and

     - use of a mechanism for preventing outsiders from improperly accessing private data resources on our internal network and our ASP applications, commonly referred to as a "firewall."

     The level of data encryption utilized by our products is in compliance with the encryption guidelines set forth in the proposed rule regarding security and electronic signature standards in connection with Health Insurance Portability and Accountability Act of 1996. We also encourage each of our customers to implement their own firewall to protect the confidentiality of information being transferred into and out of their computer network.

     Internally, we work to ensure the safe handling of confidential data by employees in our electronic services department by:

     - using individual user names and passwords for each employee handling electronic data; and

     - requiring each employee to sign an agreement to comply with all company policies, including our policy regarding handling confidential information.

     We monitor proposed regulations that might affect our applications and services, in order to ensure that we are in compliance with such regulations when and if they are effected.

GOVERNMENT REGULATION

HEALTHCARE REGULATION

     As a participant in the healthcare industry, our operations and relationships are subject to regulation by federal and state laws and regulations and enforcement by federal and state governmental agencies. Sanctions may be imposed for violation of these laws. We believe our operations are in substantial compliance with existing laws that are material to our operations.

     HIPAA. The Health Insurance Portability and Accountability Act of 1996, known as HIPAA, required the Secretary of the Department of Health and Human Services, referred to as the Secretary, to promulgate national standards to facilitate the electronic exchange of health information and to ensure the confidentiality and security of such information.

     A substantial part of our activities involves the receipt or delivery of confidential health information concerning patients of the dentists, orthodontists and oral and maxillofacial surgeons with whom we have direct relationships. For example, we transfer confidential health information to national healthcare clearinghouses through our EDI services and we will transmit confidential health information over the Internet in connection with offering our ASP applications. On November 3, 1999, the Secretary proposed a rule setting standards to protect the privacy of individually identifiable health information that is maintained or transmitted electronically by health care providers, health plans and other health care entities. The requirements of the proposed rule extend to "business partners" of the covered entities. The covered entities are required to enter into agreements with their business partners, extending the provisions of the proposed rule to those business partners. The covered entities are responsible for enforcing those contractual provisions. The Secretary received substantial public comment on the proposed rule and is expected to issue a final rule in the future. The Secretary's actions are mandated by HIPAA because Congress did not pass legislation protecting health information privacy by the August 1999 deadline set by HIPAA.

     Under the proposed rule, healthcare providers and healthcare clearinghouses are considered covered entities. Because of the broad definition of "business partners" under the proposed rule, we will be considered to be business partners of covered entities. The proposed rule establishes a complex regulatory framework on a variety of subjects, including (1) disclosure and use of health information that require patient consent, (2) individuals' rights to access and amend their health information, (3) individual's rights to an accounting of disclosures and (4) administrative, technical and physical safeguards

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

required of entities which use protected health information. The proposed rule generally prohibits any disclosure of protected health information except as authorized either by the proposed rule or by the patient under standards set by the proposed rule. Disclosures for billing, medical data processing, reimbursement, adjudication or subrogation of health benefit claims are expressly authorized by the proposed rule.

     In addition to the proposed federal rule described above, most states have enacted patient confidentiality laws which prohibit the disclosure of confidential medical information. The proposed rule would establish minimum standards and would preempt state laws which are less restrictive than HIPAA regarding health information privacy but would not preempt more restrictive state laws. The proposed rule provides that the health information privacy standards would become effective two years after final issuance. We are monitoring the developments of HIPAA regulations, yet the final rule may require substantial changes to our applications and services, policies and procedures.

     In addition to the proposed federal rule, on August 12, 1998 the Secretary issued proposed regulations addressing security standards regarding transmission of health information data under HIPAA. The security standards address various areas, including, administrative procedures, physical safeguards, technical security services and technical security mechanisms. Security standards may require us to enter into agreements with certain of our customers restricting the dissemination of health information and requiring implementation of specified security measures. Final regulations are expected at an undetermined date and will be effective two years after final issuance. Although we are working to design our applications and services to comply with the proposed security standards, there can be no assurance that final security regulations will not require additional modifications to our applications, policies and procedures.

     FDA REGULATION. The Food and Drug Administration, or FDA, generally has the authority to regulate medical devices, including computer applications, when devices are indicated, labeled or intended to be used in the diagnosis of disease or other conditions, or in the cure, mitigation, treatment or prevention of disease, or are intended to affect the structure or function of the body. We do not believe that any of our current applications or services are subject to FDA regulation as medical devices, however, expansion of our application and service offerings could subject us to FDA regulation. However, there can be no assurance that the FDA will not assert jurisdiction over certain aspects of our business. FDA jurisdiction over our business, including our applications and services, could materially impact our ability to introduce new applications and services in a timely manner because of the FDA approval process. In addition, compliance with FDA regulations could be expensive.

REGULATION OF THE INTERNET

     Laws and regulations applicable to communications or commerce over the Internet may be adopted covering user privacy, pricing, content, copyright, distribution and characteristics and quality of products and services. In addition, some states or foreign countries could apply existing laws concerning issues such as property ownership, sales tax, libel and personal privacy to transactions conducted over the Internet. Additional laws or regulations or application of laws to transactions over the Internet could require us to change our operations or increase our cost of doing business.

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

REGULATION OF OUR INTERNATIONAL OPERATIONS

     Because we conduct business with dentists, orthodontists and oral and maxillofacial surgeons in foreign countries, we may be subject to additional laws and regulations concerning communications or commerce over the Internet, international taxes and tariffs. Such laws and regulations could require us to change our international operations or increase our cost of doing business internationally.

EMPLOYEES

     As of July 31, 2000, we had approximately 545 full-time employees. Our employees are not subject to any collective bargaining agreements. We believe our relationships with our employees are satisfactory.

FACILITIES

     Our principal executive offices are located in a facility InfoCure owns in Atlanta, Georgia. Following the distribution, we intend to operate seven additional facilities currently leased by InfoCure. These facilities are located in Sacramento, California; Ridgefield, Connecticut; Norcross, Georgia; Norwood, Massachusetts and Lincoln, Nebraska and we have an office in each of Sweden and the United Kingdom. The U.S. leases have expiration dates ranging from June 2002 to June 2004. Upon completion of the distribution, we will assume the leases on all of these facilities. We believe that our facilities are adequate for our current operations and that additional leased space can be obtained if needed.

LEGAL PROCEEDINGS

     There are no material legal proceedings to which we are a party and our management is unaware of any contemplated actions against us.

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

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth information regarding our executive officers and directors as of July 31, 2000.

NAME                                  AGE                       POSITION
----                                  ---                       --------
Richard E. Perlman..................  52    Chairman of the Board and Director
James K. Price......................  41    Chief Executive Officer, President and Director
James C. Davis, D.M.D...............  53    Executive Vice President and Director Nominee
James A. Cochran....................  52    Senior Vice President, Chief Financial Officer
Henry F. Nelson.....................  42    Vice President and Chief Operating Officer

     Richard E. Perlman has been Chairman of the Board since our formation in August 2000. Mr. Perlman has served as InfoCure's chairman and treasurer since December 1997 and as a director of InfoCure since March 1997. Mr. Perlman will resign from InfoCure upon completion of the distribution. From December 1997 until October 1998, Mr. Perlman served as InfoCure's chief financial officer. Mr. Perlman is the founder of Compass Partners, L.L.C., a merchant banking and financial advisory firm specializing in corporate restructuring and middle market companies, and has served as its president since its inception in May 1995. From 1991 to 1995, Mr. Perlman was executive vice president of Matthew Stuart & Co., Inc., an investment banking firm. Mr. Perlman received a B.S. in Economics from the Wharton School of the University of Pennsylvania and a Masters in Business Administration from the Columbia University Graduate School of Business.

     James K. Price has been our Chief Executive Officer and a director since our formation in August 2000. Mr. Price is a founder of InfoCure and has been its executive vice president and secretary since its inception in November 1996. Mr. Price will resign from InfoCure upon completion of the distribution. He has served as a director of InfoCure since its inception. Mr. Price served as executive vice president of American Medcare from 1996 until 1997 and was vice president from 1993 to 1995. Mr. Price co-founded International Computer Solutions and has served as its executive vice president since 1994, as vice president from 1987 to 1994 and as president from 1985 to 1987. In addition, from 1991 to 1993, Mr. Price was a vice president of Newport Capital. From 1983 to 1985, Mr. Price was healthcare sales manager of Executive Business Systems, a practice management systems supplier, and from 1981 to 1983 was with Moore Business Systems. Mr. Price holds a B.A. in Marketing from the University of Georgia.

     James C. Davis, D.M.D., has served as our Executive Vice President since our formation in August 2000. Dr. Davis manages our e-commerce operations. Dr. Davis has served as Chairman of InfoCure's orthodontic group since February 1999. Dr. Davis will resign from InfoCure upon completion of the distribution. He has been a practicing orthodontist for the past 25 years and, in 1982, was a co-founder of OMSystems, Inc., the largest orthodontic practice management software company in North America. Dr. Davis has also served as chief executive officer of InfoCure's orthodontic division. Dr. Davis received a D.M.D. from the University of Alabama School of Dentistry and a Certificate of Orthodontics from the UCLA School of Dentistry. Dr. Davis previously served as president of the Georgia Association of Orthodontists.

     James A. Cochran has served as our Chief Financial Officer since our formation in August 2000. He has been InfoCure's chief financial officer since August 1999 but will resign from InfoCure upon completion of the distribution. From 1992 until joining InfoCure, Mr. Cochran was a member of the accounting firm of BDO Seidman, LLP, serving as a partner since 1995. Mr. Cochran is a Certified Public Accountant. Mr. Cochran received a B.B.A. in Accounting and an M.B.A. in Corporate Finance from Georgia State University.

     Henry F. Nelson has served as our Chief Operating Officer since our formation in August 2000. He has been the Chief Operating Officer of InfoCure's dental division since May 2000 but will resign upon completion of the distribution. From June 1999 until it was acquired by InfoCure in December 1999, Mr. Nelson served as director and chief operating officer of VitalWorks, an ASP practice management applications provider. Mr. Nelson continued in a product development role with VitalWorks from the time of its acquisition by InfoCure until May 2000. From November 1996 until June 1999, Mr. Nelson was the chief operating officer and chief financial officer of InterQual, a leading provider of clinical decision support information. From November 1995 until May 1996, Mr. Nelson was a director and chief financial officer of Sextant Corporation, an enterprise resource planning (ERP) software company, and from 1989 to October 1995, he was chief financial officer of Versyss Incorporated, a practice management systems provider. Mr. Nelson holds a B.S. in Business Administration from Northeastern University.

BOARD OF DIRECTORS

     We currently have two directors, and we intend to elect four additional directors upon completion of the distribution. Our certificate of incorporation provides that the terms of office of the directors are divided into three classes: Class I, whose term will expire at the annual meeting of stockholders to be held in 2001; Class II, whose term will expire at the annual meeting of stockholders to be held in 2002; and Class III, whose term will expire at the annual meeting of stockholders to be held in 2003. The Class I directors are
               , the Class II directors are               and the Class III
directors are               . At each annual meeting of stockholders after the
initial classification or special meeting in lieu thereof, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following election or special meeting held in lieu thereof. We expect that any additional directorships resulting from an increase in the number of directors, if any, will be distributed among the three classes so that, as nearly as possible, each class will consist of one third of the directors. This classification structure of the board of directors may have the effect of delaying or preventing changes in control or management of PracticeWorks.

     Our bylaws provide that the authorized number of directors may be changed by an amendment to the bylaws adopted by our board of directors or by the stockholders. In addition, our certificate of incorporation and our bylaws provide that, in general, vacancies on the board may be filled by a majority of directors in office, although less than a quorum.

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

COMMITTEES OF THE BOARD

     Upon completion of the distribution, we will establish an audit committee, all of whose members will consist of independent directors. The audit committee will review, act on and report to our board of directors on various auditing and accounting matters, including the selection of our independent accountants, the scope of our annual audits, fees to be paid to the independent accountants, the performance of our independent accountants and our accounting practices.

     Upon completion of the distribution, we will establish a compensation committee, all of whose members consist of independent directors. Our compensation committee will establish salaries, incentives and other forms of compensation for officers and other employees. This committee will also administer our incentive compensation and benefit plans.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     We do not currently have a compensation committee. Prior to completion of the distribution, all compensation matters were handled by the full board of directors. No interlocking relationships have existed between our board of directors and the board of directors or compensation committee of any other company.

DIRECTOR COMPENSATION

     Our directors do not receive cash compensation for their services as directors, but are reimbursed for their reasonable and necessary expenses for attending board and board committee meetings. Members of the board who are not our employees, or employees of any parent, subsidiary or affiliate of PracticeWorks, will be eligible to participate in our stock option plan unless they are representatives of venture capital funds or corporate investors. The option grants under the plan will be automatic and nondiscretionary, and the exercise price of the options will be the fair market value of our common stock on the date of grant.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The following table sets forth certain information with respect to the annual and long-term compensation for services to InfoCure for our chief executive officer and other executive officers. During the fiscal years ended December 31, 1999 and 1998 and the eleven months ended December 31, 1997, the individuals were compensated in accordance with InfoCure's plans and policies. All references in the following tables to stock and stock options relate to awards of stock and stock options granted by InfoCure. InfoCure has not granted stock appreciation rights. The amounts set forth below do not reflect the compensation these persons will receive from PracticeWorks following the distribution. InfoCure options held by InfoCure employees who will become our employees will be replaced by PracticeWorks options. The option price for the shares of PracticeWorks common stock subject to each PracticeWorks option will be determined by dividing the option price for the related InfoCure option by the PracticeWorks conversion factor, and the number of shares of PracticeWorks common stock subject to each PracticeWorks option will be determined by multiplying the number of shares subject to the related InfoCure option by the PracticeWorks conversion factor. The PracticeWorks conversion factor is a number equal to (1) the closing price of InfoCure common stock on the

Nasdaq National Market on the record date, divided by (2) the opening price of PracticeWorks common stock on the day following the distribution date.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                                                        COMPENSATION AWARDS
                                    ANNUAL                           -------------------------
                                 COMPENSATION           OTHER        RESTRICTED    SECURITIES
NAME AND PRINCIPAL            ------------------       ANNUAL          STOCK       UNDERLYING       ALL OTHER
POSITION               YEAR    SALARY     BONUS    COMPENSATION(1)   AWARDS(2)    OPTIONS/SARS   COMPENSATION(3)
------------------     ----   --------   -------   ---------------   ----------   ------------   ---------------
Richard E. Perlman...  1999   $120,000   $23,500       $17,380             --       440,100               --
  Chairman of the      1998    120,000    33,333            --        367,500       320,000               --
  Board                1997         --        --            --             --       240,000               --
James K. Price.......  1999    125,000    19,500        19,452             --       440,200               --
  Chief Executive      1998    125,000    33,333        19,270        367,500       320,200               --
  Officer and          1997    126,036        --            --             --       252,400               --
  President
James C. Davis(4)....  1999    109,375    20,000        14,000             --         3,400            1,000
  Executive Vice       1998         --        --            --             --            --               --
  President            1997         --        --            --             --            --               --
James A.
  Cochran(5).........  1999     52,083        --         7,660             --       300,000               --
  Senior Vice          1998         --        --            --             --            --               --
  President and Chief  1997         --        --            --             --            --               --
  Financial Officer
Henry F. Nelson(6)...  1999      4,583        --            --             --            --               --
  Vice President and   1998         --        --            --             --            --               --
  Chief Operating      1997         --        --            --             --            --               --
  Officer

-------------------------

(1) The amounts presented for 1999 include an automobile allowance for the use of a vehicle in the amount of $11,380 for Mr. Perlman, $13,292 for Mr. Price, $9,500 for Dr. Davis and $5,000 for Mr. Cochran and compensation for business expenses in the amount of $6,000 for each of Messrs. Perlman and Price, $4,500 for Dr. Davis and $2,500 for Mr. Cochran. The amount presented for Mr. Price in 1998 includes an automobile allowance for the use of a vehicle in the amount of $12,000 and compensation for business expenses in the amount of $6,000. The compensation set forth in this column does not include compensation in the form of perquisites or other personal benefits for Mr. Perlman in fiscal year 1998 and Mr. Price in fiscal year 1997 because such perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for these officers for such years.

(2) The amounts presented represent the value on the date of grant of restricted stock awards of 60,000 shares to Mr. Perlman and 60,000 shares to Mr. Price, calculated based on the closing price of InfoCure's common stock as reported on The Nasdaq Stock Market on such date. One-half of the shares awarded to Messrs. Perlman and Price vested in the first quarter of 1999 and the remaining shares vested in the third quarter of 1999. In January 1999, InfoCure entered into agreements with Messrs. Perlman and Price pursuant to which the benefit of the restricted stock awards was credited to a deferred compensation arrangement upon vesting of the restricted stock. The value of the restricted stock awards as of December 31, 1999, calculated on the basis of the closing price for our common stock on such date, was $1,871,280 for each of Messrs. Perlman and Price.

(3) Represents an employee referral payment.

(4) Dr. Davis joined InfoCure in February 1999.

(5) Mr. Cochran joined InfoCure in August 1999.

(6) Mr. Nelson joined InfoCure in December 1999.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table contains information concerning the stock option grants made to our chief executive officer and other executive officers by InfoCure during fiscal 1999. The amounts shown for potential realizable values are based upon assumed annualized rates of InfoCure stock price appreciation of five percent and ten percent over the full ten year term (or shorter term) of the options, as required by the SEC, and are not intended to represent or forecast possible future appreciation, if any, of the price of InfoCure common stock.

                                      INDIVIDUAL GRANTS
                                    ---------------------
                                      % OF                                 POTENTIAL REALIZABLE
                       NUMBER OF      TOTAL                                  VALUE AT ASSUMED
                       SHARES OF     OPTIONS                              ANNUAL RATES OF STOCK
                         COMMON      GRANTED                                      PRICE
                         STOCK         TO                                APPRECIATION FOR OPTION
                       UNDERLYING   EMPLOYEES   EXERCISE                           TERM
                        OPTIONS        IN         PRICE     EXPIRATION   ------------------------
NAME                   GRANTED(1)     1999      ($/SHARE)      DATE        5% ($)       10% ($)
----                   ----------   ---------   ---------   ----------   ----------   -----------
Richard E. Perlman...       100         *        $16.38       1/1/09     $    2,060   $     5,221
                        440,000      14.1%        17.50       6/9/09      4,842,489    12,271,817
James K. Price.......       200         *         16.38       1/1/09          2,060         5,221
                        440,000      14.1         17.50       6/9/09      4,842,489    12,271,817
James C. Davis.......     3,200         *         13.00       4/9/09         26,192        66,299
                            200         *         26.47       7/1/09          3,329         8,437
James A. Cochran.....   300,000       9.6         16.75      8/20/09      3,160,196     8,008,556
Henry F. Nelson......        --        --            --           --             --            --

-------------------------

* Less than one percent.

(1) All options were granted with exercise prices equal to or in excess of the fair market value of the common stock on the date of grant as determined by the board of directors.

     During August 2000, InfoCure granted our executive officers additional
options to acquire InfoCure common stock. Mr. Perlman received      options, Mr.
Price received        options, Dr. Davis received      options, Mr. Cochran
received      options and Mr. Nelson received      options. The exercise price
of these options is $     per share
and they expire ten years from the date of grant. Fifty percent of the options granted to each person vest in four equal annual installments beginning on the first anniversary of the date of grant. The remaining 50% of the options granted to each person will vest five years from the date of grant, but half of these options will immediately vest upon the average closing price of InfoCure's
common stock for 20 consecutive trading days being equal to $     per share and
the remaining options will vest upon the average closing stock price for 20
consecutive trading days being equal to      per share.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUE TABLE

     Shown below is information with respect to the number of InfoCure shares acquired upon exercise of stock options and the aggregate gains realized on exercises during 1999 for our chief executive officer and executive officers. The table also sets forth the number of shares covered by exercisable and unexercisable options held by these executives on December 31, 1999 and the aggregate gains that would have been realized had these options been exercised on December 31, 1999, even though these options were not exercised, and the unexercisable options could not have been exercised at that time.

                                    NUMBER OF SECURITIES         VALUE OF UNEXERCISED IN
                                   UNDERLYING UNEXERCISED         THE MONEY OPTIONS AT
                                 OPTIONS AT FISCAL YEAR-END        FISCAL YEAR-END(1)
                                 ---------------------------   ---------------------------
NAME                             EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                             -----------   -------------   -----------   -------------
Richard E. Perlman.............    418,152        581,948      $10,898,050    $9,971,831
James K. Price.................    420,272        592,528       10,959,780    10,277,944
James C. Davis.................         --          3,400               --        59,145
James A. Cochran...............         --        300,000               --     4,331,400
Henry F. Nelson................         --             --               --            --

-------------------------

(1) The closing price for InfoCure's common stock as reported by The Nasdaq Stock Market on December 31, 1999 was $31.188. The value is calculated on the basis of the difference between the option exercise price and $31.188, multiplied by the number of shares of common stock underlying the option.

EMPLOYMENT AGREEMENTS

     Following the distribution, we plan to enter into three-year employment agreements with Richard E. Perlman, James K. Price, James C. Davis, James A. Cochran and Henry F. Nelson on substantially the terms described below. The individual employment agreements will provide for an initial annual base salary and a severance payment for each executive equal to three times his then current annual base salary rate upon the termination of the executive's employment by us without cause or by the executive for good reason or in the event of a change in control. The employment agreements will entitle the executives to participate in our employee benefit programs and will provide for other customary benefits. In addition, each employment agreement will provide compensation pursuant to a program established by the compensation committee of our board of directors, the grant of stock options on the first day of the executive's employment and periodic grants of options thereafter as recommended by the compensation committee of our board of directors. Each employment agreement will provide for 100% vesting of all outstanding stock options upon a change in control. The employment agreements also provide for an additional, tax gross-up payment to be made by us to the executive in the event that, upon a change in the control, any payments made to the executive that are subject to an excise tax under Section 4999 of the Internal Revenue Code. Finally, the employment agreements will prohibit the executive from engaging in certain activities which compete with us, seek to recruit our employees or disclose any of our trade secrets or otherwise confidential information.

2000 INCENTIVE STOCK PLAN

     We adopted a stock option plan, effective August      , 2000, pursuant to
which 10,000,000 shares of common stock are reserved for issuance. The plan includes an annual grant limit of 1,000,000 options per individual. The plan is administered by the compensation committee of our board of directors. The compensation committee may grant nonqualified stock options to purchase shares of common stock, stock appreciation rights and may make stock grants to our directors and employees. Each such stock option, stock appreciation right and stock grant shall be subject to the terms and conditions that the compensation committee deems appropriate. The option price for each stock option granted is the fair market value of common stock on the date of the grant. Upon a sale, merger or a change in control of PracticeWorks, all stock options, stock appreciation rights and stock grants shall be fully vested. The stock option plan permits us to loan money to or guarantee loans made by a third party to finance all or a part of the exercise of a stock option or the purchase of common stock subject to a stock grant. Our board of directors can amend or terminate the stock option plan at any time.

LIMITATIONS ON LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Our certificate of incorporation limits the liability of directors to the fullest extent permitted by Delaware law. In addition, our certificate of incorporation and bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law.

     Our bylaws provide that we will indemnify officers and directors against losses that they may incur in investigations and legal proceedings resulting from their services to us, which may include services in connection with takeover defense measures. These provisions may have the effect of preventing changes in the management.

     Prior to the completion of this offering, we intend to enter into indemnification agreements with each of our current directors and officers to give them additional contractual assurances regarding the scope of the indemnification set forth in our certificate of incorporation and bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification from us is sought. We are not aware of any threatened litigation that may result in claims for indemnification from us.

     We currently have liability insurance for our directors and officers and intend to extend that coverage for public securities matters.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     All of our outstanding common stock is, and prior to the distribution will be, held beneficially and of record by a wholly owned subsidiary of InfoCure. After the distribution, InfoCure and its subsidiaries will not own any of our outstanding common stock. The following table sets forth information concerning the shares of PracticeWorks common stock that are projected to be beneficially owned after the distribution by the following individuals:

     - each person that is expected to own beneficially more than five percent of the PracticeWorks common stock outstanding immediately following the distribution, based on the ownership of InfoCure common stock as known to us;

     - each of our directors or director nominees;

     - our executive officers; and

     - all of our directors, director nominees and executive officers as a group.

     Unless otherwise indicated, the projections are based on the number of
InfoCure shares held by such persons as of           , 2000 and reflect the
distribution ratio of                shares of PracticeWorks common stock for
every share of InfoCure common stock held on the record date. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Unless otherwise indicated, the address for each person set forth in the table is c/o PracticeWorks, Inc., 1765 The Exchange, Suite 500, Atlanta, Georgia 30339.

     The number of shares beneficially owned by each person includes shares that can be acquired by that person through stock option exercises on or prior to
          , 2000. In calculating the percentage owned by each person, we assumed
that all shares issuable upon exercise of options on or prior to           ,
2000 are exercised by that person. The total number of shares outstanding used in calculating the percentage owned assumes no exercise of options held by other persons.

                                                                         TOTAL
                                           COMMON    EXERCISABLE    NUMBER OF SHARES      PERCENT
NAME OF BENEFICIAL OWNER                   STOCK       OPTIONS     BENEFICIALLY OWNED   OF CLASS(1)
------------------------                  --------   -----------   ------------------   -----------
Richard E. Perlman......................
James K. Price..........................
James C. Davis..........................
James A. Cochran........................
Henry F. Nelson.........................
All executive officers and directors as
  a group (     persons)................

-------------------------

(1) Based on an aggregate of           shares of InfoCure common stock issued
    and outstanding as of           , 2000 and the distribution ratio of
              shares of PracticeWorks common stock for every share of InfoCure common stock outstanding.

                          DESCRIPTION OF CAPITAL STOCK

     Our authorized capital stock consists of 100,000,000 shares of common stock, $0.01 par value, and 20,000,000 shares of preferred stock, $0.01 par value.

COMMON STOCK

     The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of the common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are, and all shares of common stock to be outstanding upon completion of this offering will be, fully paid and nonassessable.

PREFERRED STOCK

     We are authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any of its qualifications, limitations or restrictions. The board can also increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by the stockholders. The board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of PracticeWorks and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock. We currently do not plan to issue any shares of preferred stock.

NO PREEMPTIVE RIGHTS

     No holder of any of our stock of any class authorized at the distribution date will have any preemptive right to subscribe to any of our securities of any kind or class.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the PracticeWorks common stock
immediately following the distribution will be                .

NASDAQ NATIONAL MARKET LISTING

     We will apply for our common stock to be listed on The Nasdaq Stock Market's National Market under the symbol "PWKS."

                            ANTI-TAKEOVER PROVISIONS
             OF PRACTICEWORKS' CERTIFICATE OF INCORPORATION, BYLAWS
                                AND DELAWARE LAW

GENERAL

     Our certificate of incorporation, our bylaws and the Delaware General Corporation Law contain certain provisions that could delay or make more difficult an acquisition of control of PracticeWorks not approved by our board of directors, whether by means of a tender offer, open market purchases, a proxy contest or otherwise. These provisions have been implemented to enable us, particularly but not exclusively in the initial years of our existence as an independent, publicly owned company, to develop our business in a manner which will foster our long-term growth without disruption caused by the threat of a takeover not deemed by our board of directors to be in the best interests of PracticeWorks and its stockholders. These provisions could have the effect of discouraging third parties from making proposals involving an acquisition or change of control of PracticeWorks, although such a proposal, if made, might be considered desirable by a majority of our stockholders. These provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management without the concurrence of our board of directors. In addition, some provisions of the Tax Disaffiliation Agreement to be entered into by InfoCure and PracticeWorks may also have the effect of discouraging third parties from making proposals involving an acquisition or change of control of PracticeWorks prior to the second anniversary of the distribution date. See "Relationship Between InfoCure and PracticeWorks Following the Distribution -- Tax Disaffiliation Agreement" on page 37. Set forth below is a description of the provisions contained in our certificate of incorporation and bylaws and the Delaware General Corporation Law that could impede or delay an acquisition of control of PracticeWorks that our board of directors has not approved. This description is intended as a summary only and is qualified in its entirety by reference to our certificate of incorporation and bylaws, the forms of which are included as exhibits to the registration statement, as well as the Delaware General Corporation Law.

CLASSIFIED BOARD OF DIRECTORS

     Our certificate of incorporation provides for our board of directors to be divided into three classes of directors serving staggered three-year terms. As a result, approximately one-third of our board of directors will be elected each year. The first class of directors will initially serve a one-year term, and the second class of directors will initially serve a two-year term. Thereafter, each class of directors will be elected for a three-year term. See "Management" beginning on page 75.

     This provision could prevent a party who acquires control of a majority of the outstanding voting stock from obtaining control of our board of directors until the second annual stockholders meeting following the date on which the acquiror obtains the controlling stock interest and could have the effect of discouraging a potential acquiror from making a tender offer or otherwise attempting to obtain control of PracticeWorks. Therefore, it could increase the likelihood that incumbent directors will retain their positions.

NUMBER OF DIRECTORS; REMOVAL; FILLING VACANCIES

     Our certificate of incorporation and bylaws provide that the number of directors shall be fixed only by resolution of our board of directors from time to time. Our certificate of incorporation provides that the directors may be removed by stockholders only both for cause and by the affirmative vote of at least 66 2/3% of the shares entitled to vote.

     Our certificate of incorporation and bylaws provide that vacancies on the board of directors may be filled only by a majority vote of the remaining directors or by the sole remaining director.

STOCKHOLDER ACTION

     Our certificate of incorporation provides that stockholder action may be taken only at an annual or special meeting of stockholders. Our certificate of incorporation and bylaws provide that special meetings of stockholders may be called only by the chairman of the board of directors, the chief executive officer or a majority of the board of directors. Stockholders are not permitted to call a special meeting or to require our board of directors to call a special meeting of stockholders.

ADVANCE NOTICE FOR STOCKHOLDER PROPOSALS OR NOMINATION AT MEETINGS

     Our bylaws establish an advance notice procedure for stockholder proposals to be brought before any annual or special meeting of stockholders and for nominations by stockholders of candidates for election as directors at an annual meeting or a special meeting at which directors are to be elected. Subject to any other applicable requirements, including, without limitation, Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, only such business may be conducted at a meeting of stockholders as has been brought before the meeting by, or at the direction of, our board of directors, or by a stockholder who has given our Secretary timely written notice, in proper form, of the stockholder's intention to bring that business before the meeting. The presiding officer at such meeting has the authority to make such determinations. Only persons who are nominated by, or at the direction of, our board of directors, or who are nominated by a stockholder who has given timely written notice, in proper form, to our Secretary prior to a meeting at which directors are to be elected will be eligible for election as directors of PracticeWorks.

     To be timely, notice of nominations or other business to be brought before any meeting must be delivered to our Secretary not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year; provided, however, that if the annual meeting is not scheduled to be held within a period that commences 30 days before and ends 30 days after such anniversary date, such advance notice shall be given by the later of (1) the close of business on the date 90 days prior to the date of the annual meeting or (2) the close of business on the tenth day following the date that the meeting date is first publicly announced or disclosed.

     Any stockholder who gives notice of a proposal must provide the text of the proposal to be presented, a brief written statement of the reasons why he or she favors the proposal, the stockholder's name and address, the number and class of all shares of each class of PracticeWorks stock owned, any material interest the stockholder may have in the proposal, other than as a PracticeWorks stockholder, and, in the case of any person that holds PracticeWorks stock through a nominee or "street name" holder of record of such stock, evidence establishing such person's indirect ownership of PracticeWorks stock and entitlement to vote on the matter proposed at the annual meeting.

     The notice of any nomination for election as a director must set forth the name of the nominee, the number and class of all shares of each class of PracticeWorks capital stock beneficially owned by the nominee, the information regarding the nominee required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the SEC, the signed consent of each nominee to serve as a director if elected, the nominating stockholder's name and address, the number and class of shares of PracticeWorks stock owned by such nominating stockholder and, in the case of any person that holds PracticeWorks stock through a nominee or "street name" holder of record of such stock, evidence establishing such person's indirect ownership of PracticeWorks stock and entitlement to vote on the matter proposed at the annual meeting.

AMENDMENTS TO BYLAWS

     Our certificate of incorporation provides that only our board of directors or the holders of 66 2/3% of the shares of our capital stock entitled to vote at an annual or special meeting of stockholders have the power to amend or repeal our bylaws.

AMENDMENT OF THE CERTIFICATE OF INCORPORATION

     Any proposal to amend, alter, change or repeal any provision of our certificate of incorporation requires approval by the affirmative vote of a majority of the voting power of all of the shares of our capital stock entitled to vote on such matters, with the exception of certain provisions of our certificate of incorporation which require a vote of 66 2/3% or more of such voting power.

PREFERRED STOCK

     Our certificate of incorporation authorizes our board of directors by resolution to issue one or more series of preferred stock and to determine, with respect to any series of preferred stock, the terms and rights of such series.

     We believe that the availability of the preferred stock will provide us with increased flexibility in structuring possible future financing and acquisitions and in meeting other corporate needs which might arise. Having such authorized shares available for issuance will allow us to issue shares of preferred stock without the expense and delay of a special stockholders' meeting. The authorized shares of preferred stock, as well as PracticeWorks common stock, will be available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of the Nasdaq Stock Market's National Market, any other inter-dealer quotation system or any stock exchange on which our securities may be listed. Although our board of directors has no intention at the present time of doing so, it would have the power subject to applicable law to issue a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. For instance, subject to applicable law, such series of preferred stock might impede a business combination by including class voting rights which would enable the holder to block such a transaction.

DELAWARE LAW

     Under Section 203 of the Delaware General Corporation Law, or Section 203, which will be applicable to us after the distribution, certain "business combinations," which are defined generally to include mergers or consolidations between the Delaware corporation and an interested stockholder and transactions with an interested stockholder involving the assets or stock of the corporation or its majority-owned subsidiaries and transactions which increase the interested stockholder's percentage ownership of stock, between a publicly held Delaware corporation and an "interested stockholder," which is defined generally as those stockholders who become beneficial owners of 15% or more of a Delaware corporation's voting stock or their affiliates, are prohibited for a three-year period following the date that such stockholder became an interested stockholder, unless:

          (1) the corporation has elected in its certificate of incorporation not to be so governed;

          (2) either the business combination or the proposed acquisition of stock resulting in the person becoming an interested stockholder was approved by the board of directors of the corporation before the other party to the business combination became an interested stockholder;

          (3) upon consummation of the transaction that made it an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the commencement of the transaction, excluding voting stock owned by officers who are also directors or held in employee benefit plans in which the employees do not have a confidential right to tender or vote stock held by the plan; or

          (4) the business combination was approved by the board of directors of the corporation and also ratified by two-thirds of the voting stock which the interested stockholder did not own.

     Under certain circumstances, Section 203 makes it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period, although the stockholders may elect to exclude a corporation from the restrictions imposed thereunder. Our certificate of incorporation does not exclude us from restrictions imposed under Section 203. The provisions of Section 203 may encourage companies interested in acquiring PracticeWorks to negotiate in advance with our board of directors, since the stockholder approval requirement would be avoided if a majority of the directors then in office approved either the business combination or the transaction which results in the stockholder becoming an interested stockholder. Such provisions also may have the effect of preventing changes in the management of PracticeWorks. It is possible that such provisions could make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

            LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

LIMITATION ON LIABILITY OF DIRECTORS

     Pursuant to authority conferred by Section 102 of the Delaware General Corporation Law, Article XI of our certificate of incorporation, or Article XI, eliminates the personal liability of our directors to PracticeWorks or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as currently in effect or as it may hereafter be amended. Under the Delaware General Corporation Law as in effect on the date hereof, our directors remain liable for:

          (1) any breach of the duty of loyalty to PracticeWorks or its stockholders;

          (2) any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law;

          (3) any violation of Section 174 of the Delaware General Corporation Law, which proscribes the payment of dividends and stock purchases or redemptions under certain circumstances; and

          (4) any transaction from which directors derive an improper personal benefit.

     Article XI provides that any future repeal or amendment of its terms (including any amendment or repeal of Article XI made by virtue of any change in the Delaware General Corporation Law) will not adversely affect any rights of directors existing thereunder with respect to acts or omissions occurring prior to such repeal or amendment.

INDEMNIFICATION

     Our bylaws and Section 145 of the Delaware General Corporation Law, which allows, and in some cases requires, the indemnification of directors and officers under certain circumstances, grant our directors and officers a right to indemnification to the full extent permitted by law for all expenses relating to civil, criminal, administrative or investigative procedures to which they are a party (1) by reason of the fact that they are or were our directors or officers or (2) by reason of the fact that, while they are or were our directors or officers, they are or were serving at our request as a director, officer or employee of another enterprise. Our bylaws further provide that an advancement for any such expenses shall only be made upon delivery to us by the indemnitee of an undertaking to repay all amounts so advanced if it is ultimately determined that such indemnitee is not entitled to be indemnified by us.

INDEMNIFICATION AGREEMENTS

     In connection with the distribution, we will enter into indemnification agreements with our directors and officers. These agreements will require us to indemnify these directors and officers with respect to their activities as our directors or officers or when serving at our request as a director, officer or trustee of another corporation, trust or other enterprise against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in any threatened, pending or completed suit or proceeding to which they are, or are threatened to be made, parties as a result of their service to us. We will agree to indemnify each indemnitee for any one or a combination of the following, whichever is most advantageous to the indemnitee: (1) the benefits provided by our certificate of incorporation and bylaws in effect on the date of the indemnification agreement; (2) the benefits provided by our certificate of incorporation and bylaws at the time expenses are incurred by the indemnitee; (3) the benefits allowable under Delaware law in effect on the date of the indemnification agreement; (4) the benefits allowable under the law of the jurisdiction under which we exist at the time expenses are incurred by the indemnitee; (5) the benefits available under liability insurance obtained by us; and (6) such other benefits as may be otherwise available to indemnitee under our existing practices. Under the indemnification agreements, each indemnitee will continue to be indemnified even after ceasing to occupy a position as our officer, director, employee or agent with respect to suits or proceedings arising out of acts or omissions during his or her service to us.

     Each indemnitee will agree to notify us promptly of any proceeding brought or threatened and not to make any admission or settlement without our consent, unless the indemnitee determines to undertake his or her own defense and waives the benefits of the indemnification agreement.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The financial statements of PracticeWorks as of December 31, 1999 and 1998 and for the years ended December 31, 1999 and 1998 and the eleven months ended December 31, 1997 included in this information statement have been so included in reliance on the report of BDO Seidman, LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of Medical Dynamics, Inc. and Subsidiaries as of September 30, 1999 and for the years ended September 30, 1999 and 1998 included in this information statement have been so included in reliance on the report of Hein + Associates LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

     We have filed with the SEC the registration statement under the Exchange Act, with respect to the PracticeWorks common stock. This document does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto, to which reference is hereby made. Statements made in this document as to the contents of any contract, agreement or other document referred to herein are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the registration statement, reference is made to such exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

     The registration statement and the exhibits thereto filed by PracticeWorks with the SEC may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the Regional Offices of the SEC at Seven World Trade Center, Thirteenth Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such information can be obtained by mail from the Public

Reference Branch of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The SEC maintains a website that contains reports, proxy and information statements and other information regarding statements regarding registrants that file electronically with the SEC. The address of the SEC's website is http://www.sec.gov.

     After the distribution, we will be required to comply with the reporting requirements of the Exchange Act and to file with the SEC reports, proxy statements and other information as required by the Exchange Act. Additionally, we will be required to provide annual reports containing audited financial statements to our stockholders in connection with our annual meetings of stockholders. After the distribution, these reports, proxy statements and other information will be available to be inspected and copied at the public reference facilities of the SEC or obtained by mail or over the Internet from the SEC, as described above. We will apply to list the PracticeWorks common stock on the Nasdaq National Market. When the PracticeWorks common stock commences trading on the Nasdaq National Market, these reports, proxy statements and other information will be available for inspection at the offices of the Nasdaq National Market, 9513 Key West Avenue, Rockville, Maryland 20850.

                         INDEX TO FINANCIAL STATEMENTS

PRACTICEWORKS (A DIVISION OF INFOCURE CORPORATION)
  HISTORICAL FINANCIAL STATEMENTS
Report of Independent Certified Public Accountants..........    F-2
Balance sheets as of December 31, 1999 and 1998.............    F-3
Statements of operations for the years ended December 31,
  1999 and 1998 and the eleven months ended December 31,
  1997......................................................    F-4
Statements of changes in divisional equity for the years
  ended December 31, 1999 and 1998 and the eleven months
  ended December 31, 1997...................................    F-5
Statements of cash flows for the years ended December 31,
  1999 and 1998 and the eleven months ended December 31,
  1997......................................................    F-6
Notes to financial statements...............................    F-7
Balance sheets as of June 30, 2000 (unaudited) and December
  31, 1999..................................................   F-27
Statements of operations (unaudited) for the six months
  ended June 30, 2000 and 1999..............................   F-28
Statements of cash flows (unaudited) for the six months
  ended June 30, 2000 and 1999..............................   F-29
Notes to interim financial statements (unaudited)...........   F-30
PRACTICEWORKS (A DIVISION OF INFOCURE CORPORATION) PRO FORMA
  FINANCIAL STATEMENTS:
Introduction to unaudited pro forma condensed combined
  financial statements......................................   F-34
Unaudited pro forma condensed combined balance sheet as of
  June 30, 2000.............................................   F-35
Unaudited pro forma condensed combined statement of
  operations for the year ended December 31, 1999...........   F-36
Unaudited pro forma condensed combined statement of
  operations for the six months ended June 30, 2000.........   F-37
Notes to unaudited pro forma condensed combined financial
  statements................................................   F-38
MEDICAL DYNAMICS, INC. AND SUBSIDIARIES HISTORICAL FINANCIAL
  STATEMENTS
Independent Auditor's Report................................   F-39
Consolidated balance sheet as of September 30, 1999.........   F-40
Consolidated statements of operations for the fiscal years
  ended September 30, 1999 and 1998.........................   F-41
Consolidated statements of stockholders' equity for the
  fiscal years ended September 30, 1999 and 1998............   F-42
Consolidated statements of cash flows for the fiscal years
  ended September 30, 1999 and 1998.........................   F-43
Notes to consolidated financial statements..................   F-45
Consolidated balance sheets as of June 30, 2000 (unaudited)
  and September 30, 1999....................................   F-61
Unaudited consolidated statements of operations for the nine
  months ended June 30, 2000 and 1999.......................   F-62
Unaudited consolidated statements of cash flows for the nine
  months ended June 30, 2000 and 1999.......................   F-63
Notes to unaudited consolidated financial statements........   F-64

                                 PRACTICE WORKS
                      (A DIVISION OF INFOCURE CORPORATION)

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

PracticeWorks
(A Division of InfoCure Corporation)
Atlanta, Georgia

     We have audited the accompanying balance sheets of PracticeWorks (a division of InfoCure Corporation) (the "Division") as of December 31, 1999 and 1998 and the related statements of operations, changes in divisional equity and cash flows for the years ended December 31, 1999 and 1998 and the eleven months ended December 31, 1997. These financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Division as of December 31, 1999 and 1998 and the results of its operations and its cash flows for the years ended December 31, 1999 and 1998 and the eleven months ended December 31, 1997, in conformity with generally accepted accounting principles.

BDO Seidman, LLP
Atlanta, Georgia
August 9, 2000

                                 PRACTICEWORKS
                      (A DIVISION OF INFOCURE CORPORATION)

                                 BALANCE SHEETS
                                 (IN THOUSANDS)

                                                        DECEMBER 31,   DECEMBER 31,
                                                            1999           1998
                                                        ------------   ------------
ASSETS (NOTES 1 AND 8):
CURRENT:
Cash and cash equivalents.............................    $ 2,527        $ 1,633
Accounts receivable -- trade, net of allowance of
  $1,113 and $339.....................................      9,041          6,109
Other receivables.....................................         97             98
Inventory.............................................      1,772          1,388
Deferred tax assets (Note 11).........................        669            774
Prepaid expenses and other current assets.............        453            493
                                                          -------        -------
     Total current assets.............................     14,559         10,495
Property and equipment, net of accumulated
  depreciation (Note 5)...............................      2,046          2,521
Goodwill, net of accumulated amortization of $3,927
  and $1,594 (Notes 3 and 4)..........................     32,800         19,991
Other intangible assets (Note 6)......................      7,806          2,914
Deferred tax assets (Note 11).........................        108          1,177
Other assets..........................................        523             --
                                                          -------        -------
                                                          $57,842        $37,098
                                                          =======        =======
LIABILITIES AND DIVISIONAL EQUITY:
CURRENT LIABILITIES:
Accounts payable......................................    $ 2,772        $   775
Accrued expenses (Note 7).............................      5,712          1,450
Accrued restructuring costs (Note 4)..................        445            283
Deferred revenue and customer deposits................      6,704          6,046
Current portion of long-term debt (Note 8)............        116          2,975
                                                          -------        -------
     Total current liabilities........................     15,749         11,529
Long-term debt, less current portion (Note 9).........      9,614         14,769
Other liabilities.....................................         60             --
                                                          -------        -------
     Total liabilities................................     25,423         26,298
                                                          -------        -------
Commitments and contingencies (Notes 3, 8 and 9)
DIVISIONAL EQUITY:
Net advances from parent..............................     35,909         16,598
Accumulated deficit...................................     (3,490)        (5,798)
                                                          -------        -------
     Total divisional equity..........................     32,419         10,800
                                                          -------        -------
                                                          $57,842        $37,098
                                                          =======        =======

See accompanying notes to financial statements

                                 PRACTICEWORKS
                      (A DIVISION OF INFOCURE CORPORATION)

                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                         ELEVEN MONTHS
                                            YEAR ENDED     YEAR ENDED        ENDED
                                           DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                               1999           1998           1997
                                           ------------   ------------   -------------
REVENUE (NOTE 1):
Systems and software.....................    $34,325        $27,825         $13,961
Maintenance, support and services........     20,266         15,662           7,523
                                             -------        -------         -------
     Total revenue.......................     54,591         43,487          21,484
                                             -------        -------         -------
OPERATING EXPENSE:
Hardware and other items purchased for
  resale.................................      9,654          9,726           3,722
Selling, general and administrative
  (excluding compensatory stock
  awards)................................     28,666         21,061          11,703
Research and development.................      4,185          3,537           3,267
Depreciation and amortization............      3,284          2,272             551
Restructuring and other charges (Note
  4).....................................      1,814          1,031           6,463
Merger costs (Note 3)....................        659             69              --
Compensatory stock awards................        428          6,447              14
                                             -------        -------         -------
     Total operating expense.............     48,690         44,143          25,720
                                             -------        -------         -------
Operating income (loss)..................      5,901           (656)         (4,236)
Interest expense and other, net..........      1,335            966             198
                                             -------        -------         -------
Income (loss) before income taxes and
  extraordinary item.....................      4,566         (1,622)         (4,434)
Provision (benefit) for income taxes
  (Note 11)..............................      2,186            873            (171)
                                             -------        -------         -------
Income (loss) before extraordinary
  item...................................      2,380         (2,495)         (4,263)
Extraordinary item -- debt extinguishment
  cost, net of income taxes (Note 8).....         72             --              --
                                             -------        -------         -------
Net income (loss)........................      2,308         (2,495)         (4,263)
Pro forma tax adjustments (Note 11)......       (384)        (1,350)            653
                                             -------        -------         -------
Pro forma net income (loss)..............    $ 2,692        $(1,145)        $(4,916)
                                             =======        =======         =======

See accompanying notes to financial statements

                                 PRACTICEWORKS
                      (A DIVISION OF INFOCURE CORPORATION)

                   STATEMENTS OF CHANGES IN DIVISIONAL EQUITY
                                 (IN THOUSANDS)

                                                                RETAINED
                                                                EARNINGS
                                               NET ADVANCES   (ACCUMULATED   DIVISIONAL
                                               FROM PARENT      DEFICIT)       EQUITY
                                               ------------   ------------   ----------
Balance at January 31, 1997..................    $   268        $   960       $ 1,228
Net advances from InfoCure...................      4,018             --         4,018
Net loss.....................................         --         (4,263)       (4,263)
                                                 -------        -------       -------
Balance at December 31, 1997.................      4,286         (3,303)          983
Net advances from InfoCure...................     12,312             --        12,312
Net loss.....................................         --         (2,495)       (2,495)
                                                 -------        -------       -------
Balance at December 31, 1998.................     16,598         (5,798)       10,800
Net advances from InfoCure...................     19,311             --        19,311
Net income...................................         --          2,308         2,308
                                                 -------        -------       -------
Balance at December 31, 1999.................    $35,909        $(3,490)      $32,419
                                                 =======        =======       =======

See accompanying notes to financial statements.

                                 PRACTICEWORKS
                      (A DIVISION OF INFOCURE CORPORATION)

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                         ELEVEN MONTHS
                                            YEAR ENDED     YEAR ENDED        ENDED
                                           DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                               1999           1998           1997
                                           ------------   ------------   -------------
OPERATING ACTIVITIES (NOTE 1):
Net income (loss)........................    $  2,308       $(2,495)        $(4,263)
Adjustments to reconcile net income
  (loss) to cash flows provided by
  operating activities:
  Extraordinary item -- debt
     extinguishment cost.................         110            --              --
  Restructuring and other charges........       1,814         1,031           6,463
  Depreciation and amortization..........       3,284         2,272             551
  Allowance for doubtful accounts........         774           247             (92)
  Stock-based compensation...............         428         6,447              14
  Deferred income taxes..................         157          (702)            197
  Changes in operating assets and
     liabilities -- net of effects of
     acquisitions:
     Accounts receivable.................      (3,150)       (3,101)         (1,334)
     Inventory, prepaid expenses and
       other current assets..............        (262)         (240)            499
     Accounts payable and accrued
       expenses..........................         618        (3,513)            536
     Deferred revenue and customer
       deposits..........................        (267)        2,312             445
                                             --------       -------         -------
          Net cash flows provided by
             operating activities........       5,814         2,258           3,016
                                             --------       -------         -------
INVESTING ACTIVITIES:
Net cash paid for acquisitions...........      (8,254)      (12,501)         (4,171)
Property and equipment expenditures......        (307)         (894)         (1,728)
Cash paid for other intangible assets....      (1,452)       (2,252)           (247)
Other....................................        (263)           72             416
                                             --------       -------         -------
          Net cash flows used in
             investing activities........     (10,276)      (15,575)         (5,730)
                                             --------       -------         -------
FINANCING ACTIVITIES:
Borrowings under credit facility and
  other long-term debt...................       8,654        12,501           5,451
Principal payments on long-term debt.....     (16,668)         (208)           (416)
Net cash advances from parent............      13,370         1,916             107
Net repayment of other notes payable.....          --            --          (2,325)
                                             --------       -------         -------
          Net cash flows provided by
             financing activities........       5,356        14,209           2,817
                                             --------       -------         -------
Net increase in cash and cash
  equivalents............................         894           892             103
Cash and cash equivalents, beginning of
  period.................................       1,633           741             638
                                             --------       -------         -------
Cash and cash equivalents, end of
  period.................................    $  2,527       $ 1,633         $   741
                                             ========       =======         =======

See accompanying notes to financial statements

                                 PRACTICEWORKS
                      (A DIVISION OF INFOCURE CORPORATION)

                         NOTES TO FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS AND BASIS OF PRESENTATION

     The accompanying financial statements include the operations, assets and liabilities of the PracticeWorks Division (the "Division") of InfoCure Corporation ("InfoCure"), which consists of InfoCure's information management technology business for dental, orthodontic, oral and maxillofacial surgery practices. In August 2000, InfoCure announced its plan to distribute to its shareholders the shares of PracticeWorks, Inc., an indirect, wholly owned subsidiary of InfoCure ("PracticeWorks"). Immediately prior to the distribution, InfoCure will transfer the Division's assets and liabilities to PracticeWorks. Those assets and liabilities will be reflected in PracticeWorks' financial statements at InfoCure's historical cost.

     The assets and liabilities of the Division (the "Contributed Businesses") consist primarily of businesses InfoCure acquired at various times from the consummation of InfoCure's initial public offering in July 1997 through 1999. The Contributed Businesses include two acquisitions made by InfoCure in 1997, one in 1998, and four in 1999, all of which were accounted for as purchases, and also include five acquisitions during 1999 which were accounted for as poolings of interests (see Note 3).

     The Division's costs and expenses in the accompanying financial statements include allocations from InfoCure for centralized legal, accounting, treasury, real estate, information technology, and other InfoCure corporate services and infrastructure costs. The expense allocations have been determined on the bases that InfoCure and the Division considered to be reasonable reflections of the utilization of services provided or the benefit received by the Division. However, the financial information included herein may not necessarily reflect the financial position and results of operations of PracticeWorks in the future or what these amounts would have been had it been a separate, stand-alone entity during the periods presented.

     The Division is a leading provider of information management technology for dentists, orthodontists and oral and maxillofacial surgeons. The Division's offerings include practice management applications, business-to-business e-commerce services, electronic data interchange, or EDI, services, ongoing maintenance and support and training. These systems are designed to increase the quality and reduce the cost of providing care by allowing dentists and physicians to manage their practices more efficiently and reduce the administrative burdens created by an increasingly complex healthcare environment. The Division is currently developing new practice management applications, tailored to the needs of dental, orthodontic, and oral and maxillofacial surgery customers that can be delivered through its application services provider, or ASP, delivery model and other Internet-based applications and services.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

FISCAL YEAR-END

     InfoCure changed its fiscal reporting period to December 31 effective February 1, 1997. Accordingly, the 1997 fiscal period is comprised of eleven months.

                                 PRACTICEWORKS
                      (A DIVISION OF INFOCURE CORPORATION)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

REVENUE RECOGNITION

     Revenue from software sales is recognized when all shipment obligations have been met, fees are fixed and determinable, collection of the sale proceeds is deemed probable and persuasive evidence that an agreement exists. Revenue from hardware sales is recognized upon product shipment. Revenue from support and maintenance contracts, which are typically one year in length, is recognized ratably over the life of the contract. Revenue from other services is recognized as the services are provided.

CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include all highly liquid investments with initial maturity dates of no more than three months. Historically, InfoCure has managed cash for its divisions on a centralized basis.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The fair value of financial instruments is the amount at which the instrument could be exchanged in a current transaction between willing parties. Management estimates that the carrying amounts of the Division's financial instruments included in the accompanying balance sheets are not materially different from their fair values.

INVENTORIES

     Inventory consists primarily of peripheral computer equipment and related supplies. Inventory is accounted for on the first-in, first-out basis and reported at the lower of cost or market.

PROPERTY AND EQUIPMENT

     Property and equipment, including equipment under capital leases, are stated at the lower of the fair value or cost. Depreciation is computed over the estimated useful lives of the related assets using both straight-line and accelerated methods for financial reporting and primarily accelerated methods for income tax purposes. Substantial betterments to property and equipment are capitalized and repairs and maintenance are expensed as incurred.

CAPITALIZED SOFTWARE DEVELOPMENT COSTS

     Software development costs are expensed as incurred prior to establishing the technological feasibility of a product. For the period between the establishment of technological feasibility and the time a product is available for general release, such costs are capitalized. Capitalized software costs are amortized using the straight-line method over the estimated lives of the related products (generally 48 months). During the fourth quarter of 1999, PracticeWorks adopted a new product strategy involving the development of ASP applications and other Internet-based applications and services. Additionally, in

                                 PRACTICEWORKS
                      (A DIVISION OF INFOCURE CORPORATION)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

connection with restructuring the businesses of recently acquired companies, management decided to modify future product offerings. As a result of these decisions, the Division recorded a charge of approximately $874,000 million in the fourth quarter of 1999 representing the write-off of the carrying value of software development costs.
A write-down of capitalized software in the amount of $339,000 was also recorded in 1997 (Note 4).

GOODWILL AND OTHER INTANGIBLE ASSETS

     Intangible assets consist primarily of goodwill, which represents the excess of cost over the fair value of assets acquired in business combinations accounted for under the purchase method. All goodwill is amortized on a straight-line basis over its estimated useful life. Prior to the fourth quarter of 1999, goodwill was amortized over a 15 year estimated useful life, which was reflective of management's analysis that goodwill is derived from the historical and estimated future lives of its customer relationships, the longevity and continuing use of its core products and the relatively minor impact of technological obsolescence on these core products. As a result of InfoCure's change in product strategy involving the development of ASP applications and other Internet-based applications and services, its transition to a subscription pricing model and the current rate of change within the industry, management now estimates that the useful life of its remaining goodwill will be three years.

     Other intangible assets also include (1) purchased technology, to be amortized over four years, (2) customer lists, amortized over three years and
(3) deferred loan costs, amortized over the life of the respective loans at rates which approximate the interest method.

LONG-LIVED ASSETS

     Long-lived assets, such as goodwill and property and equipment are periodically evaluated for impairment when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows resulting from the use of the assets. When any such impairment exists, the related assets will be written down to fair value. A write-down of assets due to impairment in the aggregate amount of $3.6 million, primarily related to goodwill, was required for the eleven months ended December 31, 1997 (Note 4).

CHANGE IN ACCOUNTING ESTIMATES

     In view of recent competitive developments, the rapid pace of change engendered by the encroachment of Internet companies into the marketplace and InfoCure's change in product strategy involving the development of ASP applications and other Internet-based applications and services and the transition to a subscription pricing model, management has reassessed the useful life of goodwill. While in management's opinion, there is currently no impairment in the carrying value of this long-lived intangible asset (based on an analysis of undiscounted future cash flows), management has determined that the

                                 PRACTICEWORKS
                      (A DIVISION OF INFOCURE CORPORATION)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

useful life of goodwill should be shortened substantially to be more reflective of the current rate of technological change and competitive conditions. Accordingly, management changed the estimated useful life of goodwill from an original life of 15 years to a remaining life of three years, which change has been applied prospectively from the fourth quarter of 1999. This change in accounting estimate increased amortization expense by approximately $800,000 in 1999.

     Additionally, based on InfoCure's analysis of current business and market conditions, its cash collection experience and, in light of the change to a subscription pricing model announced in the fourth quarter of 1999, management also increased the allowance for doubtful accounts. This change of accounting estimate, recorded in the fourth quarter of 1999, increased selling, general and administrative expenses by $600,000 in 1999.

DIVISIONAL EQUITY

     Divisional Equity represents InfoCure's net investment in and advances to the Division. Intercompany interest expense has been allocated to, or included in, the accompanying financial statements only for that portion of third-party debt attributed to the Division. No intercompany interest income or expense has been allocated to the Division for InfoCure's net investment in the Division.

STOCK-BASED COMPENSATION PLANS

     The Division accounts for its stock-based compensation plans under the provisions of Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees." In Note 10, the Division presents the disclosure requirements of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-based Compensation." SFAS No. 123 requires that companies which elect not to account for stock-based compensation as prescribed by that statement shall disclose, among other things, the pro forma effects on net loss as if SFAS No. 123 had been adopted.

INCOME TAXES

     For the periods presented, the Division was not a separate taxable entity for federal, state or local income tax purposes and its operating results are included in InfoCure's tax returns. The Division calculates its income taxes under the separate return method and accounts for income taxes under an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Division's financial statements or tax returns. In estimating future tax consequences, management generally considers all expected future events other than possible enactments of changes in the tax laws or rates.

RESTRUCTURING COSTS

     The Division records the costs of consolidating acquired operations into the Division's existing facilities, including the external costs and liabilities to close redundant Division

                                 PRACTICEWORKS
                      (A DIVISION OF INFOCURE CORPORATION)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

facilities and severance and relocation costs related to the Division's employees in accordance with Emerging Issues Task Force Issue ("EITF") No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in Restructuring)."

PER SHARE DATA

     The historical capital structure of the Division is not representative of the future capital structure of PracticeWorks. The Division issued common stock to a wholly owned subsidiary of InfoCure in August 2000 and will commence operations as a separate legal entity upon completion of the distribution. Accordingly, the historical net (loss) income per share and weighted average number of shares of common stock outstanding are not shown for any of the periods presented. The financial information included herein may not reflect the financial position, results of operations, changes in divisional equity and cash flows of the Division in the future or what they would have been had the Division been a separate, stand-alone entity during the periods presented.

MANAGEMENT ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

NEW ACCOUNTING PRONOUNCEMENTS

     In March 1998, the American Institute of Certified Public Accountants issued Statement of Position ("SOP") No. 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." This statement provides guidance on accounting for the costs of computer software developed or obtained for internal use and determining whether computer software is for internal use. SOP No. 98-1 was effective in 1999. Adoption of this statement did not have a significant impact on the Division's financial statements.

     SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended, is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. Historically, the Division has not entered into derivatives contracts either to hedge existing risks or for speculative purposes. Accordingly, the Division does not expect adoption of the new standard on January 1, 2001, to affect its financial statements.

     The Financial Accounting Standards Board issued Interpretation ("Interpretation") No. 44, "Accounting for Certain Transactions involving Stock Compensation, an

                                 PRACTICEWORKS
                      (A DIVISION OF INFOCURE CORPORATION)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)


Interpretation of APB Opinion No. 25" which is effective July 1, 2000. Interpretation No. 44 clarifies (a) the definition of employee for purposes of applying Opinion 25, (b) the criteria for determining whether a stock compensation plan qualifies as a noncompensatory plan, (c) the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. Adoption of the provisions of the Interpretation are not expected to have a significant impact on the Division's financial statements.



     In December 1999, the SEC issued Staff Accounting Bulletin ("SAB") No. 101 "Revenue Recognition" which outlines the basic criteria that must be met to recognize revenue and provides guidance for presentation of revenue and for disclosure related to revenue recognition policies in financial statements filed with the SEC. The Division believes that adopting SAB No. 101 will not have a material impact on its financial position or results of operations.


3. BUSINESS COMBINATIONS


     As discussed in Note 1, InfoCure completed 18 acquisitions attributable to the Division at various times from the consummation of InfoCure's initial public offering in July 1997 through 1999.


ACQUISITIONS ACCOUNTED FOR USING THE PURCHASE METHOD OF ACCOUNTING


     The following tables summarize the fair values of the assets acquired, liabilities assumed and consideration given in connection with the acquisitions completed in each of the following years within the Division accounted for as purchases:


                                                        1999      1998      1997
                                                       -------   -------   -------
                                                             (IN THOUSANDS)
Accounts receivable..................................  $   555   $   134   $   649
Inventory............................................       43        --       261
Prepaid expenses.....................................       39       152        94
Property and equipment...............................      260       159       582
Goodwill.............................................   10,526    14,988     9,099
Capitalized software.................................      116       420       828
Other assets.........................................      200        72       393
Deferred revenue.....................................     (925)     (715)   (1,292)
Accounts payable and accrued expenses................     (560)       (9)     (418)
Notes payable........................................       --        --    (1,347)
Other liabilities....................................       --        --      (978)
                                                       -------   -------   -------
  Net assets acquired................................  $10,254   $15,201   $ 7,871
                                                       =======   =======   =======
These acquisitions were funded as follows:
InfoCure common stock................................  $ 2,000   $ 2,700   $ 3,700
Cash.................................................    8,254    12,501     4,171
                                                       -------   -------   -------
                                                       $10,254   $15,201   $ 7,871
                                                       =======   =======   =======

                                 PRACTICEWORKS
                      (A DIVISION OF INFOCURE CORPORATION)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Certain of the purchase acquisition agreements provided for additional consideration based on the acquired company attaining specified revenue or operating income goals. Maximum determinable contingent consideration aggregated $2.0 million, $4.4 million and $3.4 million for acquisitions accounted for as purchases during 1999, 1998 and 1997, respectively. As more fully described in
Note 4, portions of the contingent consideration related to certain acquisitions were deemed earned and payable in connection with the Division's restructuring plans. Accordingly, restructuring costs for the years ended December 31, 1999 and 1998 and the eleven months ended December 31, 1997 included approximately $700,000, $750,000 and $2.2 million, respectively, in settlement of estimated contingent consideration obligations related to the affected companies.

     In 1999, contingent consideration of approximately $4.4 million was earned and accrued as additional purchase price pursuant to the terms of the original purchase agreements and was paid during 2000. As of December 31, 1999, maximum contingent consideration payable based on future performance is $2.0 million.

     The following unaudited pro forma information presents the results of operations of the Division as if each of the acquisitions had occurred as of the beginning of the immediately preceding period. The pro forma information is not necessarily indicative of what would have occurred had the acquisitions been made as of such periods, nor is it indicative of future results of operations. The pro forma amounts give effect to appropriate adjustments for the fair value of the assets acquired, reductions in personnel costs and other operating expenses not assumed as part of the acquisitions, amortization of intangibles, interest expense and income taxes.

                                                                       ELEVEN MONTHS
                                         YEAR ENDED DECEMBER 31,           ENDED
                                       ----------------------------    DECEMBER 31,
PRO FORMA AMOUNTS                          1999            1998            1997
-----------------                      ------------    ------------    -------------
                                                      (IN THOUSANDS)
Revenue............................      $61,633         $52,044          $26,687
Pro forma net income (loss)........        1,501          (3,100)          (3,983)

                                 PRACTICEWORKS
                      (A DIVISION OF INFOCURE CORPORATION)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

ACQUISITIONS ACCOUNTED FOR USING THE POOLING OF INTERESTS METHOD OF ACCOUNTING

     Five of the Contributed Businesses acquired by InfoCure during 1999 were accounted for as poolings of interests which provided for the exchange of substantially all of the outstanding equity interest of each entity for shares of InfoCure common stock. Accordingly, the accompanying financial statements have been restated for all periods presented to include the financial position, results of operations and cash flows of the combined companies. The following table summarizes shares of InfoCure stock issued in these acquisitions:

                                                   SHARES OF
COMPANY                                         INFOCURE ISSUED     CLOSING DATE
-------                                         ---------------   -----------------
OMSystems, Inc. ("OMS").......................     2,287,998      February 18, 1999
Ardsley, M.I.S., Inc. ("Orthoware")...........       209,016        August 17, 1999
Kevin Kozlowski, Inc. d/b/a Human Touch
  Software ("Human Touch")....................       255,247      December 20, 1999
Unident Corporation ("Unident")...............       357,796      December 21, 1999
InfoLogic, Inc. ("InfoLogic").................       102,096      December 21, 1999

     The following table presents a reconciliation of revenue, income (loss) before extraordinary item and pro forma net income (loss) to those presented in the accompanying financial statements.

                                        YEAR ENDED DECEMBER 31,     ELEVEN MONTHS ENDED
                                      ---------------------------      DECEMBER 31,
                                          1999           1998              1997
                                      ------------   ------------   -------------------
                                                       (IN THOUSANDS)
REVENUE:
The Division........................    $22,238        $18,815            $ 4,898
OMS.................................     18,651         14,993             12,325
Orthoware...........................      2,330          1,800              1,301
Human Touch.........................      2,288          1,007                798
Unident.............................      6,518          4,510                353
InfoLogic...........................      2,566          2,362              1,809
                                        -------        -------            -------
                                        $54,591        $43,487            $21,484
                                        =======        =======            =======
INCOME (LOSS) BEFORE EXTRAORDINARY
  ITEM:
The Division........................    $ 3,239        $ 1,022            $(5,931)
OMS.................................      1,623         (3,296)             1,703
Orthoware...........................        260            (73)                (2)
Human Touch.........................         34             (1)               (17)
Unident.............................     (1,545)          (163)               (27)
InfoLogic...........................     (1,231)            16                 11
                                        -------        -------            -------
                                        $ 2,380        $(2,495)           $(4,263)
                                        =======        =======            =======

                                 PRACTICEWORKS
                      (A DIVISION OF INFOCURE CORPORATION)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

                                        YEAR ENDED DECEMBER 31,     ELEVEN MONTHS ENDED
                                      ---------------------------      DECEMBER 31,
                                          1999           1998              1997
                                      ------------   ------------   -------------------
                                                       (IN THOUSANDS)
PRO FORMA NET INCOME (LOSS) -- AFTER
  EXTRAORDINARY ITEM:
The Division........................    $ 3,167        $ 1,022            $(5,931)
OMS.................................      1,623         (3,296)             1,703
Orthoware...........................        260            (73)                (2)
Human Touch.........................         34             (1)               (17)
Unident.............................     (1,545)          (163)               (27)
InfoLogic...........................     (1,231)            16                 11
Pro forma tax adjustments...........        384          1,350               (653)
                                        -------        -------            -------
                                        $ 2,692        $(1,145)           $(4,916)
                                        =======        =======            =======

     Certain of the companies acquired in 1999 as poolings of interests ("1999 Pooled Companies") had fiscal years that differed from that of the Division. Therefore, the balance sheet as of December 31, 1998 reflects the combination of the Division's balance sheet as of this date with the balance sheets of the 1999 Pooled Companies as of the dates that most closely correspond thereto. The statements of operations for the year ended December 31, 1998 and the eleven months ended December 31, 1997 reflect the combination of the Division's results for these periods with the results of each of the 1999 Pooled Companies for the most closely comparable periods. As of and for the year ended December 31, 1999, the 1999 Pooled Companies' balance sheets and statements of operations have been restated to coincide with the Division's year-end. As a result, certain of the 1999 Pooled Companies' operations are included in both 1999 and 1998. The net revenue and net loss for such duplicated periods was approximately $300,000 and $161,000, respectively.

     The Division incurred costs of approximately $659,000 in completing the acquisition of the 1999 Pooled Companies'. Such costs consisted principally of professional fees and related transaction costs.

4. RESTRUCTURING AND OTHER CHARGES

     THE 1999 PLAN. In the fourth quarter of 1999, InfoCure decided to restructure its business into a medical division and a dental division. The dental division formed in this restructuring constitutes the business that will be transferred to PracticeWorks immediately prior to the distribution. At the time of the restructuring, the Division's management decided to transition to subscription pricing and to commence development of ASP applications and other Internet-based applications and services. The Division's management committed to a plan of restructuring and reorganization in connection with the establishment of the dental division and these changes in the Division's pricing model and product strategy. This restructuring plan, which was substantially completed in the second quarter of 2000, included consolidating facilities and eliminating staffing redundancies involving approximately 30 employees.

                                 PRACTICEWORKS
                      (A DIVISION OF INFOCURE CORPORATION)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     In connection with the change in product strategy, management also re-evaluated the carrying value of its investment in capitalized software. As a result, the Division recorded as a part of restructuring and other charges for 1999, an $874,000 write-off of capitalized software.

     Staffing reductions were finalized for the new dental division and communicated in the first quarter of 2000. Accordingly, compensation costs, including severance and other termination benefits aggregating approximately $600,000 are expected to be recorded in the first quarter of 2000 in accordance with the provisions of EITF No. 94-3.

     THE 1997 PLAN. Effective December 1, 1997, management determined to restructure through a plan to consolidate existing facilities and acquired operations. This restructuring plan enabled the Division to leverage more effectively present and planned acquisitions, streamline its offering of products and services and respond more effectively to changing market conditions. In connection therewith, management also re-evaluated the Division's investment in goodwill and capitalized software in light of current market conditions and the restructuring plan. Management determined that, based on current market conditions and an analysis of projected undiscounted future cash flows calculated in accordance with the provisions of SFAS No. 121, the carrying amount of certain long-lived assets may not be recoverable. The resultant impairment of long-lived assets, due principally to the impact of then-pending acquisitions (Notes 1 and 3), necessitated a write-down of approximately $3.5 million of goodwill representing the excess of cost over net assets of an acquisition completed in July 1997. The estimated fair values of these long-lived assets were determined by calculating the present value of estimated expected future cash flows using a discount rate commensurate with the risks involved. Additionally, a $339,000 write-down of capitalized software, whose future utility was diminished based on market conditions, was also recorded.

     Under the 1997 restructuring plan, which was completed in the second quarter of 1998, the Division also recorded approximately $401,000 of costs and accrued liabilities to close redundant facilities, cancel leases and other executory contracts, recognized approximately $2.2 million related to contingent consideration earned or deemed payable under terms of certain acquisition agreements for acquired companies affected by the consolidation and restructuring and terminated certain redundant staff positions. Details of this element of the restructuring plan were finalized and communicated in the first quarter of 1998. Accordingly, compensation costs, including severance and other termination benefits for approximately 15 employees, and other future costs related to the restructuring aggregating $281,000, were recognized in the first quarter of 1998 in accordance with EITF No. 94-3. Additionally, in the first quarter of 1998, the Division recognized $750,000 in final settlement of the contingent consideration.

                                 PRACTICEWORKS
                      (A DIVISION OF INFOCURE CORPORATION)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     A description of the type and amount of restructuring costs and other charges recorded at the commitment date and subsequently incurred for all of the restructurings discussed above are as follows:

                                                  RESERVES
                                                 ESTABLISHED
                                                   ELEVEN
                                                   MONTHS       COSTS     RESERVE                   COSTS     RESERVE
                                                    ENDED      APPLIED    BALANCE                  APPLIED    BALANCE
                                                  DECEMBER     AGAINST    DECEMBER     RESERVE     AGAINST    DECEMBER
DESCRIPTION                                       31, 1997     RESERVES   31, 1997   ADJUSTMENTS   RESERVES   31, 1998
-----------                                      -----------   --------   --------   -----------   --------   --------
                                                                            (IN THOUSANDS)
Write-off of goodwill..........................    $3,483      $(3,483)    $   --      $   --      $    --      $ --
Write-off of capitalized software development
 costs.........................................       339         (339)        --          --           --        --
Facility closure, consolidation and lease
 termination costs.............................       401           --        401          --         (118)      283
Contingent consideration earned or deemed
 payable to former stockholders of entities
 affected by the consolidation and
 restructuring.................................     2,150           --      2,150         750       (2,900)       --
Compensation costs for severance and other
 termination benefits..........................        --           --         --         281         (281)       --
Other asset write-downs and costs..............        90           --         90          --          (90)       --
                                                   ------      -------     ------      ------      -------      ----
                                                   $6,463      $(3,822)    $2,641      $1,031      $(3,389)     $283
                                                   ======      =======     ======      ======      =======      ====


                                                                COSTS     RESERVE
                                                               APPLIED    BALANCE
                                                   RESERVE     AGAINST    DECEMBER
DESCRIPTION                                      ADJUSTMENTS   RESERVES   31, 1999
-----------                                      -----------   --------   --------
                                                          (IN THOUSANDS)
Write-off of goodwill..........................    $   --      $    --      $ --
Write-off of capitalized software development
 costs.........................................       874         (874)       --
Facility closure, consolidation and lease
 termination costs.............................        95         (283)       95
Contingent consideration earned or deemed
 payable to former stockholders of entities
 affected by the consolidation and
 restructuring.................................       700         (350)      350
Compensation costs for severance and other
 termination benefits..........................        48          (48)       --
Other asset write-downs and costs..............        97          (97)       --
                                                   ------      -------      ----
                                                   $1,814      $(1,652)     $445
                                                   ======      =======      ====

     The terminated leases have various expiration dates through 2004 and the other costs will be substantially paid in the first half of 2000.

5. PROPERTY AND EQUIPMENT

     Major classes of property and equipment consisted of the following:

                                                       ESTIMATED      DECEMBER 31,
                                                      USEFUL LIVES   ---------------
                                                        (YEARS)       1999     1998
                                                      ------------   ------   ------
                                                                     (IN THOUSANDS)
Buildings...........................................       40        $1,883   $1,871
Office and computer equipment.......................      3-5         2,193    1,985
Furniture and fixtures..............................      5-7           733      713
Leasehold improvements and other....................      3-5           302      307
                                                                     ------   ------
                                                                      5,111    4,876
Less accumulated depreciation.......................                  3,065    2,355
                                                                     ------   ------
                                                                     $2,046   $2,521
                                                                     ======   ======

     Depreciation expense was approximately $900,000, $800,000 and $300,000 for the years ended December 31, 1999 and 1998 and the eleven months ended December 31, 1997, respectively. In connection with the restructuring plans described in
Note 4, the Division disposed of property and equipment, primarily office and computer equipment, with a net book value of approximately $97,000 and $90,000 in 1999 and 1997, respectively.

                                 PRACTICEWORKS
                      (A DIVISION OF INFOCURE CORPORATION)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

6. OTHER INTANGIBLE ASSETS

                                                               DECEMBER 31,
                                                              ---------------
                                                               1999     1998
                                                              ------   ------
                                                              (IN THOUSANDS)
Purchased technology........................................  $6,530   $   --
Capitalized software development costs......................   1,118    2,207
Loan costs..................................................     423    1,155
Other.......................................................     102      209
                                                              ------   ------
                                                               8,173    3,571
Less accumulated amortization...............................     367      657
                                                              ------   ------
                                                              $7,806   $2,914
                                                              ======   ======

     In the fourth quarter of 1999, InfoCure acquired technology for delivering practice management applications in an ASP delivery model in exchange for cash and common stock aggregating approximately $6.5 million. This technology will be utilized by the Division's research and development staff in the development of its own ASP applications. Costs to complete this technology will be capitalized until products are ready for general release and then will be amortized over the estimated useful life of the related products. As described in Note 4, approximately $874,000 of capitalized software was written off in 1999 as a result of this change in product strategy. The remaining capitalized software development costs relate to products not being replaced, primarily those related to various e-commerce applications.

     Amortization of capitalized software charged to operations was approximately $267,000, $135,000, $29,000 for the years ended December 31, 1999 and 1998 and the eleven months ended December 31, 1997, respectively. As discussed in Note 8, approximately $110,000 was allocated to the Division for the write-off of unamortized loan costs in conjunction with the April 1999 prepayment of InfoCure's acquisition credit facility.

7. ACCRUED EXPENSES

                                                               DECEMBER 31,
                                                              ---------------
                                                               1999     1998
                                                              ------   ------
                                                              (IN THOUSANDS)
Additional purchase price consideration.....................  $4,400   $   --
Compensation................................................      24      137
Interest....................................................     426      334
Taxes, other than income....................................      93      511
Other.......................................................     769      468
                                                              ------   ------
                                                              $5,712   $1,450
                                                              ======   ======

                                 PRACTICEWORKS
                      (A DIVISION OF INFOCURE CORPORATION)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

8. LONG-TERM DEBT

     The amounts recorded as notes payable and other long-term debt attributable to the Division represent borrowings under Infocure's credit facility or other note agreements which were used primarily to acquire the Contributed Businesses and other Division assets. Long-term debt consisted of the following:

                                                                DECEMBER 31,
                                                              ----------------
                                                               1999     1998
                                                              ------   -------
                                                               (IN THOUSANDS)
Notes payable, FINOVA Capital Corporation
  ("FINOVA") (a)............................................  $8,604   $16,668
Other.......................................................   1,126     1,076
                                                              ------   -------
                                                               9,730    17,744
Less current portion........................................     116     2,975
                                                              ------   -------
                                                              $9,614   $14,769
                                                              ======   =======

-------------------------

(a) Under provisions of an agreement dated August 11, 1999, InfoCure has a $100.0 million credit facility with FINOVA including a revolving loan for the funding of the acquisition program and working capital needs and a term loan for certain real estate purchases. The total amount outstanding under this facility was $36.8 million and $68.4 million, as of December 31, 1999 and 1998, respectively. The credit facility has a five-year term and is collateralized by substantially all of InfoCure's assets and accounts receivable, cash flows and assets of any companies acquired in the future. Interest accrues at an annual rate based, at InfoCure's option, on prime plus 0.5% to 1.25% or LIBOR plus 2.0% to 2.75%, depending on the achievement of certain debt service ratios. At December 31, 1999, the rate was 9.0%. The agreement provides for mandatory prepayments based upon achieving certain defined levels of cash flows and contains certain restrictive covenants. The agreement was amended in August 2000. See Note 13 regarding the distribution agreement.

     InfoCure's previous credit facility was repaid in April 1999 with proceeds from the sale of its common stock. In connection with this early retirement of debt, an extraordinary item was recognized for the unamortized portion of the loan costs and prepayment costs which aggregated approximately $4.9 million and, net of estimated tax effect, approximately $2.9 million. The Division was allocated approximately $72,000, net of estimated tax effect, based on its respective share of the borrowings.

                                 PRACTICEWORKS
                      (A DIVISION OF INFOCURE CORPORATION)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     As of December 31, 1999, future maturities of long-term debt are as follows:

YEAR                                                              AMOUNT
----                                                          --------------
                                                              (IN THOUSANDS)
2000........................................................      $  116
2001........................................................         561
2002........................................................       1,837
2003........................................................       1,837
2004........................................................       4,848
Thereafter..................................................         531
                                                                  ------
                                                                  $9,730
                                                                  ======

9. COMMITMENTS

OPERATING LEASES

     InfoCure leases office facilities and certain equipment under operating leases having original terms ranging from one to seven years. Approximate future minimum rentals, by year and in the aggregate, under noncancellable operating leases with remaining terms of more than one year that relate to facilities and equipment utilized by the Division are as follows:

YEAR                                                              AMOUNT
----                                                          --------------
                                                              (IN THOUSANDS)
2000........................................................      $  773
2001........................................................         609
2002........................................................         583
2003........................................................         551
2004........................................................         481
                                                                  ------
  Total.....................................................      $2,997
                                                                  ======

     Rent expense was approximately $528,000, $323,000 and $485,000 for the years ended December 31, 1999 and 1998 and the eleven months ended December 31, 1997, respectively.

EMPLOYEE BENEFIT PLAN

     The Division's eligible employees may participate in a plan known as the InfoCure 401(k) Plan (the "Plan"). Eligible employees may contribute up to 15% of their annual salary to the Plan, subject to certain limitations. InfoCure may make matching contributions and may also provide profit-sharing contributions at its sole discretion. Employees become fully vested in any employer contributions after five years of service. The Division's expense related to employee benefit plans for the years ended December 31, 1999 and 1998 and the eleven months ended December 31, 1997 were $680,000, $205,000 and $40,000, respectively. During 2000 and 1999, InfoCure, using InfoCure common stock, made the contribution for the years ended December 31, 1999 and 1998, respectively.

                                 PRACTICEWORKS
                      (A DIVISION OF INFOCURE CORPORATION)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

10. STOCK COMPENSATION PLANS

     InfoCure has stock option plans under which the Division's employees and directors may be granted options to purchase common stock. Options are granted at not less than the fair market value at grant date (110% of such value for 10% stockholders). Options vest ratably over the four-year period beginning on the grant date.

     SFAS No. 123, "Accounting for Stock-Based Compensation," defines a "fair value method" of accounting for employee stock options. It also allows accounting for such options under the "intrinsic value method" in accordance with APB No. 25, "Accounting for Stock Issued to Employees" and related interpretations. If a company elects to use the intrinsic value method, then pro forma disclosures of earnings and earnings per share are required as if the fair value method of accounting was applied. The effects of applying SFAS No. 123 in the pro forma disclosures are not necessarily indicative of future amounts because the pro forma disclosures do not take into account the amortization of the fair value of awards prior to 1995.

     Management has elected to account for its stock options under the intrinsic value method as outlined in APB No. 25. The fair value method requires use of option valuation models, such as the Black-Scholes option valuation model, to value employee stock options, upon which a compensation expense is based. The Black-Scholes option valuation model was not developed for use in valuing employee stock options. Instead, this model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because InfoCure's stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, it is management's opinion that the existing models do not necessarily provide a reliable measure of the fair value of its employee stock options. Under the intrinsic value method, compensation expense is only recognized if the exercise price of the employee stock option is less than the market price of the underlying stock on the date of grant.

     The fair value for InfoCure's employee stock options was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions for the years ended December 31, 1999 and 1998 and the eleven months ended December 31, 1997.

                                      YEAR ENDED DECEMBER 31,            ELEVEN MONTHS
                               -------------------------------------   ENDED DECEMBER 31,
                                     1999                1998                 1997
                               -----------------   -----------------   ------------------
Risk-free interest rate......          6.2%               6.0%              5.7-6.2%
Dividend yield...............          0.0%               0.0%                  0.0%
Volatility factor............        119.0%              58.0%                 19.7%
Weighted average expected
  life (in years)............            4                  4                     5

                                 PRACTICEWORKS
                      (A DIVISION OF INFOCURE CORPORATION)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Division's pro forma information, based on the estimated options to be held by the Division's employees, follows:

                                                 YEAR ENDED
                                                DECEMBER 31,        ELEVEN MONTHS
                                              -----------------   ENDED DECEMBER 31,
                                               1999      1998            1997
                                              -------   -------   ------------------
                                                          (IN THOUSANDS)
PRO FORMA NET INCOME (LOSS):
As reported.................................  $ 2,308   $(2,495)      $  (4,263)
Pro forma...................................   (1,446)   (3,052)         (4,313)

11. INCOME TAXES

     The components of the provision (benefit) for income taxes are as follows:

                                                                          ELEVEN
                                                                          MONTHS
                                                       YEAR ENDED         ENDED
                                                      DECEMBER 31,     DECEMBER 31,
                                                      1999     1998        1997
                                                     ------   ------   ------------
                                                             (IN THOUSANDS)
CURRENT:
Federal............................................  $1,316   $  420      $  --
State..............................................     291       90         --
                                                     ------   ------      -----
     Total current expense.........................   1,607      510         --
                                                     ------   ------      -----
DEFERRED:
Federal............................................     138     (619)       174
State..............................................      19      (83)        23
Change in deferred tax asset valuation allowance...      --     (285)       285
                                                     ------   ------      -----
     Total deferred expense (benefit)..............     157     (987)       482
                                                     ------   ------      -----
     Total income tax expense (benefit) before
       extraordinary item..........................   1,764     (477)       482
Income tax benefit on extraordinary item...........      38       --         --
Pro forma tax adjustments for pooled companies.....     384    1,350       (653)
                                                     ------   ------      -----
     Provision (benefit) for income taxes..........  $2,186   $  873      $(171)
                                                     ======   ======      =====

                                 PRACTICEWORKS
                      (A DIVISION OF INFOCURE CORPORATION)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Deferred taxes result from temporary differences between the bases of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws and regulations. The sources of the temporary differences and their effect on deferred tax assets and liabilities are as follows:

                                                                DECEMBER 31,
                                                              1999        1998
                                                              ----       ------
                                                               (IN THOUSANDS)
CURRENT:
Deferred tax assets:
  Allowance for doubtful accounts...........................  $203       $   63
  Deferred revenue and customer deposits....................   246          416
  Accrued restructuring costs...............................   211           72
  Accrued expenses..........................................     9          223
                                                              ----       ------
       Total current deferred tax assets....................  $669       $  774
                                                              ====       ======
NONCURRENT:
Deferred tax assets:
  Basis difference of goodwill, capitalized software costs,
     property and equipment and other intangible assets.....  $108       $  888
  Net operating loss carry forwards.........................    --          289
                                                              ----       ------
       Total noncurrent deferred tax assets.................   108        1,177
                                                              ----       ------
                                                              $777       $1,951
                                                              ====       ======

     The Division's effective income tax rate varied from the U.S. federal statutory rate as follows:

                                                    YEAR ENDED       ELEVEN MONTHS
                                                   DECEMBER 31,          ENDED
                                                   1999    1998    DECEMBER 31, 1997
                                                  ------   -----   -----------------
                                                            (IN THOUSANDS)
Expected tax expense (benefit)..................  $1,552   $(552)       $(1,505)
Increase (decrease) in income taxes resulting
  from:
  State income taxes............................     213     (76)          (207)
  Nondeductible goodwill amortization...........     104     372          2,201
  Other, net....................................     (67)     64           (292)
  Effect of operations of pooled companies which
     were pass-through entities.................     384   1,350           (653)
  Change in deferred tax asset valuation
     allowance..................................      --    (285)           285
                                                  ------   -----        -------
     Net income tax expense (benefit)...........  $2,186   $ 873        $  (171)
                                                  ======   =====        =======

     As discussed in Notes 1 and 3, acquisitions attributed to the Division included five companies accounted for as pooling of interests. Four of these five companies were pass-through entities for tax purposes in which the then-owners agreed to report their share of income or loss in their respective individual income tax returns. Upon their acquisition, the pass-through tax status terminated. Pro forma net income (loss) is presented in the

                                 PRACTICEWORKS
                      (A DIVISION OF INFOCURE CORPORATION)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

statement of operations as if each of these entities had been a taxable corporation during the periods presented.

12. SUPPLEMENTAL CASH FLOW INFORMATION

     All required cash payments for interest and income taxes were made by InfoCure on behalf of the Division.

13. SUBSEQUENT EVENTS

ACQUISITION

     During 1999, InfoCure entered into a definitive agreement to acquire all the outstanding equity interests of Medical Dynamics, Inc. ("MEDY"), a dental practice management company, in exchange for shares of InfoCure common stock. The transaction is expected to close in the third quarter of 2000 and is being attributed to the Division. In connection with this proposed transaction, as of July 31, 2000, InfoCure has advanced MEDY $1.3 million under terms of a loan agreement dated October 1999. As of December 31, 1999, $500,000 had been advanced, which is reflected in other non-current assets in the accompanying balance sheet.

AGREEMENTS WITH INFOCURE

     For purposes of governing certain of the ongoing relationships between PracticeWorks and InfoCure and to provide for an orderly transition to the status of two independent companies, PracticeWorks and InfoCure will enter into various agreements. A brief description of each of the agreements follows:

          DISTRIBUTION AGREEMENT. Prior to the distribution date, InfoCure and PracticeWorks will enter into a Distribution Agreement, which will provide for, among other things, the principal corporate transactions required to effect the distribution and other agreements relating to the continuing relationship between PracticeWorks and InfoCure after the distribution. Pursuant to the Distribution Agreement, InfoCure will transfer to its wholly owned subsidiary, InfoCure Systems, Inc., or ISI, the stock of all of InfoCure's direct subsidiaries, other than ISI. Then, ISI will contribute to PracticeWorks the assets and liabilities relating to InfoCure's information management technology provider business for dentists, orthodontists and oral and maxillofacial surgeons. In exchange for that contribution, PracticeWorks will issue to ISI shares of its common stock. Immediately before the distribution to the InfoCure stockholders, ISI will distribute all of PracticeWorks' issued and outstanding stock to InfoCure. Finally, InfoCure will effect the distribution by delivering a certificate or certificates representing all of the shares of PracticeWorks common stock to be distributed to InfoCure's stockholders to the distribution agent.

          Under the Distribution Agreement and effective as of the distribution date, PracticeWorks will assume, and will agree to indemnify InfoCure against, all liabilities, litigation and claims, including related insurance costs, arising out of its

                                 PRACTICEWORKS
                      (A DIVISION OF INFOCURE CORPORATION)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     business, and InfoCure will retain, and will agree to indemnify PracticeWorks against, all liabilities, litigation and claims, including related insurance costs, arising out of InfoCure's businesses. The foregoing obligations will not entitle an indemnified party to recovery to the extent any such liability is covered by proceeds received by such party from any third party insurance policy.

          The Distribution Agreement will provide that each of InfoCure and PracticeWorks will be granted access to certain records and information in the possession of the other, and will require the retention by each of InfoCure and PracticeWorks for a period of eight years following the distribution date of all such information in its possession.

          TRANSITION SERVICES AGREEMENT. InfoCure and PracticeWorks will enter into a Transition Services Agreement prior to the distribution date under which, in exchange for the fees specified in that agreement, InfoCure and PracticeWorks will agree to continue to provide specified administrative services to one another, including accounting services, payroll services, information management services and other services. The Transition Services Agreement will provide that each of InfoCure and PracticeWorks will undertake to provide the same degree of care and diligence as it uses in providing these services to itself and its subsidiaries. Provision of services under the Transition Services Agreement will terminate upon 120 days prior written notice by either company, but in no event prior to December 31, 2000.

          TAX DISAFFILIATION AGREEMENT. InfoCure and PracticeWorks will enter into a Tax Disaffiliation Agreement which will identify each party's rights and obligations with respect to deficiencies and refunds, if any, of federal, state, local or foreign taxes for periods before and after the distribution and related matters such as the filing of tax returns and the conduct of Internal Revenue Service and other audits. Under the Tax Disaffiliation Agreement, PracticeWorks will indemnify InfoCure for any tax liability of PracticeWorks or its affiliates for any period. PracticeWorks will also indemnify InfoCure for all taxes and liabilities incurred solely because (1) PracticeWorks breaches a representation or covenant given to King & Spalding in connection with rendering its tax opinion, which breach contributes to an Internal Revenue Service determination that the distribution was not tax-free or (2) a post-distribution action or omission by PracticeWorks or an affiliate of PracticeWorks contributes to an Internal Revenue Service determination that the distribution was not tax-free. InfoCure will indemnify PracticeWorks for all taxes and liabilities incurred solely because (1) InfoCure breaches a representation or covenant given to King & Spalding in connection with rendering its tax opinion, which breach contributes to an Internal Revenue Service determination that the distribution was not tax-free, or (2) a post-distribution action or omission by InfoCure or an affiliate contributes to an Internal Revenue Service determination that the distribution was not tax-free. If the Internal Revenue Service determines that the distribution was not tax-free for any other reason, InfoCure and PracticeWorks will indemnify each other against 50% of all taxes and liabilities.

                                 PRACTICEWORKS
                      (A DIVISION OF INFOCURE CORPORATION)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

          PracticeWorks will also indemnify InfoCure for any taxes resulting from any internal realignment undertaken to facilitate the distribution on or before the distribution date. Any such taxes are not expected to be material.

          EMPLOYEE BENEFITS AND COMPENSATION ALLOCATION AGREEMENT. Prior to the distribution, InfoCure and PracticeWorks will enter into an Employee Benefits and Compensation Allocation Agreement, which will contain provisions relating to employee compensation, benefits and labor matters and the treatment of options to purchase InfoCure common stock held by InfoCure employees who will become PracticeWorks employees. This agreement will provide that InfoCure options held by InfoCure employees who will become PracticeWorks employees will be replaced by PracticeWorks options. The option price for the number for the shares of PracticeWorks common stock subject to each option will be determined by dividing the option price for the related InfoCure option by the PracticeWorks conversion factor, and the number of shares of PracticeWorks common stock subject to each PracticeWorks option will be determined by multiplying the number of shares subject to the related InfoCure option by the PracticeWorks conversion factor. The PracticeWorks conversion factor is a number equal to
     (1) the closing price of InfoCure common stock on the Nasdaq National Market on the record date, divided by (2) the opening price of the PracticeWorks common stock on the Nasdaq National Market on the day following the distribution date.

                                 PRACTICEWORKS
                      (A DIVISION OF INFOCURE CORPORATION)

                                 BALANCE SHEETS
                                 (IN THOUSANDS)

                                                            JUNE 30,     DECEMBER 31,
                                                              2000           1999
                                                           -----------   ------------
                                                           (UNAUDITED)
ASSETS
CURRENT:
Cash and cash equivalents................................   $  4,915       $ 2,527
Accounts receivable-trade, net of allowance of $1,323 and
  $1,113.................................................      5,819         9,041
Other receivables........................................        439            97
Inventory................................................      2,216         1,772
Deferred tax assets......................................        704           669
Prepaid expenses and other current assets................        100           453
                                                            --------       -------
     Total current assets................................     14,193        14,559
Property and equipment, net of accumulated depreciation
  of $2,077 and $3,065...................................      2,512         2,046
Intangible assets, net of accumulated amortization of
  $11,606 and $4,294 (Note 3)............................     50,969        40,606
Deferred tax assets......................................      5,354           108
Other assets.............................................      1,452           523
                                                            --------       -------
                                                            $ 74,480       $57,842
                                                            ========       =======
LIABILITIES AND DIVISIONAL EQUITY
CURRENT LIABILITIES:
Accounts payable.........................................   $    984       $ 2,772
Accrued expenses (Note 5)................................      4,466         5,712
Accrued restructuring costs (Note 7).....................        203           445
Deferred revenue and customer deposits...................      7,971         6,704
Current portion of long-term debt........................          5           116
                                                            --------       -------
     Total current liabilities...........................     13,629        15,749
Long-term debt, less current portion (Note 6)............     19,681         9,614
Other liabilities........................................         --            60
                                                            --------       -------
     Total liabilities...................................     33,310        25,423
                                                            --------       -------
Commitments and contingencies
DIVISIONAL EQUITY:
Net advances from parent.................................     53,326        35,909
Accumulated deficit......................................    (12,156)       (3,490)
                                                            --------       -------
     Total divisional equity.............................     41,170        32,419
                                                            --------       -------
                                                            $ 74,480       $57,842
                                                            ========       =======

See accompanying notes to financial statements.

                                 PRACTICEWORKS
                      (A DIVISION OF INFOCURE CORPORATION)

                    STATEMENTS OF OPERATIONS -- (UNAUDITED)
                                 (IN THOUSANDS)

                                                               SIX MONTHS ENDED
                                                              -------------------
                                                              JUNE 30,   JUNE 30,
                                                                2000       1999
                                                              --------   --------
REVENUE (NOTE 2):
Systems and software........................................  $  6,562   $17,851
Maintenance, support and services...........................    13,454     8,730
                                                              --------   -------
     Total revenue..........................................    20,016    26,581
                                                              --------   -------
OPERATING EXPENSE:
Hardware and other items purchased for resale...............     2,851     4,864
Selling, general and administrative (excluding compensatory
  stock)....................................................    18,980    14,574
Research and development....................................     1,541     1,341
Depreciation and amortization...............................     7,898     1,010
Restructuring and other charges (Note 5)....................       816       560
Loss (gain) on disposal of fixed assets.....................      (632)       --
                                                              --------   -------
     Total operating expense................................    31,454    22,349
                                                              --------   -------
Operating (loss) income.....................................   (11,438)    4,232
Interest expense and other, net.............................       959     1,044
                                                              --------   -------
(Loss) income before income taxes and extraordinary item....   (12,397)    3,188
(Benefit) provision for income taxes........................    (3,731)    1,561
                                                              --------   -------
Net (loss) income before extraordinary item.................    (8,666)    1,627
Extraordinary item -- debt extinguishment cost, net of
  income taxes..............................................        --        72
                                                              --------   -------
     Net (loss) income......................................  $ (8,666)  $ 1,555
                                                              ========   =======

See accompanying notes to financial statements.

                                 PRACTICEWORKS
                      (A DIVISION OF INFOCURE CORPORATION)

                    STATEMENTS OF CASH FLOWS -- (UNAUDITED)
                                 (IN THOUSANDS)

                                                               SIX MONTHS ENDED
                                                              -------------------
                                                              JUNE 30,   JUNE 30,
                                                                2000       1999
                                                              --------   --------
CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES:
Net (loss) income...........................................  $ (8,666)  $ 1,555
Extraordinary item -- debt extinguishment cost..............        --       110
Restructuring and other charges.............................       816       560
Depreciation and amortization...............................     7,898     1,010
Allowance for doubtful accounts.............................       454       195
Gain on disposal of fixed assets............................      (632)       --
Deferred taxes..............................................    (5,281)      587
Changes in current assets and liabilities, net of
  acquisitions:
  Accounts and other receivables............................     3,135    (1,853)
  Inventory, prepaid expenses and other assets..............        63      (170)
  Accounts payable and accrued expenses.....................    (4,571)      481
  Deferred revenue and deposits.............................       475       329
                                                              --------   -------
  Cash (used in) provided by operating activities...........    (6,309)    2,804
                                                              --------   -------
CASH USED IN INVESTING ACTIVITIES:
Cash paid for acquisitions..................................   (13,422)   (4,616)
Property and equipment expenditures.........................    (1,044)     (118)
Cash paid for other intangible assets.......................    (1,275)      (25)
Other.......................................................    (1,643)      (12)
                                                              --------   -------
  Cash used in investing activities.........................   (17,384)   (4,771)
                                                              --------   -------
CASH PROVIDED BY FINANCING ACTIVITIES:
Borrowings of long-term debt................................    10,950        --
Principal payments of long-term debt........................        --   (16,668)
Net cash advances from parent...............................    15,131    19,083
                                                              --------   -------
  Cash provided by financing activities.....................    26,081     2,415
                                                              --------   -------
Net change in cash flows....................................     2,388       448
Cash and cash equivalents, beginning of period..............     2,527     1,633
                                                              --------   -------
  Cash and cash equivalents, end of period..................  $  4,915   $ 2,081
                                                              ========   =======
NONCASH TRANSACTIONS:
InfoCure stock issued for acquisitions......................  $  2,386   $    --
Disposal of building under capital lease obligation.........    (1,109)       --
InfoCure stock issued to settle obligations.................       400        --

See accompanying notes to financial statements.

                                 PRACTICEWORKS
                      (A DIVISION OF INFOCURE CORPORATION)

                           NOTES TO INTERIM FINANCIAL
                            STATEMENTS -- UNAUDITED

NOTE 1.  ORGANIZATION AND BASIS OF PRESENTATION

     The information presented at June 30, 2000, and for the periods ended June 30, 2000 and 1999 is unaudited, however, in the opinion of management, includes all normal recurring adjustments necessary for a fair presentation of the financial position, results of operations and cash flows of PracticeWorks (a division of InfoCure Corporation ("InfoCure")) (the "Division") for the periods presented. Historical results may not be indicative of the results to be expected in the future. Certain information in footnote disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission (the "Commission"). The financial statements, notes thereto and other information should be read in conjunction with the financial statements and related notes contained in this information statement.

     The Division consists of InfoCure's information management technology business for dental, orthodontic, oral and maxillofacial surgery practices. In August 2000, InfoCure announced its plan to distribute to its shareholders the shares of PracticeWorks, Inc., an indirect, wholly owned subsidiary of InfoCure ("PracticeWorks"). Immediately prior distribution date, InfoCure will transfer the Division's assets and liabilities to PracticeWorks. Those assets and liabilities will be reflected in PracticeWorks' financial statements at InfoCure's historical cost.

     The assets and liabilities of the Division (the "Contributed Businesses") consist primarily of businesses InfoCure acquired at various times since the consummation of InfoCure's initial public offering in July 1997. The Contributed Businesses include two acquisitions made by InfoCure in 1997, one in 1998, four in 1999, and six in the six months ended June 30, 2000, all of which were accounted for as purchases, and also include five acquisitions made in 1999 which were accounted for as pooling of interests (see Note 4).

     The Division's costs and expenses in the accompanying financial statements include allocations from InfoCure for centralized legal, accounting, treasury, real estate, information technology, and other InfoCure corporate services and infrastructure costs. The expense allocations have been determined on the bases that InfoCure and the Division considered to be reasonable reflections of the utilization of services provided or the benefit received by the Division. However, the financial information included herein may not necessarily reflect the financial position and results of operations of PracticeWorks in the future or what these amounts would have been had it been a separate, stand-alone entity during the periods presented.

     The historical capital structure of the Division is not representative of PracticeWorks' future capital structure. PracticeWorks issued common stock to InfoCure in August 2000 and will commence operations as a separate legal entity upon completion of the Distribution. Accordingly, the historical net income
(loss) per share and weighted average number of shares of common stock outstanding are not shown for any of the periods

                                 PRACTICEWORKS
                      (A DIVISION OF INFOCURE CORPORATION)

                           NOTES TO INTERIM FINANCIAL
                      STATEMENTS -- UNAUDITED (CONTINUED)

presented. The financial information included herein may not reflect the financial position, results of operations, changes in divisional equity and cash flows of PracticeWorks in the future or what they would have been had the Division been a separate, stand-alone entity during the periods presented.

     The financial statements of the Division included herein give retroactive effect to all of its historical acquisitions that were accounted for as poolings of interest. As a result, the financial position, results of operations and cash flows are presented as if the combining companies had been consolidated for all periods presented. Results of operations for the interim periods may not be indicative of annual results. Certain amounts in the 1999 quarterly financial statements have been reclassified for comparative purposes.

NOTE 2.  REVENUE RECOGNITION

     During the three months ended June 30, 2000, the Division began offering subscription pricing for its products. Contracts are generally for a period of three years with revenue being recognized ratably over the contract period commencing, generally, when the product has been installed and training has been completed.

NOTE 3.  GOODWILL AMORTIZATION

     During the fourth quarter of 1999, management changed its estimate of the useful life of its remaining goodwill from 15 years to three years. The effect of this change was to increase the net loss on a pre-tax basis by approximately $3.4 million and $5.8 million for the three and six months ended June 30, 2000, respectively.

NOTE 4.  BUSINESS COMBINATIONS

     InfoCure completed four acquisitions attributable to the Division during 1999 which were accounted for as purchases (the "1999 Purchase Acquisitions"). In addition, InfoCure completed three acquisitions attributable to the Division during the three months ended March 31, 2000, for which the total consideration paid was approximately $6.1 million in cash and $2.4 million in InfoCure common stock. During the three months ended June 30, 2000, InfoCure completed three additional acquisitions attributable to the Division for which the total consideration paid was approximately $7.3 million in cash. Each of the acquisitions will be contributed to PracticeWorks in connection with the Distribution. The following unaudited pro forma information presents the results of operations of the Division as if the acquisitions had occurred as of the beginning of each of the periods presented. The pro forma information is not necessarily indicative of what would have occurred had the acquisitions been made as of such periods, nor is it indicative of future results of operations. The pro forma amounts give effect to appropriate adjustments for the fair value of the assets acquired, reductions in personnel costs and

                                 PRACTICEWORKS
                      (A DIVISION OF INFOCURE CORPORATION)

                           NOTES TO INTERIM FINANCIAL
                      STATEMENTS -- UNAUDITED (CONTINUED)

other operating expenses not assumed as part of the acquisitions, amortization of intangibles, interest expense and income taxes.

                                    THREE MONTHS ENDED               SIX MONTHS ENDED
                               -----------------------------   -----------------------------
                               JUNE 30, 2000   JUNE 30, 1999   JUNE 30, 2000   JUNE 30, 1999
                               -------------   -------------   -------------   -------------
                                                      (IN THOUSANDS)
PRO FORMA AMOUNTS
Revenue......................     $10,396         $19,262        $ 21,805         $38,724
Net (loss) income............      (5,826)          1,695          (9,491)            924

NOTE 5.  RESTRUCTURING AND OTHER CHARGES

     In the fourth quarter of 1999, management changed the Division's product strategy to begin development of ASP applications and other Internet-based applications and services, decided to transition to a subscription pricing model and completed six acquisitions. Concurrently, management committed to a plan of restructuring and reorganization related to acquisitions completed during 1999 to consolidate certain facilities and eliminate staffing redundancies involving approximately 30 employees. The restructuring was substantially completed in the second quarter of 2000. The following table sets forth changes in the restructuring reserves as a result of actions taken to implement the Division's restructuring and reorganization plans during the six months ended June 30, 2000:

                         RESERVE                   COSTS     RESERVE                   COSTS     RESERVE
                         BALANCE                  APPLIED    BALANCE                  APPLIED    BALANCE
                         DECEMBER                 AGAINST     MARCH                   AGAINST      JUNE
                         31, 1999   ADJUSTMENTS   RESERVES   31, 2000   ADJUSTMENTS   RESERVES   30, 2000
                         --------   -----------   --------   --------   -----------   --------   --------
                                                          (IN THOUSANDS)
Facility closure and
  consolidation........    $ 95        $ --        $ (95)      $ --         $14        $ (14)      $ --
Compensation costs for
  severance and other
  termination
  benefits.............      --         603         (400)       203          25          (25)       203
Contingent
  consideration payable
  to former
  stockholders.........     350          --         (350)        --          --           --         --
Other asset write-downs
  and costs............      --         174          (29)       145          --         (145)        --
                           ----        ----        -----       ----         ---        -----       ----
                           $445        $777        $(874)      $348         $39        $(184)      $203
                           ====        ====        =====       ====         ===        =====       ====

NOTE 6.  NOTES PAYABLE AND LONG TERM DEBT

     The amounts recorded as notes payable and long-term debt attributed to the Division represent borrowings under InfoCure's credit facility or other note agreements which were used primarily to acquire the Contributed Business, or acquire other assets of the Division. InfoCure was not in compliance with certain pre-amendment financial covenants contained

                                 PRACTICEWORKS
                      (A DIVISION OF INFOCURE CORPORATION)

                           NOTES TO INTERIM FINANCIAL
                      STATEMENTS -- UNAUDITED (CONTINUED)

in the credit facility as of June 30, 2000 and received a waiver for such non-compliance. During July 2000 InfoCure finalized negotiations to amend to the credit facility to eliminate certain financial covenants and establish new financial covenants.

NOTE 7.  SUBSEQUENT EVENTS

     On August 1, 2000 the Division announced its plans to restructure through a plan of employee reductions and consolidation of existing facilities. Over the next twelve months the Division plans to close or consolidate 10 facilities and terminate approximately 140 employees. Compensation costs, including severance and other termination benefits, and other exit costs aggregating approximately $4.0 million are expected to be recorded in the third quarter of 2000.

                                 PRACTICEWORKS
                      (A DIVISION OF INFOCURE CORPORATION)

                                INTRODUCTION TO
                     UNAUDITED PRO FORMA CONDENSED COMBINED
                              FINANCIAL STATEMENTS

     The unaudited pro forma condensed combined financial statements have been prepared to give effect to InfoCure Corporation's ("InfoCure's") proposed acquisition of all the outstanding equity interest of Medical Dynamics Inc. ("Medical Dynamics"), a dental practice management company. The business of Medical Dynamics will be attributed to PracticeWorks (a division of InfoCure) (the "Division") after the acquisition is consummated. The unaudited pro forma condensed combined financial statements assume 13.2 million shares of Medical Dynamics common stock are outstanding on a fully diluted basis as of the date of the acquisition. The pro forma condensed combined financial statements included herein reflect application of the purchase method of accounting for the acquisition. Such financial statements have been prepared and/or derived from, and should be read in conjunction with, the historical consolidated financial statements and notes thereto of the Division for the year ended December 31, 1999 and for the six months ended June 30, 2000, and the Medical Dynamics historical consolidated financial statements and notes thereto for the year ended September 30, 1999 and for the nine months ended June 30, 2000 included elsewhere in this information statement.

     The pro forma condensed combined balance sheet gives effect to the acquisition as if it had occurred on June 30, 2000 combining the balance sheets of the Division and Medical Dynamics as of that date. The pro forma condensed combined statements of operations give effect to the acquisition as if it had occurred on January 1, 1999, combining the results of the Division for the six months ended June 30, 2000 and for the year ended December 31, 1999 with those of Medical Dynamics for the six months ended March 31, 2000 (as derived from the June 30, 2000 financial statements) and for the year ended September 30, 1999 which, for pro forma purposes, are considered comparable to the results of a calendar six-month and twelve-month period.

     The pro forma combined statements of operations for the six months ended June 30, 2000 and for the year ended December 31, 1999 include appropriate adjustments for amortization and other items related to the transaction, but exclude any potential cost savings. The Division believes that it may be able to reduce salaries and related costs and general and administrative expenses as it eliminates duplication of overhead and, together with Medical Dynamics, has formulated a plan to implement such savings. There can be no assurance that the plan will be successful in effecting such cost savings.

     The pro forma adjustments are based on preliminary estimates, available information and certain assumptions that management deems appropriate. The pro forma combined financial information is unaudited and does not purport to represent the combined results that would have been obtained had the transaction occurred at the dates indicated, as assumed, nor does it purport to present the results which may be obtained in the future.

                                 PRACTICEWORKS
                      (A DIVISION OF INFOCURE CORPORATION)

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 JUNE 30, 2000
                                 (IN THOUSANDS)

                                                  MEDICAL                    PRO FORMA
                                  PRACTICEWORKS   DYNAMICS   ADJUSTMENTS     COMBINED
                                  -------------   --------   -----------     ---------
ASSETS
CURRENT ASSETS:
Cash and cash equivalents.......    $  4,915      $    417    $   (475)(A)   $  4,857
Accounts and notes receivable,
  net...........................       6,258            28          --          6,286
Inventory.......................       2,216             3          --          2,219
Deferred tax assets.............         704            --          --            704
Prepaid expense and other
  current assets................         100             1          --            101
                                    --------      --------    --------       --------
     Total current assets.......      14,193           449        (475)        14,167
Property and equipment, net.....       2,512           332          --          2,844
Intangible assets, net..........      50,969         3,834       8,933(B)      63,736
Deferred tax asset..............       5,354            --          --          5,354
Other assets....................       1,452            22      (1,300)(C)        174
                                    --------      --------    --------       --------
     Total assets...............    $ 74,480      $  4,637    $  7,158       $ 86,275
                                    ========      ========    ========       ========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable................    $    984      $     97    $     --       $  1,081
Accrued expense.................       4,466           501        (148)(A)      4,919
                                                                   100(B)
Accrued restructuring costs.....         203            --          --            203
Deferred revenue and customer
  deposits......................       7,971           300          --          8,271
Current portion of long-term
  debt..........................           5         2,003      (1,300)(C)        381
                                                                  (327)(A)
                                    --------      --------    --------       --------
     Total current
       liabilities..............      13,629         2,901      (1,675)        14,855
Long-term debt, less current
  portion.......................      19,681           139          --         19,820
                                    --------      --------    --------       --------
     Total liabilities..........      33,310         3,040      (1,675)        34,675
                                    --------      --------    --------       --------
Stockholders' equity:
Common stock....................          --            13         (13)(B)         --
Additional paid-in capital......          --        28,353     (28,353)(B)         --
Divisional equity...............      53,326                    10,430(B)      63,756
Accumulated deficit.............     (12,156)      (26,769)     26,769(B)     (12,156)
                                    --------      --------    --------       --------
     Total stockholders'
       equity...................      41,170         1,597       8,833         51,600
                                    --------      --------    --------       --------
     Total liabilities and
       stockholders' equity.....    $ 74,480      $  4,637    $  7,158       $ 86,275
                                    ========      ========    ========       ========

See accompanying notes to unaudited pro forma financial statements.

                                 PRACTICEWORKS
                      (A DIVISION OF INFOCURE CORPORATION)

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999
                                 (IN THOUSANDS)

                                                                PRO FORMA     PRO FORMA
                            PRACTICEWORKS   MEDICAL DYNAMICS   ADJUSTMENTS    COMBINED
                            -------------   ----------------   -----------    ---------
Total revenue.............     $54,591          $10,959          $    --       $65,550
                               -------          -------          -------       -------
Operating expense:
  Hardware and other items
     purchased for
     resale...............       9,654            4,050               --        13,704
  Selling, general and
     administrative.......      28,666            9,592               --        38,258
  Research and
     development..........       4,185                3               --         4,188
  Depreciation and
     amortization.........       3,284            1,129              309(D)      4,722
  Restructuring and other
     charges..............       1,814              655               --         2,469
  Merger costs............         659               --               --           659
  Compensatory stock
     awards...............         428               50               --           478
                               -------          -------          -------       -------
     Total operating
       expense............      48,690           15,479              309        64,478
                               -------          -------          -------       -------
Operating income (loss)...       5,901           (4,520)            (309)        1,072
Interest and other
  expense, net............       1,335              878               --         2,213
                               -------          -------          -------       -------
Loss before income taxes
  and extraordinary
  item....................       4,566           (5,398)            (309)       (1,141)
Provision (benefit) for
  income taxes............       2,186               --           (2,051)(E)       135
                               -------          -------          -------       -------
Loss before extraordinary
  item....................     $ 2,380          $(5,398)         $ 1,742       $(1,276)
                               =======          =======          =======       =======

See accompanying notes to unaudited pro forma financial statements

                                 PRACTICEWORKS
                      (A DIVISION OF INFOCURE CORPORATION)

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 2000
                                 (IN THOUSANDS)

                                                   MEDICAL     PRO FORMA     PRO FORMA
                                  PRACTICEWORKS   DYNAMICS    ADJUSTMENTS    COMBINED
                                  -------------   ---------   -----------    ---------
Total revenue...................    $ 20,016       $ 2,243       $  --       $ 22,259
                                    --------       -------       -----       --------
Operating expense:
  Hardware and other items
     purchased for resale.......       2,851           356          --          3,207
  Selling, general and
     administrative.............      18,980         2,280          --         21,260
  Research and development......       1,541            --          --          1,541
  Depreciation and
     amortization...............       7,898           508         778(D)       9,184
  Restructuring and other
     charges....................         816            --          --            816
  Gain on disposal of fixed
     assets.....................        (632)           --          --           (632)
                                    --------       -------       -----       --------
     Total operating expense....      31,454         3,144         778         35,376
                                    --------       -------       -----       --------
Operating (loss) income.........     (11,438)         (901)       (778)       (13,117)
Interest and other expense,
  net...........................         959           172          --          1,131
                                    --------       -------       -----       --------
Loss before income taxes and
  extraordinary item............     (12,397)       (1,073)       (778)       (14,248)
Income tax benefit..............      (3,731)           --        (408)(E)     (4,139)
                                    --------       -------       -----       --------
     Net loss                       $ (8,666)      $(1,073)      $(370)      $(10,109)
                                    ========       =======       =====       ========

See accompanying notes to unaudited pro forma financial statements.

                                 PRACTICEWORKS


                      (A DIVISION OF INFOCURE CORPORATION)


                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                              FINANCIAL STATEMENTS

UNAUDITED PRO FORMA BALANCE SHEET ADJUSTMENTS

(A) Records payments of accrued salary and vacation and certain promissory notes to Medical Dynamics stockholders, officers and directors upon closing.


(B) Records the effect on the Division's financial statements of issuance of shares of InfoCure common stock with an aggregate value of approximately $9.9 million in exchange for 13.2 million shares of Medical Dynamics common stock, including the estimated fair value of InfoCure options exchanged for Medical Dynamics options and estimated merger costs of the transaction.


(C) Records elimination of InfoCure loan to Medical Dynamics

          This acquisition will be accounted for as a purchase with the total consideration estimated to be allocated to the assets acquired as follows:


    DESCRIPTION                                                      AMOUNT
    -----------                                                  --------------
                                                                 (IN THOUSANDS)
    Current assets.............................................     $   449
    Property and equipment.....................................         332
    Other assets...............................................          22
    Current liabilities........................................      (2,901)
    Long-term debt, net of current portion.....................        (139)
                                                                    -------
      Net assets...............................................      (2,237)
    Goodwill...................................................      12,767
                                                                    -------
                                                                    $10,530
                                                                    =======


UNAUDITED PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENTS

(D) Records adjustment to amortization expense to reflect increase for new basis of goodwill and eliminate amortization for other intangibles to which no value was assigned. Goodwill is amortized using the straight line method over a 15 year life from January 1 to November 15, and over a 3 year life effective in the fourth quarter consistent with InfoCure's adoption of a change in accounting estimate effected in 1999.

(E) Provides the effect of income taxes as though the companies filed consolidated tax returns. Goodwill arising from the transaction is not deductible for income tax purposes and therefore does not provide a pro forma income tax benefit.

                            INDEPENDENT AUDITOR'S REPORT

Board of Directors

Medical Dynamics, Inc.

Englewood, Colorado

     We have audited the accompanying consolidated balance sheet of Medical Dynamics, Inc. and subsidiaries (the "Company") as of September 30, 1999, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended September 30, 1999 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Medical Dynamics, Inc. and subsidiaries as of September 30, 1999, and the results of their operations and their cash flows for the years ended September 30, 1999 and 1998, in conformity with generally accepted accounting principles.

     The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses and negative cash flows from operations. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

HEIN + ASSOCIATES LLP

Denver, Colorado
December 20, 1999

                    MEDICAL DYNAMICS, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1999


ASSETS
CURRENT ASSETS:
  Cash and equivalents......................................  $    180,000
  Trade receivables, less allowance for doubtful accounts of
    $67,300.................................................       254,400
  Inventories...............................................       189,200
  Prepaid expenses and other................................        21,100
                                                              ------------
    Total current assets....................................       644,700
                                                              ------------
SOFTWARE DEVELOPMENT AND SUPPORT:
  Software development costs, net of accumulated
    amortization of $856,200................................     2,345,600
  Technical support contracts, net of accumulated
    amortization of $593,800................................       890,700
                                                              ------------
    Total software development and support..................     3,236,300
                                                              ------------
PROPERTY AND EQUIPMENT:
  Demonstration equipment...................................       438,200
  Machinery and equipment...................................       606,100
  Furniture and fixtures....................................       235,600
  Leasehold improvements....................................        54,500
                                                              ------------
                                                                 1,334,400
  Less accumulated depreciation and amortization............      (913,300)
                                                              ------------
    Property and equipment, net.............................       421,100
                                                              ------------
OTHER ASSETS:
  Goodwill, net of accumulated amortization of $139,900.....     1,136,200
  Non-compete agreements, net of accumulated amortization of
    $151,700................................................        47,500
  Debt issuance costs, net of accumulated amortization of
    $481,000................................................        80,100
  Patents and trademarks, net of accumulated amortization of
    $785,900................................................        12,800
  Deposits and other........................................        24,300
                                                              ------------
    Total other assets......................................     1,300,900
                                                              ------------
    Total Assets............................................  $  5,603,000
                                                              ============
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current maturities of notes payable and convertible
    debentures..............................................  $    943,700
  Accounts payable..........................................       622,000
  Accrued expenses..........................................       497,600
  Unearned revenue..........................................       368,500
                                                              ------------
    Total current liabilities...............................     2,431,800
                                                              ------------
Notes payable, net..........................................       207,600
Convertible debentures, net.................................       370,800
Commitments and contingencies (Notes 2, 5, and 8)
Stockholders' equity:
  Preferred stock, $.001 par value; authorized 5,000,000
    shares; none issued
  Common stock, $.001 par value; authorized 30,000,000
    shares, issued and outstanding 12,214,300 shares........        12,200
  Additional paid-in capital................................    27,771,700
  Accumulated deficit.......................................   (25,191,100)
                                                              ------------
    Total stockholders' equity..............................     2,592,800
                                                              ------------
    Total liabilities and stockholders' equity..............  $  5,603,000
                                                              ============

See accompanying notes to these consolidated financial statements.

                    MEDICAL DYNAMICS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                           FOR THE YEARS ENDED
                                                              SEPTEMBER 30,
                                                        -------------------------
                                                           1999          1998
                                                        -----------   -----------
NET SALES:
Dental products:
  Software, training, and installation................  $ 3,809,700   $ 2,906,900
  Equipment...........................................    4,495,900     2,836,700
  Support services....................................    2,522,400     1,831,300
Medical products......................................      130,700       271,800
                                                        -----------   -----------
                                                         10,958,700     7,846,700
                                                        -----------   -----------
COST OF SALES:
Dental products:
  Software, training, and installation................    1,133,000       687,200
  Equipment...........................................    4,015,300     2,542,100
  Support services....................................      924,700       583,200
Medical products......................................       34,600       246,300
                                                        -----------   -----------
                                                          6,107,600     4,058,800
                                                        -----------   -----------
GROSS PROFIT..........................................    4,851,100     3,787,900
                                                        -----------   -----------
OPERATING EXPENSES:
  Selling and marketing...............................    3,679,800     2,078,900
  General and administrative..........................    4,983,300     3,932,800
  Stock-based compensation............................       49,600        33,900
  Research and development............................        2,900        46,700
  Impairment of goodwill..............................      655,200            --
                                                        -----------   -----------
     Total operating expenses.........................    9,370,800     6,092,300
                                                        -----------   -----------
OPERATING LOSS........................................   (4,519,700)   (2,304,400)
OTHER INCOME (EXPENSE):
  Other income........................................       44,900        51,200
  Interest income.....................................       13,500        37,400
  Interest expense....................................     (650,000)     (305,700)
  Loss on Command settlement..........................     (286,800)           --
                                                        -----------   -----------
                                                           (878,400)     (217,100)
                                                        -----------   -----------
Net Loss..............................................  $(5,398,100)  $(2,521,500)
                                                        ===========   ===========
Net Loss Per Common Share.............................  $      (.52)  $      (.27)
                                                        ===========   ===========
Weighted Average Number of Shares Outstanding.........   10,312,700     9,512,200
                                                        ===========   ===========

See accompanying notes to these consolidated financial statements.

                    MEDICAL DYNAMICS, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                FOR THE YEARS ENDED SEPTEMBER 30, 1999 AND 1998

                                        COMMON STOCK       ADDITIONAL
                                    --------------------     PAID-IN     ACCUMULATED
                                      SHARES     AMOUNT      CAPITAL       DEFICIT         TOTAL
                                    ----------   -------   -----------   ------------   -----------
BALANCE, OCTOBER 1, 1997..........   7,627,300   $7,600    $18,811,100   $(17,271,500)  $ 1,547,200
Issuance of common stock for
  acquisition of:
  Computer Age Dentist, Inc.......   1,600,000    1,600      4,478,400            --      4,480,000
  Information Presentation
    Systems, Inc..................     320,000      300        687,900            --        688,200
  DOM, Inc........................     141,700      200        339,800            --        340,000
Conversion of debentures to common
  stock:
  Principal, net of discount......     315,700      300        602,600            --        602,900
  Accrued interest................      17,300       --         35,800            --         35,800
Fair value of warrants issued for
  debt discount...................          --       --        223,000            --        223,000
Proceeds from exercise of stock
  options.........................      12,500       --         34,400            --         34,400
Attribution of compensation
  expense under stock options and
  warrants:
  Employees.......................          --       --          8,900            --          8,900
  Non-employees...................          --       --         25,000            --         25,000
Net loss..........................          --       --             --    (2,521,500)    (2,521,500)
                                    ----------   -------   -----------   ------------   -----------
BALANCE, SEPTEMBER 30, 1998.......  10,034,500   10,000     25,246,900   (19,793,000)     5,463,900
Conversion of debentures to common
  stock:
  Principal, net of discount......   1,144,900    1,200      1,142,200            --      1,143,400
  Accrued interest................     101,300      100        125,900            --        126,000
Fair value of warrants issued for
  debt discount and issuance
  costs...........................          --       --        299,400            --        299,400
Proceeds from exercise of
  options.........................      98,000      100        141,400            --        141,500
Proceeds from sale of common
  stock, net of offering costs of
  $32,900.........................     523,800      500        766,600            --        767,100
Additional shares issued pursuant
  to terms of agreement...........     311,800      300           (300)           --             --
Attribution of compensation under
  stock options and warrants:
  Employee........................          --       --         32,100            --         32,100
  Non-employee....................          --       --         17,500            --         17,500
Net loss..........................          --       --             --    (5,398,100)    (5,398,100)
                                    ----------   -------   -----------   ------------   -----------
BALANCE, SEPTEMBER 30, 1999.......  12,214,300   $12,200   $27,771,700   $(25,191,100)  $ 2,592,800
                                    ==========   =======   ===========   ============   ===========

See accompanying notes to these consolidated financial statements.

                    MEDICAL DYNAMICS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                           FOR THE YEARS ENDED
                                                              SEPTEMBER 30,
                                                        -------------------------
                                                           1999          1998
                                                        -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss..............................................  $(5,398,100)  $(2,521,500)
Adjustments to reconcile net loss to net cash used in
  operating activities:
  Common stock options granted for compensation and
     other services...................................       49,600        33,900
  Depreciation expense................................      191,800        71,400
  Amortization of intangible assets...................      937,000       955,500
  Amortization of debt discount and issuance costs....      446,500       166,000
  Conversion of accrued interest on debentures to
     common stock.....................................      126,000        35,800
  Bad debt expense....................................       82,300            --
  Impairment of goodwill..............................      655,200            --
  Loss on disposal of Command, less cash received.....      279,500            --
  Provision for obsolete and slow-moving
     inventories......................................       23,700        50,100
  Other...............................................      (23,200)           --
  Changes in operating assets and liabilities, net of
     effects of acquisitions:
     Decrease (increase) in:
     Trade receivables................................      454,000      (295,000)
     Inventories......................................      621,700       (51,200)
     Prepaid expenses and other.......................       13,100        37,200
     Increase (decrease) in:
     Accounts payable.................................      174,800         9,800
     Accrued expenses.................................       88,700       263,600
     Unearned revenue.................................       (1,600)        5,400
                                                        -----------   -----------
       Net cash used in operating activities..........   (1,279,000)   (1,239,000)
                                                        -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
Decrease in restricted cash...........................       50,000            --
Software development costs............................     (229,100)     (238,100)
Purchase of property and equipment....................      (85,800)     (266,600)
Payments for acquisition of businesses, net of cash
  acquired............................................           --      (599,200)
Proceeds from sale of property and equipment..........           --        12,400
Other.................................................           --       (11,500)
                                                        -----------   -----------
       Net cash used in investing activities..........  $  (264,900)  $(1,103,000)
                                                        ===========   ===========

                    MEDICAL DYNAMICS, INC. AND SUBSIDIARIES

                                                           FOR THE YEARS ENDED
                                                              SEPTEMBER 30,
                                                        -------------------------
                                                           1999          1998
                                                        -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on notes payable...................  $  (453,900)  $   (52,600)
Payment of debt issue costs...........................      (90,900)           --
Proceeds from issuance of common stock................      767,100            --
Proceeds from exercise of common stock options........      141,500        34,400
Proceeds from issuance of convertible debentures......      400,000     1,989,300
Proceeds from capital lease financing.................           --        87,600
Proceeds from shareholder loan........................      400,000            --
Proceeds from short-term borrowings...................    5,991,500            --
Repayment of short-term borrowings....................   (5,984,500)           --
                                                        -----------   -----------
       Net cash provided by financing activities......    1,170,800     2,058,700
                                                        -----------   -----------
Net decrease in cash and equivalents..................     (373,100)     (283,300)
Cash and equivalents, beginning of year...............      553,100       836,400
                                                        -----------   -----------
Cash and equivalents, end of year.....................  $   180,000   $   553,100
                                                        ===========   ===========
Supplemental disclosures of cash flow
  information -- Cash paid for interest...............  $   100,500   $    13,300
                                                        ===========   ===========
Supplemental schedule of noncash investing and
  financing activities:
  Conversion of accounts payable to debt..............  $   118,600   $        --
                                                        ===========   ===========
  Issuance of common stock for acquisition of
     business.........................................  $        --   $ 5,508,200
                                                        ===========   ===========
  Notes payable incurred for acquisition of
     businesses, net of discounts.....................  $        --   $   865,300
                                                        ===========   ===========
  Conversion of debentures to common stock, net of
     discount.........................................  $ 1,143,400   $   602,900
                                                        ===========   ===========
  Conversion of accrued interest to notes payable.....  $     9,200   $        --
                                                        ===========   ===========
  Fair value of warrants issued for debt discount.....  $    40,000   $   223,000
                                                        ===========   ===========
  Debt issuance costs incurred for convertible
     debentures.......................................  $   259,400   $   210,800
                                                        ===========   ===========
  Debt assumed in business acquisitions...............  $        --   $    67,900
                                                        ===========   ===========

See accompanying notes to these consolidated financial statements.

                    MEDICAL DYNAMICS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SIGNIFICANT ACCOUNTING POLICIES

     NATURE OF BUSINESS OPERATIONS. Medical Dynamics, Inc. (the "Company") is engaged in the development and marketing of practice management software and related products for the dental profession. The Company's principal products are practice management software, patient education systems, digital x-ray systems and a wide variety of ancillary products utilized by the dental profession.

     PRINCIPLES OF CONSOLIDATION. The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in the accompanying consolidated financial statements.

     USE OF ESTIMATES. The preparation of the Company's consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The actual results could differ from those estimates.

     The Company's consolidated financial statements are based on a number of estimates, including the allowance for doubtful accounts, the provision for obsolete and slow-moving inventories, the selection of estimated useful lives of intangible assets and property and equipment, realization of long-lived assets, and assumptions affecting the valuation of common stock issued in business combinations, and stock options and warrants granted to non-employees. It is reasonably possible that estimates affecting the provision for obsolete and slow-moving inventories and realization of long-lived assets will change in the forthcoming year and such revisions could be material.

     CASH EQUIVALENTS. The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. At September 30, 1999, cash equivalents include a mutual fund that invests in money market instruments.

     INVENTORIES. Inventories are stated at the lower of cost (first-in, first-out method) or market.

     PROPERTY AND EQUIPMENT. Property and equipment is stated at cost. Depreciation is computed principally by the straight-line method over the following estimated useful lives:

                                                              YEARS
                                                              ------
Demonstration equipment.....................................       3
Machinery and equipment.....................................  3 - 10
Furniture and fixtures......................................  3 - 10

     Leasehold improvements are amortized over the lesser of the life of the lease or the estimated useful life of the improvement.

     SOFTWARE DEVELOPMENT COSTS. The Company capitalizes costs of producing software to be sold, leased, or otherwise marketed, incurred subsequent to establishing technological feasibility in accordance with Statement of Financial Accounting Standards No. 86.

                    MEDICAL DYNAMICS, INC. AND SUBSIDIARIES

     Amortization of capitalized software development costs is computed on a product-by-product basis. The annual amortization is the greater of the amount computed using the ratio of current gross revenue for a product to the total of current and anticipated future gross revenue for that product or the straight-line method, not to exceed 7 years. In addition, management periodically compares the unamortized capitalized costs for each product to the net realizable value of that product. If the unamortized capitalized costs exceed the net realizable value, the excess will be charged to operations.

     The total amount charged to expense in the statements of operations for amortization of capitalized software costs was $446,100 and $417,800 for the years ended September 30, 1999 and 1998, respectively, and is included in cost of sales.

     Costs incurred in researching, designing and planning for the development of new software are classified as research and development expenses and are charged to operations as incurred.

     OTHER INTANGIBLE ASSETS. Other intangible assets are stated at cost and are amortized utilizing the straight-line method over the following estimated useful lives:

                                                              YEARS
                                                              ------
Technical support contracts.................................       5
Goodwill....................................................      15
Non-compete agreements......................................     2.5
Patents and trademarks......................................  3 - 10

     DEBT ISSUANCE COSTS. Debt issuance costs are amortized using the interest method over the term of the related debt.

     IMPAIRMENT OF LONG-LIVED ASSETS. Management of the Company assesses impairment whenever events or changes in circumstances indicate that the carrying amount of a long-lived asset may not be recoverable. If the net carrying value exceeds the net cash flows, then impairment will be recognized to reduce the carrying value to the estimated fair value. During the year ended September 30, 1999, management determined that certain goodwill was impaired due to the closing of certain regional operations, and recorded a loss on impairment of $655,200.

     WARRANTY RESERVE. The Company provides a warranty against defects in materials and workmanship, generally for a period between one month and one year following the date of sale of the equipment. Estimated future costs of product warranties are included in accrued expenses in the accompanying balance sheet.

     RESEARCH AND DEVELOPMENT. Research and development costs are charged to operations in the period incurred.

     ADVERTISING. Advertising costs are expensed the first time the advertisement is run. Total advertising costs charged to operations amounted to $503,400 and $456,300 for the years ended September 30, 1999 and 1998, respectively.

     EARNINGS PER SHARE. Net loss per common share is presented in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 128, Earnings Per

                    MEDICAL DYNAMICS, INC. AND SUBSIDIARIES

Share. SFAS No. 128 replaces the presentation of primary and fully diluted earnings per share (EPS), with a presentation of basic EPS and diluted EPS. Under SFAS No. 128, basic EPS excludes dilution for potential common shares and is computed by dividing the net loss by the weighted average number of common shares outstanding for the year. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock and resulted in the issuance of common stock. Basic and diluted EPS are the same in 1999 and 1998 as all potential common shares were antidilutive.

     INCOME TAXES. The Company accounts for income taxes under the liability method, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates.

     REVENUE RECOGNITION. The Company recognizes sales when finished goods are shipped to a customer. Revenue from the sale of the Company's proprietary software is recognized when the software is delivered and the Company has substantially performed all material obligations relating to the sale agreement and collectibility is deemed probable by management. Revenue from software services is recognized ratably over the contractual period or as the services are performed.

     Unearned revenue primarily represents payments received on deferred maintenance contracts that has not been earned. The amounts are amortized into revenue on a monthly basis using the straight-line method over the life of the contracts.

     Costs for maintenance and customer support are charged to expense when the related revenue is recognized or when those costs are incurred, whichever occurs first.

     STOCK-BASED COMPENSATION. The Company accounts for stock-based compensation for employees using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. Accordingly, compensation cost for stock options granted to employees is measured as the excess, if any, of the quoted market price of the Company's common stock at the measurement date (generally, the date of grant) over the amount an employee must pay to acquire the stock.

     In October 1995, the Financial Accounting Standards Board issued a new statement titled Accounting for Stock-Based Compensation (SFAS No. 123). SFAS No. 123 requires that options, warrants, and similar instruments which are granted to non-employees for goods and services be recorded at fair value on the grant date. Fair value is generally determined under an option pricing model using the criteria set forth in SFAS No. 123. The Company did not adopt SFAS No. 123 to account for stock-based compensation for employees but is subject to the pro forma disclosure requirements.

     SEGMENT DISCLOSURES Operating segments are components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The

                    MEDICAL DYNAMICS, INC. AND SUBSIDIARIES
only material segment that the Company is currently engaged in is the dental products segment. Accordingly, the accompanying financial statements do not include disclosures for the immaterial medical products segment.

2. LIQUIDITY

     Through September 30, 1999, the Company has incurred substantial operating losses and negative cash flows from operations. The Company's future viability depends on its ability to increase sales and become profitable.

     As discussed in Note 4, the Company completed three business acquisitions during the year ended September 30, 1998. As a result of these activities, the Company realized increases in sales in fiscal 1998 of approximately $6.9 million and in fiscal 1999 of approximately $3.1 million. However, despite the positive impact of increases in sales, the Company has struggled to generate adequate working capital to finance this growth. At September 30, 1999, the Company had negative working capital of approximately $1.5 million. Management has devoted substantial efforts to obtain additional capital to finance planned activities for fiscal 2000.

     As discussed further in Note 5, the Company was successful in obtaining additional debt financing of $500,000 in October 1999 and payment terms were extended on certain notes payable to related parties. However, management believes additional capital is necessary to fund existing working capital requirements. The Company's ability to continue as a going concern is dependent on raising additional capital and to ultimately achieve profitable operations and positive cash flows from operating activities.

3. INVENTORIES

     Inventories consist of the following at September 30, 1999:

Raw materials and replacement parts.........................  $186,700
Finished goods..............................................   121,900
                                                              --------
  Total inventory...........................................   308,600
Less provision for obsolete and slow-moving inventory.......  (119,400)
                                                              --------
  Net inventories...........................................  $189,200
                                                              ========

4. BUSINESS COMBINATIONS

     During the year ended September 30, 1998, the Company completed three acquisitions of businesses engaged in various aspects of the development and sale of practice management systems for the dental profession. In October 1997, the Company acquired 100% of the outstanding common stock of Computer Age Dentist, Inc. (CADI). CADI, which is located in Los Angeles, California, is engaged in the design, sale, and support of practice management software for the dental profession. The Company paid total consideration of $5,183,600 to acquire CADI, consisting of $334,300 in cash

                    MEDICAL DYNAMICS, INC. AND SUBSIDIARIES
payments, $369,300 (net of discount) in notes payable, and 1,600,000 shares of the Company's common stock with an estimated fair value of $4,480,000.

     In February 1998, the Company completed the acquisition of 100% of the outstanding common stock of Information Presentation Systems, Inc. (IPS). IPS is located in Marietta, Georgia, and is engaged in the sale of customized multimedia systems for use in a variety of dental operatory applications. The Company paid total consideration of $888,200 to acquire IPS, consisting of $200,000 in cash payments, and 320,000 shares of the Company's common stock with an estimated fair value of $688,200.

     In April 1998, the Company completed the acquisition of 100% of the outstanding common stock of DOM, Inc., d/b/a Command Dental Systems (Command). Command is located in Farmington Hills, Michigan, and is engaged in the development and sale of computer software and hardware systems for the management of dental practices. The Company paid total consideration of $719,600 to acquire Command, consisting of notes payable of $379,600 (net of discount) and 141,700 shares of the Company's common stock with an estimated fair value of $340,000.

     The acquisitions were accounted for using the purchase method of accounting for business combinations and, accordingly, the accompanying consolidated financial statements include the results of operations of the acquired businesses since the respective dates of acquisition. The Company recorded goodwill of approximately $1,024,500, $731,000, and $257,600 related to the acquisitions of CADI, IPS, and Command, respectively. In connection with the acquisitions, IPS and Command were merged into CADI. The following unaudited pro forma information assumes that the acquisitions had occurred on October 1, 1997:

                                                               YEAR ENDED
                                                              SEPTEMBER 30,
                                                                  1998
                                                              -------------
Revenue.....................................................   $ 9,327,000
Net loss....................................................   $(2,478,000)
Net loss per share..........................................   $      (.26)

     In March 1999, the Company filed litigation against the former Command principals. The litigation sought, among other things, rescission of the April 1998 merger agreement by which the Company acquired the assets of Command Dental Systems, Inc. from the Command shareholders, rescission of an employment agreement and damages. The Command principals filed actions against the Company for breach of an office lease and breach of the employment agreement, an for other claims. Both of these suits were settled in August 1999. As a result of the settlement, the Company reduced its indebtedness to the former Command principals from approximately $500,000 (which was current indebtedness) to $250,000 of long-term indebtedness; the Company retained approximately 150 former Command clients who had converted to the Company's software; and the Company terminated all lease obligations on the Command office space and the employment agreement with the Command principal. In addition, the parties entered into mutual, general releases and stipulations to dismiss the litigation. The Company recognized

                    MEDICAL DYNAMICS, INC. AND SUBSIDIARIES
a loss of approximately $287,000 which represented the excess of assets surrendered over liabilities retained.

5. LONG-TERM LIABILITIES

     CONVERTIBLE DEBENTURES. In October 1997, the Company issued convertible debentures totaling $1,100,000. The debentures are uncollateralized and bear interest at 8% per annum, payable semi-annually in cash or, at the Company's option, in shares of the Company's common stock. The principal balance is due October 2000 and the holder of the debentures has the option to convert the debentures into shares of the Company's common stock. Any unpaid principal and interest as of October 31, 2000 will automatically be converted into shares of the Company's common stock. The conversion price is equal to the average of the two lowest closing bid prices of the Company's common stock as reported by NASDAQ during the 60 trading days preceding the conversion date. The Company received net proceeds of $986,000 from the debentures, after paying all costs related to the issuance. Through September 30, 1998, the holder had converted $660,000 of debentures to 315,700 shares of common stock. In October 1998, the holder converted the remaining $440,000 of debentures to 234,667 shares of common stock.

     The Company also granted the debenture holder a warrant to purchase 84,615 shares of the Company's common stock. The warrant is exercisable until October 31, 2000 at an exercise price of $3.38. The estimated fair value of this warrant of $120,000 was accounted for as a discount on the convertible debentures. During 1999, these warrants were canceled.

     In July 1998, the Company issued additional convertible debentures totaling $1,100,000. The debentures are uncollateralized and bear interest at 8% per annum, payable semi-annually in cash or, at the Company's option, in shares of the Company's common stock. The principal balance is due July 2003 and the holder of the debentures has the option to convert the debentures into shares of the Company's common stock beginning in November 1998, when one-third of the principal balance may be converted, January 1999 when two-thirds may be converted, and March 1999 when the entire balance may be converted. Any unpaid principal and interest as of July 31, 2003 will automatically be converted into shares of the Company's common stock. The conversion price is equal to the average of the two lowest closing bid prices of the Company's common stock as reported by NASDAQ during the 60 trading days preceding the conversion date. The Company received net proceeds of $1,003,000 from the debentures, after paying all costs related to the issuance. Through September 30, 1999, the holder had converted $800,000 of debentures to 910,200 shares of common stock.

     The Company also granted the Debenture holder a warrant to purchase 110,000 shares of the Company's common stock. The warrant is exercisable until July 31, 2003 at an exercise price of $2.58. The estimated fair value of this warrant of $100,000 was accounted for as a discount on the convertible debentures.

     In November 1998, the Company issued an additional $400,000 of convertible debentures with terms similar to the July 1998 issuance described above, except for a 3-month delay for the principal conversion privileges. The Company also agreed to

                    MEDICAL DYNAMICS, INC. AND SUBSIDIARIES
issue an additional warrant for 40,000 shares exercisable until November 2003 at an exercise price of $2.58 per share. The estimated fair value of the warrants of $40,000 was accounted for as a discount on the convertible debenture.

     During fiscal 1999, the Company entered into amendments to modify certain terms and conditions of the debentures. The conversion price will be equal to 85% of the average of the two lowest closing bid prices over a 60-day period immediately preceding the date of conversion. As a result of the issuance of warrants in 1999 private placement, the exercise price of the outstanding warrants to acquire 150,000 shares at $2.58 per share was decreased to $1.832. Up to one third of the July 1998 and November 1998 debentures is convertible from and after January 1, 1999, up to two thirds is convertible after June 1, 1999 and the entire debenture is convertible after January 1, 2000.

     The debenture holder may not convert 1998 debentures which would result in the issuance of more than 1,880,000 shares. If the holder is precluded from converting any debentures because of this provision, it may demand, upon six months' notice, that the Company redeem the remaining debentures for 115% of the principal amount. As of September 30, 1999, this limitation would result in approximately $275,000 of the debentures (net of discount) being potentially redeemable. This amount has been classified as a current liability in the accompanying consolidated balance sheet.

     As a result of the amendments, additional debt issuance costs of approximately $260,000 were recorded.

                    MEDICAL DYNAMICS, INC. AND SUBSIDIARIES

     At September 30, 1999, convertible debentures consist of the following:

Interest at 8%, due July 2003, unsecured....................  $ 300,000
Discount for fair value of warrant, net of accumulated
  amortization of $6,600....................................    (21,500)
                                                              ---------
       Net..................................................    278,500
                                                              ---------
Interest at 8%, due November 2003, unsecured................    400,000
Discount for fair value of warrant, net of accumulated
  amortization of $7,300....................................    (32,700)
                                                              ---------
       Net..................................................    367,300
                                                              ---------
       Convertible debentures...............................    645,800
Less current maturities.....................................   (275,000)
                                                              ---------
       Convertible debentures, less current maturities......  $ 370,800
                                                              =========
Notes Payable -- At September 30, 1999, long-term debt
  consists of the following:
  Notes payable to former shareholders of CADI:
     Interest at 12%, due July 2000 or upon sale of the
      Company...............................................  $ 126,700
                                                              ---------
  Notes payable to former owners of Command:
     Interest at 6%, due April 2003, unsecured..............    250,000
     Discount for below-market interest, net of accumulated
      amortization of $2,758................................    (44,900)
                                                              ---------
       Net..................................................    205,100
                                                              ---------
  Note payable to shareholder:
     Interest at 12%, due July 2000 or upon sale of the
      Company, collateralized by substantially all of the
      Company's assets......................................    400,000
  Notes payable to vendors:
     Interest at 8%, due April 2000, unsecured..............     48,800
     Interest at 8%, due December 1999, unsecured...........     40,300
     Other..................................................     55,400
                                                              ---------
       Total notes payable..................................    876,300
Less current maturities.....................................   (668,700)
                                                              ---------
       Notes payable, less current maturities...............  $ 207,600
                                                              =========

     The effective interest rate on the debt incurred under the notes payable to the former owners of CADI and Command was 15% to 16%.

                    MEDICAL DYNAMICS, INC. AND SUBSIDIARIES

     AGGREGATE MATURITIES. As of September 30, 1999, aggregate maturities of notes payable and convertible debentures are as follows:

YEAR ENDING SEPTEMBER 30,                        PRINCIPAL    DISCOUNT      NET
-------------------------                        ----------   --------   ----------
2000...........................................  $1,002,500   $ 58,800   $  943,700
2001...........................................     106,000     29,500       76,500
2002...........................................     106,000     22,700       83,300
2003...........................................     308,500     14,200      294,300
2004...........................................     125,000        700      124,300
                                                 ----------   --------   ----------
  Total                                          $1,648,000   $125,900   $1,522,100
                                                 ==========   ========   ==========

     LINE-OF-CREDIT. In October 1998, the Company entered into a line-of-credit agreement with a financial institution. The line-of-credit provided for maximum borrowings of $1.0 million with an initial borrowing base of $400,000. In August 1999, all amounts due under the line were repaid and the agreement was terminated.

6. STOCKHOLDERS' EQUITY

     In March 1999, an unaffiliated entity purchased 523,800 shares of the Company's common stock for $800,000. In addition, the Company agreed to issue additional shares to this entity at various determination dates which are intended to compensate the entity for one-third of any decrease in the market price of the Company's stock. The Company is obligated to issue no more than 2,060,033 shares and warrants pursuant to this obligation. As of September 30, 1999, the Company has issued an additional 311,800 shares under this agreement. In November 1999, the Company issued 77,866 additional shares and warrants to purchase 523,834 shares of restricted common stock at $1.527 per share through May 2000. The Company has no further obligations under the agreement.

     STOCK OPTION PLAN. The Company has two stock option plans under which incentive and non-qualified stock options may be granted to officers, directors, employees, and consultants. Incentive stock options are required to have an exercise price which is not less than the fair market value of the stock at the date of grant. Under the first plan which was approved by shareholders in October 1988, an aggregate of 1,000,000 shares were reserved for issuance pursuant to the terms of the plan. Under the second plan which was approved by shareholders in June 1998, an aggregate of 1,500,000 shares were reserved for issuance pursuant to the terms of the plan. The maximum term is 10 years for options granted

                    MEDICAL DYNAMICS, INC. AND SUBSIDIARIES
under both plans. Activity in the 1988 and 1998 stock option plans for the years ended September 30, 1999 and 1998 is as follows:

                                            1988 PLAN                   1998 PLAN
                                    --------------------------   ------------------------
                                                   WEIGHTED                   WEIGHTED
                                                   AVERAGE                    AVERAGE
                                    NUMBER OF   EXERCISE PRICE   NUMBER    EXERCISE PRICE
                                     SHARES       PER SHARE      SHARES      PER SHARE
                                    ---------   --------------   -------   --------------
Outstanding, September 30, 1997...   61,700         $1.83             --       $   --
  Granted.........................    5,000          2.63             --           --
  Exercised.......................   (7,500)         2.75             --           --
  Canceled........................   (2,000)         3.00             --           --
                                     ------         -----        -------       ------
Outstanding, September 30, 1998...   57,200          1.74             --           --
  Granted.........................       --            --        234,800          .93
  Exercised.......................       --            --             --           --
  Canceled........................   (5,000)         3.00             --           --
                                     ------         -----        -------       ------
Outstanding, September 30, 1999...   52,200         $1.61        234,800       $  .93
                                     ======         =====        =======       ======

     Options available for future grant at September 30, 1999 totaled 1,265,200 shares under the 1998 plan. No shares were available for future grants under the 1988 plan.

     As of September 30, 1999, all options outstanding under the 1988 plan are vested and 214,800 are vested under the 1998 plan. If not previously exercised, options outstanding at September 30, 1999, will expire as follows:

                                                1988 PLAN              1998 PLAN
                                           --------------------   --------------------
                                           NUMBER OF   EXERCISE   NUMBER OF   EXERCISE
YEAR ENDING SEPTEMBER 30,                   SHARES      PRICE      SHARES      PRICE
-------------------------                  ---------   --------   ---------   --------
2000.....................................       --      $  --       20,000     $1.50
2001.....................................   37,200       1.38           --        --
2002.....................................   10,000       2.00           --        --
2003.....................................    5,000       2.63           --        --
2004.....................................       --         --      214,800       .88
                                            ------      -----      -------     -----
                                            52,200      $1.61      234,800     $ .93
                                            ======      =====      =======     =====

                    MEDICAL DYNAMICS, INC. AND SUBSIDIARIES

     NON-QUALIFIED STOCK OPTIONS AND WARRANTS. The Company has also granted non-qualified stock options and warrants to officers, directors, employees, consultants, and lenders. The following is a summary of activity during the years ended September 30, 1999 and 1998:

                                                                         WEIGHTED
                                                                         AVERAGE
                                                         NUMBER OF    EXERCISE PRICE
                                                           SHARES       PER SHARE
                                                         ----------   --------------
OUTSTANDING, SEPTEMBER 30, 1997........................   1,593,900       $2.80
Granted to:
  Employees............................................   2,358,200        3.48
  Consultants..........................................     300,000        4.42
  Convertible debenture holders........................     194,600        2.93
Canceled...............................................    (205,200)       3.22
Exercised..............................................      (5,000)       2.75
                                                         ----------       -----
OUTSTANDING, SEPTEMBER 30, 1998........................   4,236,500        3.28
Granted to:
  Employees............................................     610,800        3.04
  Consultants..........................................     100,000        1.50
  Convertible debenture holders........................      40,000        2.58
Canceled...............................................  (1,566,700)       3.70
Exercised..............................................          --          --
                                                         ----------       -----
OUTSTANDING, SEPTEMBER 30, 1999........................   3,420,600        2.99
                                                         ==========       =====

                    MEDICAL DYNAMICS, INC. AND SUBSIDIARIES

     If not previously exercised, non-qualified options and warrants expire as follows:

                                                                         WEIGHTED
                                                                         AVERAGE
                                                             NUMBER OF   EXERCISE
YEAR ENDING SEPTEMBER 30,                                     SHARES      PRICE
-------------------------                                    ---------   --------
2000.......................................................    160,900    $1.13
2000.......................................................     40,000     2.58
2000.......................................................     75,000     4.50
2001.......................................................     82,000     2.00
2001.......................................................    250,000     2.87
2001.......................................................    115,000     3.75
2002.......................................................    100,000     1.50
2002.......................................................     10,200     3.00
2003.......................................................     52,000     1.50
2003.......................................................    258,900     2.68
2003.......................................................    415,800     3.64
2004.......................................................    140,800     1.60
2004.......................................................     20,000     3.25
2005.......................................................  1,200,000     3.25
2006.......................................................    500,000     3.25
                                                             ---------
                                                             3,420,600
                                                             =========

     At September 30, 1999, a total of 2,715,600 non-qualified stock options and warrants are vested. Unvested employee performance options were outstanding for 550,000 shares. These options vest when the Company achieves various revenue levels. The Company also has 175,000 options outstanding that vest at future dates. Vesting under most of these options can be accelerated if various performance targets are achieved.

     During the years ended September 30, 1999 and 1998, the Company recognized compensation expense of $32,100 and $8,900, respectively, related to employee performance options. The ultimate amount of compensation expense related to the employee performance options will be determined based on the market value of the Company's common stock on the date that the options vest.

                    MEDICAL DYNAMICS, INC. AND SUBSIDIARIES

     The fair value of options granted to non-employees in 1999 and 1998 was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions:

                                                               YEARS ENDED
                                                              SEPTEMBER 30,
                                                              -------------
                                                              1999     1998
                                                              ----     ----
Expected volatility.........................................  78.0%    70.0%
Risk-free interest rate.....................................   6.0%     5.7%
Expected dividends..........................................    .0%      .0%
Expected terms (in years)...................................    .7      1.5

     For the years ended September 30, 1999 and 1998, options granted to non-employees resulted in the recognition of approximately $17,400 and $25,000, respectively, of compensation expense.

     PRO FORMA STOCK-BASED COMPENSATION DISCLOSURES. The Company applies APB Opinion 25 and related interpretations in accounting for stock options which are granted to employees. Accordingly, no compensation cost is recognized for grants of options to employees if the exercise prices were not less than the market value of the Company's common stock on the measurement dates. Had compensation cost been determined based on the fair value at the measurement dates consistent with the method of SFAS No. 123, the Company's net loss and loss per share would have been changed to the pro forma amounts indicated below.

                                                        YEARS ENDED SEPTEMBER 30,
                                                        -------------------------
                                                           1999          1998
                                                        -----------   -----------
Net loss:
  As reported.........................................  $(5,398,100)  $(2,521,500)
  Pro forma...........................................   (6,739,100)   (4,838,700)
Net loss per common share:
  As reported.........................................  $      (.52)  $      (.27)
  Pro forma...........................................         (.65)         (.51)

                    MEDICAL DYNAMICS, INC. AND SUBSIDIARIES

     For purposes of the above pro forma amounts, the weighted average fair value of options granted to employees for the years ended September 30, 1999 and 1998 was $1.00 and $1.67, respectively. The fair value of each employee option granted in 1999 and 1998 was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions:

                                                               YEARS ENDED
                                                              SEPTEMBER 30,
                                                              -------------
                                                              1999     1998
                                                              ----     ----
Expected volatility.........................................  81.0%    70.0%
Risk-free interest rate.....................................   6.0%     5.7%
Expected dividends..........................................    .0%      .0%
Expected terms (in years)...................................   4.5      4.0

7. INCOME TAXES

     The amounts which give rise to the net deferred tax asset at September 30, 1999, are as follows:

Current Assets:
  Allowance for doubtful accounts...........................  $    25,100
  Provision for obsolete and slow-moving inventories........      100,900
  Accrued expenses..........................................       11,200
                                                              -----------
     Total current assets...................................      137,200
                                                              -----------
Long-term Assets:
  Property and equipment....................................       29,700
  Patents, patents pending, and trademarks..................        3,500
  Compensation expense related to stock options.............      145,100
  Net operating loss carryforwards..........................    8,600,000
  Research and development tax credit carryforwards.........       23,100
                                                              -----------
     Total long-term assets.................................    8,801,400
                                                              -----------
     Total deferred tax assets..............................    8,938,600
Valuation allowance.........................................   (8,938,600)
                                                              -----------
                                                              $        --
                                                              ===========

     Management has determined that a valuation allowance equal to the deferred tax assets is required since it is more likely than not that the benefits of these assets will not be realized. The valuation allowance increased by $900,000 and $397,000 during the years ended September 30, 1999 and 1998, respectively, due to the increase in the deferred tax asset balances which were completely offset by a valuation allowance at each of those dates.

     At September 30, 1999, the Company has approximately $23,100,000 of net operating loss carryforwards, and approximately $62,000 of research and development tax credit carryforwards, both of which expire in varying amounts from 2000 through 2019. Usage of

                    MEDICAL DYNAMICS, INC. AND SUBSIDIARIES
the net operating loss carryforwards may be limited by Section 382 of the Internal Revenue Code.

8. COMMITMENTS AND CONTINGENCIES

     LICENSE AGREEMENT. The Company has various agreements to pay royalties to both a former officer and current directors of the Company. These royalties are based on the sales of specified products, some of which are no longer manufactured by the Company. In June 1987, the Company entered into a license agreement with its then CEO and Chairman relating to the use of certain technology invented and developed by the Chairman. In connection with the agreement, the Company agreed to pay royalties based on the greater of 2% of sales of products which relate to this technology or minimum annual royalties of $120,000.

     During 1997, the license agreement was amended to eliminate the minimum annual royalty and to provide for future royalties generally equal to 2% of sales of the products that relate to the technology. For the years ended September 30, 1999 and 1998, the Company did not incur any royalty expense related to this agreement. The license agreement may be terminated by the Chairman in certain circumstances and the rights to the patents may revert to him if commercial development of the related products does not occur within prescribed deadlines.

     DISTRIBUTION AGREEMENT. During the year ended September 30, 1995, the Company transferred to an entity owned by the Chairman the rights to patents with a net book value of approximately $21,000. The patents had originally been obtained from the Chairman under the license agreement described above, and were transferred because the Company was unable to obtain FDA approval for products using the patents. The related entity has since obtained FDA approval and has entered into an exclusive agreement to have the Company distribute all products it manufactures. The agreement expires in June 2000. The Company did not purchase any product under the agreement through September 30, 1999.

     REGULATORY MATTERS. The Company's medical products are regulated by the Federal Food and Drug Administration (FDA). The Company cannot ensure that an adverse financial impact will not occur should the FDA find the Company's Good Manufacturing Practices are in non-compliance with current Federal regulations. If the FDA finds that a manufacturer is not in compliance, the manufacturer may be prohibited from marketing the products for which they are not in compliance, until such time as the manufacturer complies with the applicable FDA regulation.

     OPERATING LEASES. The Company conducts its operations from leased facilities and leases certain equipment. The terms of the facilities leases require the Company to pay all maintenance, utilities, property taxes and insurance. The Company has subleased a portion of its Englewood, Colorado office space to its chairman for $9,000 per month on a month-to-month basis. Rent expense has been recorded on a straight-line basis over the life of the lease. Following is a schedule of future minimum commitments under operating leases having an initial or remaining term of more than one year.

                    MEDICAL DYNAMICS, INC. AND SUBSIDIARIES

YEARS ENDING SEPTEMBER 30,
--------------------------
2000........................................................  $256,200
2001........................................................   170,900
2002........................................................    23,200
2003........................................................        --
                                                              --------
                                                              $450,300
                                                              ========

     Total rent expense was $430,400 and $421,900, net of sublease rentals received, for the years ended September 30, 1999 and 1998, respectively.

     EMPLOYMENT AGREEMENTS. The Company has employment agreements with two individuals who are officers or directors of the Company or CADI. As of September 30, 1999, the agreements were effective for a period of three years with an annual aggregate compensation of $210,000.

     CONTINGENCIES. The Company may from time to time be involved in various claims, lawsuits, disputes with third parties, actions involving allegations of discrimination, or breach of contract incidental to the operations of its business. The Company is currently involved in some incidental litigation which it believes will not have a material adverse effect on its financial condition or results of operations.

9. SUBSEQUENT EVENTS (UNAUDITED)

     In December 1999, the Company entered into an Agreement and Plan of Merger and Reorganization with InfoCure Corporation (InfoCure) wherein InfoCure will acquire 100% of the outstanding common stock of the Company in exchange for shares of InfoCure.

     In October 1999, InfoCure lent the Company a total of $500,000 at an interest rate of 12%, due at maturity, for the purpose of repayment of debt and for working capital. Unless further extended by InfoCure, this loan will come due March 28, 2000. As collateral for the loan, the Company pledged substantially all of its assets. As part of the Merger Agreement, InfoCure has agreed to lend the Company an additional $500,000 for working capital purposes by January 15, 2000 and amend the maturity date on the total of $1,000,000 in debt to the later of 120 days from any termination date by InfoCure, or July 31, 2000.

                    MEDICAL DYNAMICS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                JUNE 30,     SEPTEMBER 30,
                                                                  2000           1999
                                                              ------------   -------------
                                                              (UNAUDITED)
ASSETS
CURRENT ASSETS:
Cash and equivalents........................................  $    417,400    $   180,000
Trade receivables, less allowance for doubtful accounts of
  $54,800 and $67,300.......................................        28,200        254,400
Inventories.................................................         2,500        189,200
Prepaid expenses............................................           800         21,100
                                                              ------------    -----------
    Total current assets....................................       448,900        644,700
                                                              ------------    -----------
SOFTWARE DEVELOPMENT AND SUPPORT:
Software development costs, net of accumulated amortization
  of $1,205,000 and $856,200
                                                                 2,065,000      2,345,600
Technical support contracts, net of accumulated amortization of $816,500 and $593,800
                                                                   668,000        890,700
                                                              ------------    -----------
    Total software development and support..................     2,733,000      3,236,300
                                                              ------------    -----------
PROPERTY AND EQUIPMENT:
Demonstration equipment.....................................       438,200        438,200
Machinery and equipment.....................................       606,100        606,100
Furniture and fixtures......................................       235,600        235,600
Leasehold improvements......................................        54,500         54,500
                                                              ------------    -----------
                                                                 1,334,400      1,334,400
Less accumulated depreciation and amortization..............    (1,002,400)      (913,300)
                                                              ------------    -----------
    Property and equipment, net.............................       332,000        421,100
                                                              ------------    -----------
OTHER ASSETS:
Goodwill, net of accumulated amortization of $204,100 and
  $139,900..................................................     1,072,000      1,136,200
Non-compete agreements, net of accumulated amortization of
  $174,200 and $151,700.....................................        25,000         47,500
Debt issuance costs, net of accumulated.....................
  amortization of $560,300 and $481,000.....................           800         80,100
Patents and trademarks, net of accumulated amortization of
  $795,600 and $785,900.....................................         3,100         12,800
Deposits and other..........................................        22,000         24,300
                                                              ------------    -----------
    Total other assets......................................     1,122,900      1,300,900
                                                              ------------    -----------
    Total assets............................................  $  4,636,800    $ 5,603,000
                                                              ============    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Current maturities of notes payable & convertible
  debentures:...............................................  $  2,003,200    $   943,700
Accounts payable............................................        97,000        622,000
Accrued expenses............................................       501,100        497,600
Unearned revenue............................................       299,300        368,500
                                                              ------------    -----------
    Total current liabilities...............................     2,900,600      2,431,800
                                                              ------------    -----------
Notes payable, net..........................................       138,800        207,600
Convertible debentures, net.................................            --        370,800
STOCKHOLDERS' EQUITY:
Preferred stock, $.001 par value; authorized 5,000,000
  shares; none issued and outstanding.......................            --             --
Common stock, $.001 par value; authorized 30,000,000 shares;
  issued & outstanding 13,247,000 and 12,214,300 shares.....        13,200         12,200
Additional paid-in capital..................................    28,353,100     27,771,700
Accumulated deficit.........................................   (26,768,900)   (25,191,100)
                                                              ------------    -----------
    Total stockholders' equity..............................     1,597,400      2,592,800
                                                              ------------    -----------
    Total liabilities and stockholders' equity..............  $  4,636,800    $ 5,603,000
                                                              ============    ===========

See Notes to Consolidated Financial Statements.

                    MEDICAL DYNAMICS, INC. AND SUBSIDIARIES

                UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                               NINE MONTHS
                                                              ENDED JUNE 30
                                                        -------------------------
                                                           2000          1999
                                                        -----------   -----------
NET SALES:
Software & training...................................  $   766,900   $ 3,348,200
Equipment & installation..............................      226,800     3,949,100
Support services......................................    1,971,000     1,832,400
                                                        -----------   -----------
                                                          2,964,700     9,129,700
                                                        -----------   -----------
COST OF SALES:
Software & training...................................      472,700     1,040,800
Equipment & installation..............................      416,300     2,891,100
Support services......................................      529,000       628,200
                                                        -----------   -----------
                                                          1,418,000     4,560,100
                                                        -----------   -----------
Gross profit..........................................    1,546,700     4,569,600
                                                        -----------   -----------
OPERATING EXPENSES:
Selling & marketing...................................      469,700     2,401,100
General & administrative..............................    2,337,300     4,856,100
Stock based compensation..............................       24,400        42,500
Research & development................................           --         2,700
                                                        -----------   -----------
  Total operating expenses............................    2,831,400     7,302,400
                                                        -----------   -----------
Operating loss........................................   (1,284,700)   (2,732,800)
OTHER INCOME (EXPENSE):
Other income..........................................        3,800        41,000
Interest income.......................................       10,100        11,100
Interest expense......................................     (307,000)     (412,200)
                                                        -----------   -----------
  Net loss............................................  $(1,577,800)  $(3,092,900)
                                                        ===========   ===========
Earnings per share....................................  $     (0.12)  $     (0.29)
                                                        ===========   ===========
Weighted average number of shares outstanding.........   12,720,900    10,628,600

See Notes to Consolidated Financial Statements.

                    MEDICAL DYNAMICS, INC. AND SUBSIDIARIES

                UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                  NINE MONTHS ENDED
                                                                      JUNE 30,
                                                              -------------------------
                                                                 2000          1999
                                                              -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss....................................................  $(1,577,800)  $(3,092,900)
Adjustments to reconcile net loss to net cash used in
  operating activities:
  Common stock options granted for compensation and other
    services................................................       24,400        42,000
  Depreciation expense......................................       89,100       117,200
  Amortization of intangible assets.........................      667,900       529,700
  Amortization of debt discount and issuance costs..........      117,000       202,000
  Conversion of accrued interest on debentures to common
    stock...................................................           --        83,700
  Provision for obsolete and slow moving inventories........      (31,600)      230,000
  Changes in operating assets and liabilities, net of effect of acquisitions:
    Decrease (increase) in:
       Trade receivable.....................................      226,200       386,700
       Restricted cash......................................           --        50,000
       Inventories..........................................      218,300      (205,800)
       Prepaid expenses and other assets....................       22,600        (8,300)
       Deposits and other...................................           --       (36,800)
    Increase (decrease) in:
       Accounts payable.....................................     (525,000)      345,700
       Accrued expenses.....................................        3,500       391,200
       Unearned revenue.....................................      (69,200)      (29,800)
                                                              -----------   -----------
         Net cash used in operating activities..............     (834,600)     (995,400)
                                                              -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
Software development costs..................................      (68,200)     (156,000)
Purchase of property and equipment..........................           --       (83,600)
                                                              -----------   -----------
         Net cash used in investing activities..............      (68,200)     (239,600)
                                                              -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings....................................    1,300,000       671,800
Principal payments related to:
  Notes payable.............................................     (304,700)     (486,000)
  Capital lease obligations.................................      (39,400)      (28,800)
Debt issuance costs.........................................           --       (58,000)
Proceeds from exercise of options of common stock...........      184,300       124,400
Net proceeds from issuance of convertible debenture.........           --       767,100
                                                              -----------   -----------
         Net cash provided by financing activities..........    1,140,200       990,500
                                                              -----------   -----------
Net increase/(decrease) in cash and equivalents.............      237,400      (244,500)
Cash and equivalents, beginning of period...................      180,000       553,100
                                                              -----------   -----------
Cash and equivalents, end of period.........................  $   417,400   $   308,600
                                                              ===========   ===========
Supplemental Disclosures of Cash Flow Information:
  Cash paid for interest....................................  $    24,800   $    47,800
                                                              ===========   ===========
Supplemental Schedule of Non-cash Investing and Financing
  Activities:
  Conversion of debentures to common stock, net of
    discount................................................  $   373,700   $ 1,140,000
  Fair value of inducement related to amendment to
    convertible debentures..................................           --   $   259,400
  Increase(decrease)in payables for capital expenditures....           --   $   (17,300)
  Debt issuance costs incurred for convertible debenture....           --   $    40,000

See Notes to Consolidated Financial Statements.

                    MEDICAL DYNAMICS, INC. AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- UNAUDITED

NOTE 1.  BASIS OF PRESENTATION

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that these financial statements be read in conjunction with Medical Dynamics, Inc.'s ("MEDY" or the "Company") Form 10-KSB for the year ended September 30, 1999. The results of operations for the periods ended June 30, 2000 and June 30, 1999 are not necessarily indicative of operating results for the full years.

     The Consolidated Financial Statements and other information furnished herein reflect all adjustments which are, in the opinion of management of MEDY, necessary for a fair presentation of the results of the interim periods covered by this report. Adjustments to the financial statements were of a normal recurring nature.

NOTE 2.  EARNINGS PER SHARE

     Shares issuable under common stock options and warrants were excluded from the computation of fully diluted earnings per share because the effect was anti-dilutive. At June 30, 2000, MEDY had 2,596,737 of vested common stock options and warrants outstanding. Total common stock options and warrants outstanding (including both vested and unvested) were 3,316,737 at June 30, 2000.

NOTE 3.  INVENTORIES

     Inventories consist of the following at June 30, 2000 and September 30, 1999:

                                                         JUNE 30,    SEPTEMBER 30,
                                                           2000          1999
                                                         ---------   -------------
Raw materials and replacement parts....................  $ 186,700     $ 186,700
Finished goods.........................................     29,200       247,500
Allowance for obsolescence.............................   (213,400)     (245,000)
                                                         ---------     ---------
                                                         $   2,500     $ 189,200
                                                         =========     =========

     At June 30, 2000 total inventories have decreased $ 186,700 due to liquidated sales of finished goods inventories.

NOTE 4.  UNEARNED REVENUE

     Unearned revenue represents payments received on deferred software support contracts, installation charges and training that have not been earned. The amounts for deferred software support contracts are amortized into revenue on a monthly basis using the straight-line method over the life of the contract. Deferred amounts for installation and training are recognized when the services are performed.

     Costs for software support contracts, installation and training, are charged to expense when those costs are incurred.